FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-189017-10

July 29, 2015

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,095,776,642

(Approximate Mortgage Pool Balance)

$949,216,000

(Offered Certificates)

Citigroup Commercial Mortgage Trust 2015-P1

As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2015-P1

Citigroup Global Markets Realty Corp.

Principal Commercial Capital

Wells Fargo Bank, National Association

As Sponsors

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Wells Fargo Securities
Co-Lead Managers and Joint Bookrunners
Deutsche Bank Securities	Drexel Hamilton
Co-Managers

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the prospectus, dated January 16, 2015, included as part of our registration statement (SEC File No. 333-189017) (the “Base Prospectus”), and a separate free writing prospectus, anticipated to be dated on or about July 29, 2015 (the “Free Writing Prospectus”). The Base Prospectus and the Free Writing Prospectus contain material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in each of the Base Prospectus and the Free Writing Prospectus). The Base Prospectus and the Free Writing Prospectus are available upon request from Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. or Drexel Hamilton, LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Free Writing Prospectus or, if not defined in the Free Writing Prospectus, in the Base Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in each of the Base Prospectus and the Free Writing Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Base Prospectus and the Free Writing Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives of those securities (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Free Writing Prospectus).  See also “Legal Investment” in the Free Writing Prospectus.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES (“RSA 421-B”), NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE, AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT ANY EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Principal Amount or Notional Amount(2)	Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$35,065,000	30.000%(5)	[ ]%	(6)	2.60	9/15 – 4/20
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$55,289,000	30.000%(5)	[ ]%	(6)	4.69	4/20 – 6/20
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	$2,198,000	30.000%(5)	[ ]%	(6)	6.99	8/22 – 8/22
Class A-4	Aaa(sf) / AAAsf / AAA(sf)	$200,000,000	30.000%(5)	[ ]%	(6)	9.80	4/25 – 6/25
Class A-5	Aaa(sf) / AAAsf / AAA(sf)	$398,935,000	30.000%(5)	[ ]%	(6)	9.90	6/25 – 7/25
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)	$75,556,000	30.000%(5)	[ ]%	(6)	7.43	6/20 – 4/25
Class X-A	Aa1(sf) / AAAsf / AAA(sf)	$838,269,000(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	NR / AA-sf / AAA(sf)	$58,898,000(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S(9)	Aa2(sf) / AAAsf / AAA(sf)	$71,226,000(10)	23.500%	[ ]%	(6)(11)	9.98	7/25 – 8/25
Class B(9)	NR / AA-sf / AA(sf)	$58,898,000(10)	18.125%	[ ]%	(6)(11)	9.99	8/25 – 8/25
Class PEZ(9)	NR / A-sf / A-(sf)	$182,173,000(10)	13.375%(12)	[ ]%	(11)	9.99	7/25 – 8/25
Class C(9)	NR / A-sf / A-(sf)	$52,049,000(10)	13.375%(12)	[ ]%	(6)(11)	9.99	8/25 – 8/25
NON-OFFERED CERTIFICATES
Non-Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Principal Amount or Notional Amount(2)	Approximate Initial Credit Support	Initial Pass-Through Rate(3)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class D	NR / BBB-sf / BBB-(sf)	$56,159,000	8.250%	[ ]%	(6)	10.01	8/25 – 5/26
Class X-D	NR / BBB-sf / BBB-(sf)	$56,159,000(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class E	NR / BBsf / BB(sf)	$23,285,000	6.125%	[ ]%	(6)	10.74	5/26 – 5/26
Class F	NR / Bsf / BB-(sf)	$10,958,000	5.125%	[ ]%	(6)	10.74	5/26 – 5/26
Class G	NR / NR / NR	$56,158,641	0.000%	[ ]%	(6)	10.74	5/26 – 5/26
Class R(13)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Subject to the discussion under “Ratings” in the Free Writing Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Free Writing Prospectus. Moody’s, Fitch and KBRA have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the Closing Date.

(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, of each mortgage loan and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate.

(6)	For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage.

(7)	The Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component from time to time. The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component from time to time. The notional amount of the Class X-D certificates will be equal to the certificate principal amount of the Class D certificates from time to time.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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CERTIFICATE SUMMARY (continued)

(8)	For any distribution date, the pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component, as described in the Free Writing Prospectus. For any distribution date, the pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class B trust component, as described in the Free Writing Prospectus. For any distribution date, the pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class D certificates, as described in the Free Writing Prospectus.

(9)	The Class A-S, Class B and Class C certificates, in the applicable proportions, may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the applicable proportions of Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

(10)	On the Closing Date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have initial outstanding principal balances, subject to a variance of plus or minus 5%, of $71,226,000, $58,898,000 and $52,049,000, respectively. The exchangeable certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the exchangeable certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of exchangeable certificates issued on the Closing Date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the Closing Date. The aggregate certificate principal amount of the offered certificates shown on the cover page of this Term Sheet includes the maximum certificate principal amount of exchangeable certificates that could be outstanding on the Closing Date, equal to $182,173,000 (subject to a variance of plus or minus 5%).

(11)	The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates on the Class A-S, Class B and Class C certificates, respectively.

(12)	The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component.

(13)	The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Free Writing Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$1,095,776,642
Number of Mortgage Loans	45
Number of Mortgaged Properties	146
Average Cut-off Date Mortgage Loan Balance	$24,350,592
Weighted Average Mortgage Interest Rate	4.3610%
Weighted Average Remaining Term to Maturity (months)	117
Weighted Average Remaining Amortization Term (months)(3)	359
Weighted Average Cut-off Date LTV Ratio(4)	59.6%
Weighted Average Maturity Date LTV Ratio(4)	52.8%
Weighted Average Underwritten Debt Service Coverage Ratio(5)	1.90x
Weighted Average Debt Yield on Underwritten NOI(6)	11.1%
% of Mortgage Loans with Mezzanine Debt	4.0%
% of Mortgage Loans with Subordinate Debt	6.2%
% of Mortgaged Properties with Single Tenants	0.8%

(1)	The Decoration & Design Building, Eden Roc, Kaiser Center, Hilton Nashville, Ascentia MHC Portfolio, US StorageMart Portfolio, and Alderwood Mall mortgage loans have one or more related pari passu companion loans and, in addition, the US StorageMart Portfolio and Alderwood Mall mortgage loans have one or more related subordinate companion loans. The loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF/room/pad calculations presented in this Term Sheet for such mortgage loans include the related pari passu companion loans, but do not include the related subordinate companion loans, in each case unless otherwise indicated. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Excludes mortgage loans that are interest only for the entire term.

(4)	Except as provided in the following sentence, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated utilizing the “as-is” appraised value. With respect to one mortgage loan, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Cut-off Date LTV Ratio was calculated using the cut-off date principal balance of such mortgage loan excluding an economic holdback taken at origination. The weighted average Cut-off Date LTV Ratio for the mortgage pool without the exclusion of the holdback described above remains 59.6%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of the Cut-off Date LTV Ratio.

(5)	Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten NCF from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. With respect to the Alderwood Mall mortgage loan, representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Underwritten Debt Service Coverage Ratio is calculated based on the annual debt service equal to the aggregate of the first 12 payments on the Alderwood Mall mortgage loan and the related pari passu companion loans following the securitization Closing Date as set forth in the non-standard amortization schedule set forth in Annex G to the Free Writing Prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(6)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

6

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Wells Fargo Securities, LLC
Co-Managers:	Deutsche Bank Securities Inc. and Drexel Hamilton, LLC

Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$1,095,776,642

Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	LNR Partners, LLC
Certificate Administrator:	Citibank, N.A.
Trustee:	Deutsche Bank Trust Company Americas
Operating Advisor:	Park Bridge Lender Services LLC
Custodian:	Wells Fargo Bank, National Association

Pricing:	Week of August 3, 2015
Closing Date:	August 19, 2015

Cut-off Date:

For each mortgage loan, the related due date for such mortgage loan in August 2015 (or, in the case of any mortgage loan that has its first due date in September 2015, the date that would have been its due date in August 2015 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Determination Date:	The 11th day of each month or, if such 11th day is not a business day, the next business day, commencing in September 2015
Distribution Date:	The 4th business day after the Determination Date, commencing in September 2015
Interest Accrual:	The preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Free Writing Prospectus
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	September 2048
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A , Class X-B and Class X-D: $1,000,000 minimum); $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

7

TRANSACTION HIGHLIGHTS

■	$1,095,776,642 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 45 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,095,776,642 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance $24,350,592 and are secured by 146 mortgaged properties located throughout 27 states

—	LTV: 59.6% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.90x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 11.1% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-5 / A-AB

■	Loan Structural Features:

—	Amortization: 80.4% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	33.0% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity or anticipated repayment date

–	47.4% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity or anticipated repayment date

—	Hard Lockboxes: 61.3% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 87.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.10x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 39 mortgage loans representing 90.9% of the Initial Pool Balance

–	Insurance: 21 mortgage loans representing 43.3% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 35 mortgage loans representing 87.3% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 17 mortgage loans representing 56.0% of the portion of the Initial Pool Balance that is secured by retail, office, industrial and mixed use properties.

—	Predominantly Defeasance: 99.1% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Retail: 29.0% of the mortgaged properties by allocated Initial Pool Balance are retail properties (26.2% are anchored or shadow anchored retail properties)

—	Office: 22.8% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Hospitality: 21.4% of the mortgaged properties by allocated Initial Pool Balance are hospitality

—	Multifamily: 9.9% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Self Storage: 8.1% of the mortgaged properties by allocated Initial Pool Balance are self storage properties

■	Geographic Diversity: The 146 mortgaged properties are located throughout 27 states with only two states having greater than 10.0% of the allocated Initial Pool Balance: California (24.1%) and Florida (21.5%)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

8

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	12	111	$514,475,167	47.0%
Principal Commercial Capital(1)	19	21	411,335,501	37.5
Wells Fargo Bank, National Association	14	14	169,965,975	15.5
Total	45	146	$1,095,776,642	100.0%

(1)	Principal Commercial Capital is the lending platform jointly formed by Macquarie US Trading LLC and Principal Real Estate Investors, LLC to originate and securitize commercial mortgage loans. The mortgage loans will be transferred to the issuing entity by Macquarie US Trading LLC d/b/a Principal Commercial Capital, as mortgage loan seller.

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Units	Cut-off Date Balance Per SF / Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
The Decoration & Design Building	$100,000,000	9.1%	Office	588,512	$280	2.30x	13.8%	41.3%
Eden Roc	95,000,000	8.7	Hospitality	631	$301,109	2.34x	12.0	44.2
Kaiser Center	90,000,000	8.2	Office	811,005	$173	1.39x	9.3	70.5
Hilton Nashville	75,000,000	6.8	Hospitality	330	$378,788	1.76x	12.0	65.1
Piazza Carmel	64,000,000	5.8	Retail	144,576	$443	1.78x	8.2	62.4
Weston Portfolio	60,000,000	5.5	Various	188,688	$318	1.35x	8.7	70.3
University Town Centre	55,000,000	5.0	Retail	391,864	$140	1.33x	8.8	71.7
Ascentia MHC Portfolio	44,945,461	4.1	Manufactured Housing	4,965	$29,169	1.68x	10.3	63.4
US StorageMart Portfolio	43,694,500	4.0	Self Storage	4,519,664	$42	5.27x	20.7	27.9
Charles Point Apartments	35,250,000	3.2	Multifamily	399	$88,346	1.31x	8.3	73.9
Top 10 Total / Wtd. Avg.	$662,889,961	60.5%				2.01x	11.2%	57.9%
Remaining Total / Wtd. Avg.	432,886,681	39.5				1.73x	10.9	62.1
Total / Wtd. Avg.	$1,095,776,642	100.0%				1.90x	11.1%	59.6%

Companion Loan Summary
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Companion Loans	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)(1)	Master Servicer	Special Servicer
The Decoration & Design Building	$100,000,000	9.1%	1	$65,000,000	$165,000,000	CGCMT 2015-P1	Wells	LNR
Eden Roc	$95,000,000	8.7%	2	$95,000,000	$190,000,000	COMM 2015-CCRE24	Wells	LNR
Kaiser Center	$90,000,000	8.2%	1	$50,000,000	$140,000,000	CGCMT 2015-P1	Wells	LNR
Hilton Nashville	$75,000,000	6.8%	1	$50,000,000	$125,000,000	CGCMT 2015-P1	Wells	LNR
Ascentia MHC Portfolio	$44,945,461	4.1%	1	$99,878,803	$144,824,264	GSMS 2015-GC32	Midland	CWCapital
US StorageMart Portfolio(2)	$43,694,500	4.0%	7	$368,805,500	$412,500,000	CGBAM 2015-SMRT	Midland	Midland
Alderwood Mall(3)	$24,382,577	2.2%	6	$329,528,506	$353,911,084	MSCCG 2015-ALDR	KeyBank	KeyBank

(1)	Each loan combination will be serviced under the related Controlling PSA, and the controlling class representative under the related Controlling PSA (or such other party as is designated under the related Controlling PSA) will be entitled to exercise the rights of controlling note holder for the subject loan combination, to the extent provided under the Controlling PSA and the related co-lender agreement.

(2)	The US StorageMart Portfolio mortgage loan has five pari passu companion loans with an aggregate outstanding principal balance of $145,231,500 and two subordinate companion loans with an aggregate outstanding principal balance of $223,574,000. Three of those pari passu companion loans with an aggregate outstanding principal balance of $89,000,000 and both subordinate companion loans were included in the securitization subject to the Controlling PSA. The remaining two pari passu companion loans were included, or are expected to be included, in separate securitization transactions.

(3)	The Alderwood Mall mortgage loan has four pari passu companion loans with an aggregate outstanding principal balance of $201,728,506 and two subordinate companion loans with an aggregate outstanding principal balance of $127,800,000. Two of those pari passu companion loans with an aggregate outstanding principal balance of $127,187,485 and both subordinate companion loans were included in the securitization subject to the Controlling PSA. The remaining two pari passu companion loans were included, or are expected to be included, in separate securitization transactions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

9

COLLATERAL OVERVIEW (continued)
Mortgage Loans with Existing Mezzanine Debt
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Wtd. Avg. Cut-off Date Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR
US StorageMart Portfolio(1)	$43,694,500	$368,805,500	$102,500,000	$515,000,000	4.6800%	27.9%	76.1%	5.27x	1.57x

(1)	As of the Cut-off Date, the related mezzanine loan is held by an unrelated third party.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

10

COLLATERAL OVERVIEW (continued)
Previously Securitized Mortgaged Properties(1)
Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut- off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
The Decoration & Design Building	CGMRC	New York	NY	Office	$100,000,000	9.1%	COMM 2006-C7
Kaiser Center	CGMRC	Oakland	CA	Office	$90,000,000	8.2%	COMM 2005-C6
Hilton Nashville	WFB	Nashville	TN	Hospitality	$75,000,000	6.8%	UBSCM 2012-C1
Weston Town Center	CGMRC	Weston	FL	Retail	$52,700,000	4.8%	CSFB 2005-C5
2000 Main Street	CGMRC	Weston	FL	Office	$4,900,000	0.4%	SCSC 2006-6
1760 Bell Tower Lane	CGMRC	Weston	FL	Office	$2,400,000	0.2%	CSFB 2005-C5
University Town Centre	PCC	Morgantown	WV	Retail	$55,000,000	5.0%	MSC 2006-T21
Ascentia MHC Portfolio(3)	CGMRC	Various	Various	Man. Housing	$44,945,461	4.1%	Various
US StorageMart Portfolio(4) (5)	CGMRC	Various	Various	Self Storage	$43,694,500	4.0%	Various
Tanglewood Apartments	CGMRC	Davis	CA	Multifamily	$35,057,884	3.2%	FNA 2013-M5
Davis Ford Crossing	PCC	Manassas	VA	Retail	$33,750,000	3.1%	CSFB 2005-C5
Le Meridien Dallas by the Galleria	PCC	Dallas	TX	Hospitality	$31,000,000	2.8%	BSCMS 2007-BBA8
Boca Self Storage	PCC	Boca Raton	FL	Self Storage	$13,815,184	1.3%	MSC 2005-T19
Lewis Industrial	PCC	Boca Raton	FL	Industrial	$8,478,633	0.8%	BSCMS 2005-PWR9
Deerfield Self Storage	PCC	Deerfield Beach	FL	Self Storage	$7,730,518	0.7%	MSC 2005-T19
Alderwood Mall	CGMRC	Lynnwood	WA	Retail	$24,382,577	2.2%	MSC 2006-T21, BSCMS 2006-T22
Birch Street Promenade	PCC	Brea	CA	Mixed Use	$24,125,000	2.2%	CD 2005-CD1
Courtyard by Marriott Fort Lauderdale	PCC	Dania Beach	FL	Hospitality	$22,941,246	2.1%	BSCMS 2006-T22
Ryders Crossing Shopping Center	PCC	Milltown	NJ	Retail	$20,300,000	1.9%	MSDWC 2001-TOP5
Beltway Plaza II	PCC	Henderson	NV	Retail	$18,500,000	1.7%	BACM 2005-4
Bethany Village Office	PCC	Portland	OR	Office	$13,247,875	1.2%	JPMCC 2005-LDP3
240 N Ashland	PCC	Chicago	IL	Office	$12,500,000	1.1%	FDIC 2012-C1
Mediterranean Inn	PCC	Seattle	WA	Hospitality	$10,762,335	1.0%	MSC 2005-HQ6
Waterway Shoppes I	PCC	Weston	FL	Retail	$10,400,000	0.9%	CSFB 2005-C5
One Industrial Way	PCC	Eatontown	NJ	Office	$10,000,000	0.9%	MLMT 2005-MCP1
Best Plaza	PCC	Torrance	CA	Retail	$9,971,974	0.9%	BSCMS 2005-T18
CSS Pacific	CGMRC	Alameda	CA	Self Storage	$9,000,000	0.8%	MLMT 2005-CKI1
Courtyard E Associates	PCC	Fairfield	CA	Retail	$9,000,000	0.8%	MSC 2004-T15
Walgreens - Longmont	WFB	Longmont	CO	Retail	$3,895,279	0.4%	MSC 2005-HQ7
LockTite Deer Park Self Storage	CGMRC	Deer Park	TX	Self Storage	$3,000,000	0.3%	LBUBS 2007-C2
Mini U Storage - Highlands Ranch	WFB	Highlands Ranch	CO	Self Storage	$3,700,000	0.3%	GCCFC 2005-GG5
Security Self Storage - Orlando	WFB	Orlando	FL	Self Storage	$3,595,255	0.3%	GECMC 2005-C3
Allen Avenue Self Storage-Pasadena	WFB	Pasadena	CA	Self Storage	$2,600,000	0.2%	BSCMS 2006-T22
Atwater Commons	WFB	Lake Orion	MI	Retail	$2,292,345	0.2%	JPMCC 2005-LDP2
Village Center of Livonia	WFB	Livonia	MI	Retail	$1,235,000	0.1%	JPMCC 2005-LDP2

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

(3)	Twenty-six of the Ascentia MHC Portfolio mortgaged properties were included in the CGCMT 2013-GCJ11 transaction, one of the Ascentia MHC Portfolio mortgaged properties was included in the BSCMS 2004-T16 transaction and one of the Ascentia MHC Portfolio mortgaged properties was included in the CSMC 2007-C2 transaction.

(4)	Twenty-seven of the US StorageMart Portfolio mortgaged properties were included in the LBUBS 2006-C6 transaction

(5)	All but one of the US StorageMart Portfolio mortgaged properties are classified as self storage properties and the remaining mortgaged property is classified as a mixed use property with self-storage and retail components.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

11

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	16	$317,311,591	29.0%	1.59x	64.1%	9.6%
Anchored	8	263,221,974	24.0	1.55x	66.8%	9.1%
Super Regional Mall	1	24,382,577	2.2	2.24x	32.6%	15.1%
Unanchored	5	23,311,761	2.1	1.37x	69.8%	9.3%
Single Tenant Retail	2	6,395,279	0.6	1.54x	51.9%	9.4%
Office	9	$249,666,194	22.8%	1.77x	58.5%	11.1%
CBD	3	202,500,000	18.5	1.84x	56.0%	11.5%
General Suburban	5	40,766,194	3.7	1.43x	69.3%	9.5%
Medical Office	1	6,400,000	0.6	1.70x	71.1%	10.8%
Hospitality	5	$234,703,582	21.4%	2.20x	54.3%	13.3%
Full Service	3	201,000,000	18.3	2.07x	54.3%	12.2%
Limited Service	2	33,703,582	3.1	3.01x	54.2%	19.6%
Multifamily	5	$108,743,508	9.9%	1.33x	69.6%	8.3%
Garden	3	63,815,623	5.8	1.40x	72.1%	8.8%
Student Housing	1	35,057,884	3.2	1.21x	65.3%	7.4%
Mid-Rise	1	9,870,000	0.9%	1.35x	69.3%	8.5%
Self Storage	74	$89,083,639	8.1%	3.63x	43.8%	15.9%
Manufactured Housing	32	$44,945,461	4.1%	1.68x	63.4%	10.3%
Industrial	3	$26,151,106	2.4%	1.37x	69.6%	9.0%
Warehouse	1	15,400,000	1.4	1.37x	73.7%	8.9%
Light Industrial	1	8,478,633	0.8	1.36x	63.7%	8.9%
Flex	1	2,272,473	0.2	1.41x	64.0%	10.1%
Mixed Use	2	$25,171,562	2.3%	1.41x	57.1%	8.5%
Retail/Multifamily	1	24,125,000	2.2	1.25x	58.4%	7.9%
Self Storage/Retail	1	1,046,562	0.1	5.27x	27.9%	20.7%
Total / Wtd. Avg.	146	$1,095,776,642	100.0%	1.90x	59.6%	11.1%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

12

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)(3)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
California	15	$264,428,428	24.1%	$536,130,000	14.4%	$32,041,217	14.3%
Florida	19	235,517,048	21.5	721,440,000	19.4	42,065,304	18.8
New York	4	103,893,601	9.5	456,300,000	12.3	26,302,996	11.8
Tennessee	2	84,870,000	7.7	206,250,000	5.5	15,819,694	7.1
Texas	17	61,864,333	5.6	153,880,000	4.1	10,596,018	4.7
West Virginia	1	55,000,000	5.0	76,750,000	2.1	4,816,131	2.2
Oregon	2	48,497,875	4.4	66,050,000	1.8	4,151,336	1.9
Colorado	10	40,079,290	3.7	145,760,000	3.9	10,145,032	4.5
Washington	2	35,144,912	3.2	742,700,000	20.0	37,780,082	16.9
Virginia	2	34,744,051	3.2	58,630,000	1.6	3,487,190	1.6
New Jersey	4	33,741,609	3.1	98,000,000	2.6	5,876,978	2.6
Nevada	3	22,529,906	2.1	35,600,000	1.0	2,199,914	1.0
Indiana	1	19,310,000	1.8	26,800,000	0.7	1,794,706	0.8
Illinois	10	18,819,481	1.7	104,590,000	2.8	6,268,244	2.8
Wyoming	11	8,374,579	0.8	41,230,000	1.1	3,174,506	1.4
Missouri	15	6,697,265	0.6	91,950,000	2.5	6,454,898	2.9
Kansas	8	4,491,098	0.4	61,580,000	1.7	3,584,157	1.6
Nebraska	5	4,363,584	0.4	23,290,000	0.6	1,694,053	0.8
Michigan	2	3,527,345	0.3	4,760,000	0.1	376,718	0.2
Arizona	1	2,272,473	0.2	3,550,000	0.1	230,253	0.1
Alabama	1	2,244,744	0.2	3,090,000	0.1	207,720	0.1
Georgia	4	1,350,684	0.1	18,520,000	0.5	1,407,623	0.6
New Mexico	2	1,261,185	0.1	6,100,000	0.2	481,192	0.2
Minnesota	1	1,009,367	0.1	13,840,000	0.4	1,025,747	0.5
Maryland	1	819,746	0.1	11,240,000	0.3	622,613	0.3
Kentucky	2	653,463	0.1	8,960,000	0.2	774,212	0.3
Louisiana	1	270,574	0.0	3,710,000	0.1	284,833	0.1
Total	146	$1,095,776,642	100.0%	$3,720,700,000	100.0%	$223,663,368	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

(3)	The Aggregate Appraised Value was calculated using the individual “as-is” appraised values for the Ascentia MHC Portfolio and the US StorageMart Portfolio mortgaged properties without regard to the portfolio premiums as described under “Certain Definitions—Appraised Value” in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

13

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1,235,000 - 4,999,999	11	$31,185,095	2.8%
5,000,000 - 9,999,999	7	59,782,014	5.5
10,000,000 - 14,999,999	6	67,128,530	6.1
15,000,000 - 19,999,999	3	53,210,000	4.9
20,000,000 - 29,999,999	4	91,748,824	8.4
30,000,000 - 69,999,999	10	432,722,180	39.5
70,000,000 - 100,000,000	4	360,000,000	32.9
Total	45	$1,095,776,642	100.0%

Distribution of Underwritten NCF DSCRs(1)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.21 - 1.30	6	$112,128,139	10.2%
1.31 - 1.50	20	396,799,507	36.2
1.51 - 1.70	5	74,496,363	6.8
1.71 - 1.90	5	185,941,246	17.0
1.91 - 2.10	1	31,000,000	2.8
2.11 - 2.30	2	124,382,577	11.4
2.31 - 2.90	2	104,000,000	9.5
2.91 - 9.37	4	67,028,809	6.1
Total	45	$1,095,776,642	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Amortizing (25 Years)	2	$3,527,345	0.3%
Amortizing (28 Years)	1	3,595,255	0.3
Amortizing (30 Years)	20	354,714,542	32.4
Interest Only, Then Amortizing(2)	17	519,645,000	47.4
Interest Only	5	214,294,500	19.6
Total	45	$1,095,776,642	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date. (2) Original partial interest only periods range from 24 to 84 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	11	$671,827,077	61.3%
Springing	27	343,015,990	31.3
Soft	3	54,650,000	5.0
None	4	26,283,575	2.4
Total	45	$1,095,776,642	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
15.2 - 40.0	5	$91,411,386	8.3%
40.1 - 45.0	2	195,000,000	17.8
45.1 - 50.0	2	6,200,000	0.6
50.1 - 55.0	3	33,195,279	3.0
55.1 - 60.0	2	55,125,000	5.0
60.1 - 65.0	6	155,392,269	14.2
65.1 - 70.0	10	197,438,329	18.0
70.1 - 75.0	15	362,014,380	33.0
Total	45	$1,095,776,642	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date LTV Ratios(1)
Range of Maturity Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
15.2 - 39.9	6	$191,411,386	17.5%
40.0 - 44.9	5	125,395,279	11.4
50.0 - 54.9	13	285,786,696	26.1
55.0 - 59.9	8	83,128,865	7.6
60.0 - 64.9	8	225,784,417	20.6
65.0 – 67.7	5	184,270,000	16.8
Total	45	$1,095,776,642	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	36	$896,835,694	81.8%
Acquisition	8	195,190,948	17.8
Recapitalization	1	3,750,000	0.3
Total	45	$1,095,776,642	100.0%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3.479 - 4.000	4	$88,811,386	8.1%
4.001 - 4.250	4	152,047,875	13.9
4.251 - 4.500	19	595,479,828	54.3
4.501 - 4.750	12	239,292,991	21.8
4.751 - 4.850	3	13,564,818	1.2
4.851 - 5.100	2	5,344,744	0.5
5.101 - 5.280	1	1,235,000	0.1
Total	45	$1,095,776,642	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

14

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.4 - 7.9	2	$59,182,884	5.4%
8.0 - 8.9	14	339,139,589	30.9
9.0 - 9.9	9	178,060,978	16.2
10.0 - 10.9	6	69,805,558	6.4
11.0 - 11.9	3	25,235,000	2.3
12.0 - 12.9	4	201,941,246	18.4
13.0 - 13.9	2	131,000,000	12.0
14.0 - 41.3	5	91,411,386	8.3
Total	45	$1,095,776,642	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.3 - 7.9	5	$169,432,884	15.5%
8.0 - 8.9	17	369,412,673	33.7
9.0 - 9.9	6	52,102,712	4.8
10.0 - 10.9	8	250,475,740	22.9
11.0 - 11.9	1	22,941,246	2.1
12.0 - 13.9	3	140,000,000	12.8
14.0 - 14.9	1	24,382,577	2.2
15.0 - 40.8	4	67,028,809	6.1
Total	45	$1,095,776,642	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
24	2	$13,750,000	1.3%
36	7	$167,550,000	15.3%
60	5	$138,475,000	12.6%
69	1	$100,000,000	9.1%
84	2	$99,870,000	9.1%

Distribution of Original Terms to Maturity
Original Term to Maturity (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	2	$53,666,474	4.9%
84	1	2,500,000	0.2
120	41	939,610,168	85.7
129	1	100,000,000	9.1
Total	45	$1,095,776,642	100.0%

Distribution of Remaining Terms to Maturity
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
56 - 60	2	$53,666,474	4.9%
84 - 84	1	2,500,000	0.2
112 - 116	1	10,762,335	1.0
117 - 129	41	1,028,847,833	93.9
Total	45	$1,095,776,642	100.0%

Distribution of Original Amortization Terms(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	5	$214,294,500	19.6%
300	2	3,527,345	0.3
336	1	3,595,255	0.3
360	37	874,359,542	79.8
Total	45	$1,095,776,642	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	5	$214,294,500	19.6%
298 - 300	2	3,527,345	0.3
335	1	3,595,255	0.3
356 - 360	37	874,359,542	79.8
Total	45	$1,095,776,642	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	42	$930,804,668	84.9%
Defeasance or Yield Maintenance	2	155,000,000	14.1
Yield Maintenance	1	9,971,974	0.9
Total	45	$1,095,776,642	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	39	$995,763,040	90.9%
Insurance	21	$474,773,632	43.3%
Replacement Reserves	35	$956,900,704	87.3%
TI/LC(1)(2)	17	$346,007,109	56.0%
(1) TI/LC includes retail, office industrial and mixed use properties only
(2) Percentage of Initial Pool Balance secured by retail, office, industrial and mixed use properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

15

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

 Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
US StorageMart Portfolio	Self Storage(2)	$43,694,500	4.0%	56	5.27x	20.7%	27.9%
Best Plaza	Retail	$9,971,974	0.9%	58	3.12x	18.9%	34.9%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Free Writing Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

(2)	All but one of the US StorageMart Portfolio mortgaged properties are classified as self storage properties, and the remaining mortgaged property is classified as a mixed use property with self storage and retail components.

Class A-3 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
US Bank - Pacific Palisades	Retail	$2,500,000	0.2%	84	1.31x	8.2%	47.2%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the aggregate principal balance of the Class A-3 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-3 certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Free Writing Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

16

STRUCTURAL OVERVIEW

Distributions

On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, net of yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1. Class A-1, A-2, A-3, A-4, A-5, A-AB, X-A and X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2. Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Free Writing Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, then (vi) to principal on the Class A-5 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above, then (vii) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-5 in clause (vi) above. However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).

3. Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amounts of those classes, together with interest at their respective pass-through rates.

4. Class A-S and Class PEZ certificates: (i) first, to interest on Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse Class A-S and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.

5. Class B and Class PEZ certificates: (i) first, to interest on Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component), to principal on Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse Class B and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Distributions (continued)

6.   Class C and Class PEZ certificates: (i) first, to interest on Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse Class C and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7.   Class D and Class X-D certificates: (i) first, to interest on the Class D and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class D certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that class, together with interest at its pass-through rate.

8.   After Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class PEZ, Class C and Class D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class E, Class F and Class G certificates sequentially in that order in a manner analogous to the Class D certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses	The certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class D, Class E, Class F and Class G certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class or trust component on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero: first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); sixth, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); seventh, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their then current respective certificate principal amounts. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amount of the Class B trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal amount of the Class D certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges

On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”), of the Class X-B certificates, the Class B trust component (and correspondingly the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D certificates, pro rata based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X and Exchangeable Certificates) and trust components (and, therefore, the applicable classes of Exchangeable Certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates and trust components in such YM Group in the following manner: (A) each class of certificates (other than the Class X and Exchangeable Certificates) and trust components in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X and Exchangeable Certificates) and trust components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X and Exchangeable Certificates) and/or trust component (and thus the applicable classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X and Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the mortgage loan rate described in the preceding sentence, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class E, Class F, Class G or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates and the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the serviced loans, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

Serviced Mortgage Loans / Outside Serviced Mortgage Loans	Each of (i) the Eden Roc loan combination, (ii) the Ascentia MHC Portfolio loan combination, (iii) the US StorageMart Portfolio loan combination, and (iv) the Alderwood Mall loan combination constitutes an “outside serviced loan combination,” each related mortgage loan constitutes an “outside serviced mortgage loan” and each related companion loan constitutes an “outside serviced companion loan.” Each outside serviced loan combination (including each outside serviced mortgage loan) will be serviced under a pooling and servicing agreement other than the CGCMT 2015-P1 pooling and servicing agreement (such other pooling and servicing agreement, an “Outside Servicing Agreement”) as reflected in the “Pari Passu Companion Loan Summary” table above. All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” or the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the CGCMT 2015-P1 pooling and servicing agreement). See “—Loan Combinations” below.

Appraisal Reduction Amounts

An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Free Writing Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan (up to the outstanding principal balance thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of an outside serviced mortgage loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement (as discussed under “—Loan Combinations” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Exchangeable Certificates and Class R certificates) and/or trust components then outstanding (i.e., first to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a serviced loan that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans

There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination (as discussed under “—Loan Combinations” below) pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a sufficiently defaulted mortgage loan thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced companion loan(s) as one loan combination.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Cleanup Call

On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the CGCMT 2015-P1 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange

Directing Holder	The “Directing Holder” with respect to any mortgage loan serviced under the CGCMT 2015-P1 pooling and servicing agreement will be the Controlling Class Representative.

Controlling Class Representative

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders (by certificate principal amount). The “controlling class” is the most subordinate class of the Control Eligible Certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reduction amounts allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates, or if no such class meets the preceding requirement, then the Class F certificates will be the controlling class; provided, however, that (at any time that the aggregate certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components has been reduced to zero without regard to the allocation of appraisal reduction amounts) (A) in the case of any class of Control Eligible Certificates to which the designation of “controlling class” would otherwise shift by operation of this definition, where the certificate principal amount of such class of Control Eligible Certificates has been reduced to zero (without regard to the allocation of appraisal reduction amounts) prior to such shift, then designation of “controlling class” shall not shift and shall remain with the class of Control Eligible Certificates currently designated as the controlling class, and (B) in the case of any class of Control Eligible Certificates which is then designated the “controlling class”, if the certificate principal amount of such class of Control Eligible Certificates is reduced to zero (without regard to the allocation of appraisal reduction amounts), then the designation of “controlling class” shall shift to the class of Control Eligible Certificates that is the most subordinate and that also has a remaining certificate principal amount. The “Control Eligible Certificates” consist of the Class E, Class F and Class G certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

It is anticipated that Raith Capital Management, LLC (or an affiliate thereof) on behalf of one or more managed funds, will be the initial controlling class certificateholder(s) and is expected to appoint Raith Capital Management, LLC (or an affiliate thereof) to be the initial Controlling Class Representative.

Control Termination Event	A “Control Termination Event” will occur when no class of the Control Eligible Certificates has an outstanding certificate principal amount as notionally reduced by any appraisal reduction amounts allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or when a Control Termination Event is deemed to have occurred pursuant to the terms of the CGCMT 2015-P1 pooling and servicing agreement; provided, however, that a Control Termination Event will in no event exist at any time that the aggregate certificate principal amount of each class of certificates (other than the Control Eligible Certificates) (without regard to the allocation of appraisal reduction amounts) has been reduced to zero.

Consultation Termination Event	A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has an outstanding certificate principal amount, without regard to the allocation of any appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or when a Consultation Termination Event is deemed to have occurred pursuant to the terms of the CGCMT 2015-P1 pooling and servicing agreement; provided, however, that a Consultation Termination Event will in no event exist at any time that the aggregate certificate principal amount of each class of certificates (other than the Control Eligible Certificates) (without regard to the allocation of appraisal reduction amounts) has been reduced to zero.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)
Control/Consultation Rights

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to have consent and/or consultation rights under the CGCMT 2015-P1 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) and other matters with respect to each serviced mortgage loan, except with respect to any serviced mortgage loan as to which the Directing Holder is a borrower, mortgagor or manager of a related mortgaged property or an affiliate of any of the foregoing (any such mortgage loan, an “excluded mortgage loan”).

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the CGCMT 2015-P1 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans other than an excluded mortgage loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the serviced mortgage loans will terminate.

If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificateholder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate administrator has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the CGCMT 2015-P1 pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate administrator receives either such notice.

With respect to an outside serviced loan combination, the Controlling Class Representative (prior to the occurrence of a Consultation Termination Event) will have limited consultation rights, and the applicable outside controlling class representative pursuant to, and subject to the limitations set forth in, the related outside servicing agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Free Writing Prospectus.

Loan Combinations

The Decoration & Design Building mortgage loan (evidenced by note A-1), which represents the controlling interest in the Decoration & Design Building loan combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.1% of the Initial Pool Balance. The related non-controlling pari passu companion loan evidenced by note A-2 is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Decoration & Design Building pari passu companion loan has an outstanding principal balance as of the Cut-off Date of $65,000,000. The Decoration & Design Building loan combination will be serviced pursuant to the CGCMT 2015-P1 pooling and servicing agreement.

The Eden Roc mortgage loan (evidenced by notes A-3 and A-4), which represents a non-controlling interest in the Eden Roc loan combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $95,000,000 and represents approximately 8.7% of the Initial Pool Balance. The related controlling pari passu companion loan evidenced by note A-1 and the related non-controlling pari passu companion loan evidenced by note A-2 are expected to be contributed to the COMM 2015-CCRE24 securitization transaction prior to the closing date for this CGCMT 2015-P1 transaction. The Eden Roc pari passu companion loans have an aggregate outstanding principal balance as of the Cut-off Date of $95,000,000. It is expected that the Eden Roc loan combination will be serviced pursuant to the COMM 2015-CCRE24 pooling and servicing agreement.

The Kaiser Center mortgage loan (evidenced by note A-1), which represents the controlling interest in the Kaiser Center loan combination and will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and represents approximately 8.2% of the Initial Pool Balance. The related non-controlling pari passu companion loan evidenced by note A-2 is expected to be contributed to the GSMS 2015-GC32 securitization transaction prior to the closing date for this CGCMT 2015-P1 transaction. The Kaiser Center pari passu companion loan has an outstanding principal balance as of the Cut-off Date of $50,000,000. The Kaiser Center loan combination will initially be serviced pursuant to the GSMS 2015-GC32 pooling and servicing agreement and following the closing date for this CGCMT 2015-P1 transaction, it is expected that the Kaiser Center loan combination will be serviced pursuant to the CGCMT 2015-P1 pooling and servicing agreement.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Loan Combinations (continued)

The Hilton Nashville mortgage loan (evidenced by note A-1), which represents the controlling interest in the Hilton Nashville loan combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents approximately 6.8% of the Initial Pool Balance. The related non-controlling pari passu companion loan evidenced by note A-2 is currently held by Wells Fargo Bank, National Association and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Hilton Nashville pari passu companion loan has an outstanding principal balance as of the Cut-off Date of $50,000,000. The Hilton Nashville loan combination will be serviced pursuant to the CGCMT 2015-P1 pooling and servicing agreement.

The Ascentia MHC Portfolio mortgage loan (evidenced by note A-2), which represents the non-controlling interest in the Ascentia MHC Portfolio loan combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $44,945,461 and represents approximately 4.1% of the Initial Pool Balance. The related controlling pari passu companion loan evidenced by note A-1 is expected to be contributed to the GSMS 2015-GC32 securitization transaction prior to the closing date for this CGCMT 2015-P1 transaction. The Ascentia MHC Portfolio pari passu companion loan has an outstanding principal balance of the Cut-off Date of $99,878,803. The Ascentia MHC Portfolio loan combination will be serviced pursuant to the GSMS 2015-GC32 pooling and servicing agreement.

The US StorageMart Portfolio mortgage loan (evidenced by note A-1E), which represents a non-controlling interest in the US StorageMart Portfolio loan combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $43,694,500 and represents approximately 4.0% of the Initial Pool Balance. The related non-controlling pari passu companion loans evidenced by notes A-1A, A-1B and A-1C, and the related controlling subordinate companion loan evidenced by note A-2A and the related non-controlling subordinate companion loan evidenced by note A-2B, were contributed by Citigroup Global Markets Realty Corp. and Bank of America, National Association into the CGBAM 2015-SMRT securitization transaction. The related non-controlling pari passu companion loan evidenced by note A-1D is expected to be contributed by Citigroup Global Markets Realty Corp. into the GSMS 2015-GC32 securitization transaction prior to the closing date for this CGCMT 2015-P1 transaction. The related non-controlling pari passu companion loan evidenced by note A-1F was contributed by Bank of America, National Association into the MSBAM 2015-C23 securitization transaction. The US StorageMart Portfolio pari passu companion loans have an aggregate outstanding principal balance as of the Cut-off Date of $145,231,500. The US StorageMart Portfolio subordinate companion loans have an aggregate outstanding principal balance as of the Cut-off Date of $223,574,000. The US StorageMart Portfolio loan combination is being serviced pursuant to the CGBAM 2015-SMRT trust and servicing Agreement

The Alderwood Mall mortgage loan (evidenced by note A-1-4-2), which represents a non-controlling interest in the Alderwood Mall loan combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $24,382,577 and represents approximately 2.2% of the Initial Pool Balance. The related controlling pari passu companion loan evidenced by note A-1-1, the related non-controlling pari passu companion loan evidenced by note A-1-2 and the related non-controlling subordinate companion loans evidenced by notes A-2-1 and A-2-2, were contributed by Morgan Stanley Mortgage Capital Holdings LLC and Citigroup Global Markets Realty Corp. into the MSCCG 2015-ALDR securitization transaction. The related non-controlling pari passu companion loan evidenced by note A-1-3 was contributed by Morgan Stanley Mortgage Capital Holdings LLC into the MSC 2015-MS1 securitization transaction. The related non-controlling pari passu companion loan evidenced by note A-1-4-1 is expected to be contributed by Citigroup Global Markets Realty Corp. into the GSMS 2015-GC32 securitization transaction prior to the closing date for this CGCMT 2015-P1 transaction. The Alderwood Mall pari passu companion loans have an aggregate outstanding principal balance as of the Cut-off Date of $201,728,506. The Alderwood Mall subordinate companion loans have an aggregate outstanding principal balance as of the Cut-off Date of $127,800,000. The Alderwood Mall loan combination is being serviced pursuant to the MSCCG 2015-ALDR trust and servicing Agreement.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)
Servicing Standard

Each of the serviced loans will be serviced by the master servicer and the special servicer pursuant to the terms of the CGCMT 2015-P1 pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders as a collective whole as if such certificateholders constituted a single lender. The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer

Prior to the occurrence and continuance of a Control Termination Event, the special servicer may be removed and replaced by the Controlling Class Representative (except with respect to any excluded mortgage loan) with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates (as defined under “Certain Definitions” below) vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the CGCMT 2015-P1 pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but not any outside special servicer for any outside serviced loan combination), resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Non-Reduced Certificates vote affirmatively to so replace.

The related outside special servicer under each outside servicing agreement generally may be replaced by the related outside controlling class representative (or other person specified in the related co-lender agreement) or the vote of the requisite holders of certificates issued under that outside servicing agreement (depending on whether or not a control termination event or a consultation termination event exists under that outside servicing agreement) in a manner similar to the manner in which the special servicer may be replaced under the CGCMT 2015-P1 pooling and servicing agreement as described in the three preceding paragraphs.

If the special servicer becomes a “borrower party” with respect to a mortgage loan (i.e. a borrower, mortgagor or manager of a related mortgaged property or an affiliate of any of the foregoing), the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Free Writing Prospectus, the Controlling Class Representative (so long as it is not itself a borrower party and so long as no Control Termination Event shall have occurred and be continuing) will be entitled to appoint a replacement special servicer for that mortgage loan. If the Controlling Class Representative or any other certificateholder of the controlling class is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the pooling and servicing agreement.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Servicing Compensation

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and excess interest) on the related serviced loan from the date such serviced loan becomes a corrected mortgage loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest and excess interest) on the related serviced loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

In the case of an outside serviced loan combination, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

25

STRUCTURAL OVERVIEW (continued)

Operating Advisor

Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any related final asset status report but will not have any approval or consultation rights. After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions with respect to the serviced loan(s) and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website

The certificate administrator will maintain a deal website including, but not limited to:

— all special notices delivered

— summaries of final asset status reports

— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates

— an “Investor Q&A Forum” and a voluntary investor registry

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

26

CERTAIN DEFINITIONS

■	“ADR”: For any hospitality property, the average daily rate.

■	“Appraised Value”: With respect to each mortgaged property and any date of determination, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than ten (10) months prior to the origination date of the related mortgage loan. With respect to each Mortgaged Property, the Appraised Value set forth in the Free Writing Prospectus and on Annex A or Annex B thereto is the “as-is” appraised value unless otherwise specified below and under “Description of the Mortgage Pool—Appraised Value” in the Free Writing Prospectus, as described under “Appraised Value” on Annex A to the Free Writing Prospectus. However, with respect to the (i) Ascentia MHC Portfolio mortgage loan, the Appraised Value is the appraiser’s “as-is” value of $228,370,000 which represents the appraised value for the Ascentia MHC Portfolio as a whole and not the sum of the appraised values for each of the 32 individual Ascentia MHC Portfolio mortgaged properties, (ii) US StorageMart Portfolio mortgage loan, the Appraised Value is the appraiser’s “as-is” value of $676,500,000 which represents the appraised value for the US StorageMart Portfolio as a whole and not the sum of the appraised values for each of the 66 individual US StorageMart Portfolio mortgaged properties, (iii) Charles Point Apartments mortgage loan, the Appraised Value is the appraiser’s “Prospective Market Value at Stabilization” which takes into account the construction of 12 additional units at the related property which were not completed at the time of the appraisal but have subsequently been completed and (iv) 4400 Florin Perkins Road mortgage loan, the Appraised Value includes the value of two unimproved parcels that may be released without additional release consideration if certain underwriting criteria are satisfied, and the appraised value of such Mortgaged Property without inclusion of those parcels is $20,700,000. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: The borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Certificates”: Each class of certificates (other than Class R or Class X certificates)(considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or beds that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or beds in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

27

CERTAIN DEFINITIONS (continued)

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Free Writing Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or beds that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or beds at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: The trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or loan combination, if applicable) adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

28

CERTAIN DEFINITIONS (continued)

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material, and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases or rent decreases during the term of the related mortgage loan, Underwritten Revenues were based on the average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

29

THE DECORATION & DESIGN BUILDING

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

30

THE DECORATION & DESIGN BUILDING

979 THIRD AVENUE – D & D BUILDING & 222 EAST 59TH STREET

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

31

THE DECORATION & DESIGN BUILDING

The Decoration & Design Building
979 Third Avenue
New York, NY 10022
MANHATTAN
Upper East Side
East Side
Midtown
CENTRAL PARK
East River
Queensboro Bridge
Roosevelt Island
FDR Drive
Midtown Tunnel
Queens-
495
E. 77th St.
E. 76th St.
E. 75th St.
E. 74th St.
E. 73rd St.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
W. 57th St.
W. 53rd St.
W. 52nd St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
Central Park South
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
Lexington Ave.
Park Ave.
Madison Ave.
5th Ave.
6th Ave.
77TH ST/ LEXINGTON
68TH ST/ HUNTER COLLEGE
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
5TH AVE/ 59TH ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
57TH ST
ROCKEFELLER CTR.
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
5TH AVE
BRYANT PARK
ROOSEVELT ISLAND
John Jay Park
Hospital for Special Surgery
New York-Presbyterian Cornell Medical Center
Cornell Medical College
St. Catherine's Park
Memorial Sloan Kettering Cancer Center
The Rockefeller University
Hunter College
Temple Emanu-El
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Mt. Vernon Hotel Museum and Garden
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
Goldwater Memorial Hospital
Museum of Modern Art
Lever House
399 Park
Citigroup Center
Lipstick Building
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
Time-Life Building
AXA Center
75 Rockefeller Plaza
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Exxon Building
ROCKEFELLER CENTER
GE Building
Saks Fifth Avenue
ITT-American Building
Palmolive Building
1 Rockefeller Plaza
US Plywood Building
News Corp. Building
JPMorgan Chase Tower
Japan Society
245 Park Avenue
485 Lexington
747 Third Avenue
United Nations Headquarters
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
Grand Central Terminal (Metro North)
Chrysler Building
Conde Nast Bldg (4 Times Sq.)
SUNY College of Optometry
Bryant Park
New York Public Library
Daily News
QUEENS
Astoria
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
SoHo
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope
Prospect Park
East River

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

32

THE DECORATION & DESIGN BUILDING

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(2)		$100,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$280.37
Size (SF)	588,512	Percentage of Initial Pool Balance		9.1%
Total Occupancy as of 6/3/2015	94.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/3/2015	94.8%	Type of Security		Leasehold
Year Built / Latest Renovation	1963 / 2001	Mortgage Rate		4.11000%
Appraised Value	$400,000,000	Original Term to Maturity (Months)		129
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	69

Underwritten Revenues	$48,377,193	Escrows
Underwritten Expenses	$25,586,971		Upfront	Monthly
Underwritten Net Operating Income (NOI)	$22,790,222	Taxes	$2,128,973	$1,064,487
Underwritten Net Cash Flow (NCF)	$22,075,196	Insurance	$0	$0
Cut-off Date LTV Ratio(1)	41.3%	Replacement Reserve	$0	$10,543
Maturity Date LTV Ratio(1)	37.5%	TI/LC (3)	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.38x /2.30x	Ground Lease	$318,750	$106,250
Debt Yield Based on Underwritten NOI / NCF(1)	13.8% / 13.4%	Other (4)	$165,850	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$165,000,000	99.9%	Loan Payoff	$127,315,231	77.1%
Other Sources	115,000	0.1	Principal Equity Distribution	31,702,659	19.2
			Closing Costs	3,483,536	2.1
			Reserves	2,613,573	1.6
Total Sources	$165,115,000	100.0%	Total Uses	$165,115,000	100.0%

(1)	Calculated based on the aggregate balance of The Decoration & Design Building Loan Combination (as defined below).
(2)	The Decoration & Design Building Loan, with a Cut-off Date Principal Balance of $100,000,000, is evidenced by Note A-1 (the controlling note), and is part of the $165,000,000 Decoration & Design Building Loan Combination, which is evidenced by two pari passu notes. The non-controlling pari passu companion loan evidenced by Note A-2 has a principal balance of $65,000,000 as of the Cut-off Date, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization.
(3)	The borrower is required to deposit $98,085 per month during a TI/LC Trigger Period. See “— Escrows” below.
(4)	Other upfront reserves represent deferred maintenance of $165,850 for façade repairs. See “— Escrows” below.

■	The Mortgage Loan. The mortgage loan (“The Decoration & Design Building Loan”) is part of a loan combination (“The Decoration & Design Building Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s leasehold interest in an office building located in New York City (“The Decoration & Design Building Property”). The Decoration & Design Building Loan (which is evidenced by Note A-1 and represents the controlling interest in The Decoration & Design Building Loan Combination) had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.1% of the Initial Pool Balance. The related companion loan (“The Decoration & Design Building Companion Loan”) (which is evidenced by Note A-2 and represents the non-controlling interest in The Decoration & Design Building Loan Combination) is expected to be contributed to a future securitization transaction, had an original principal balance of $65,000,000 and has an outstanding principal balance as of the Cut-off Date of $65,000,000. The Decoration & Design Building Loan Combination was originated by Citigroup Global Markets Realty Corp. on July 15, 2015. The Decoration & Design Building Loan Combination had an original principal balance of $165,000,000, has an outstanding principal balance as of the Cut-off Date of $165,000,000 and accrues interest at an interest rate of 4.11000% per annum. The proceeds of The Decoration & Design Building Loan Combination were used to refinance existing debt on The Decoration & Design Building Property, pay origination costs, fund reserves, and return equity to The Decoration & Design Building borrower sponsor.

The Decoration & Design Building Loan had an initial term and has a remaining term as of the Cut-off Date of 129 months. The Decoration & Design Building Loan requires interest only payments on each due date through and including the due date occurring in May 2021 and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of The Decoration & Design Building Loan is the due date in May 2026. Voluntary prepayment of The Decoration & Design Building Loan without payment of any prepayment premium is permitted on or after the due date in February 2026. Provided no event of default under The Decoration & Design Building Loan documents has occurred and is continuing, at any time prior to the maturity date and after the earlier to occur of the second anniversary of the securitization closing date in connection with the last securitization involving any portion or interest in The Decoration & Design Building Loan

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

33

THE DECORATION & DESIGN BUILDING

Combination and the fourth anniversary of the origination of The Decoration & Design Building Loan, The Decoration & Design Building Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under The Decoration & Design Building Loan documents.

■	The Mortgaged Property. The Decoration & Design Building Property is an 18-story, multi-tenant office building containing 588,512 SF of net rentable area. The Decoration & Design Building Property was constructed in 1963 and 1967 on a 35,037 SF parcel of land and was renovated in 2001. The Decoration & Design Building Property is currently operated as a wholesale design center and showroom building and caters to professionals in the residential decorating and interior design industry. The showroom tenants within the building sell items such as furniture, fabrics, antiques, art and craftwork, flooring, wall coverings, lighting and other decorative and design items. The Decoration & Design Building Property was 94.8% occupied as of June 3, 2015.

The following table presents certain information relating to the major tenants at The Decoration & Design Building Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Stark	NR/NR/NR	37,174	6.3%	$2,550,954	6.1%	$68.62	11/30/2024	NA
F.Schumacher & Co	NR/NR/NR	22,745	3.9	1,693,482	4.0	74.46	6/30/2017	NA
Kravet Fabrics, Inc.(1)	NR/NR/NR	23,766	4.0	1,574,492	3.7	66.25	Various	NA
Donghia Inc.	NR/NR/NR	18,450	3.1	1,530,850	3.6	82.97	9/30/2021	NA
Euromarket - Crate and Barrel	NR/NR/NR	13,265	2.3	1,364,999	3.2	102.90	1/31/2027	NA
Cowtan and Tout, Inc.	NR/NR/NR	12,346	2.1	1,170,218	2.8	94.79	4/30/2019	NA
Holly Hunt Enterprise, Inc.	NR/NR/NR	19,056	3.2	1,110,532	2.6	58.28	3/31/2017	NA
B&F NYF Realty LLC	NR/NR/NR	12,632	2.1	1,012,136	2.4	80.12	7/31/2023	NA
Zimmer & Rhode LTD	NR/NR/NR	11,372	1.9	988,702	2.4	86.94	2/28/2019	NA
The Robert Allen Group	NR/NR/NR	7,630	1.3	834,543	2.0	109.38	5/31/2025	NA
Ten Largest Tenants		178,436	30.3%	$13,830,908	32.9%	$77.51
Remaining Tenants		379,627	64.5	28,228,996	67.1	74.36
Vacant		30,449	5.2	0	0.0	0.00
Total / Wtd. Avg. All Tenants		588,512	100.0%	$42,059,904	100.0%	$75.37

(1)	Kravet Fabrics, Inc. occupies space under two leases: (i) 14,337 SF that expired on May 31, 2015 and (ii) 9,429 SF with a lease expiration date of October 31, 2023. Kravet Fabrics, Inc. is currently negotiating a lease renewal for the 14,337 SF space and continues to pay rent on a month-to-month basis. Kravet Fabrics, Inc. has been a tenant at The Decoration & Design Building Property since 2003.

The following table presents the lease rollover schedule at The Decoration & Design Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	14,339	2.4%	2.4%	$978,230	2.3%	$68.22	10	(2)
2015	10,493	1.8	4.2%	1,075,680	2.6	102.51	17
2016	51,095	8.7	12.9%	4,466,115	10.6	87.41	22
2017	90,466	15.4	28.3%	6,720,115	16.0	74.28	18
2018	35,101	6.0	34.2%	2,805,507	6.7	79.93	19
2019	78,045	13.3	47.5%	6,581,782	15.6	84.33	24
2020	32,005	5.4	52.9%	2,863,625	6.8	89.47	13
2021	48,592	8.3	61.2%	3,810,878	9.1	78.43	9
2022	17,738	3.0	64.2%	1,335,934	3.2	75.31	4
2023	42,735	7.3	71.5%	3,362,100	8.0	78.67	5
2024	73,756	12.5	84.0%	5,151,109	12.2	69.84	9
2025	12,433	2.1	86.1%	1,189,831	2.8	95.70	4
2026 & Thereafter	51,265	8.7	94.8%	1,718,999	4.1	33.53	3
Vacant	30,449	5.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	588,512	100.0%		$42,059,904	100.0%	$75.37	157

(1)	Calculated based on approximate square footage occupied by each owned tenant.
(2)	Month-to-month space consists of mainly showcase space leased by existing office tenants and Kravet Fabrics, Inc., which is currently negotiating a lease renewal for the 14,337 SF space and continues to pay rent on a month to month basis. Kravet Fabrics, Inc. has been a tenant at The Decoration & Design Building Property since 2003.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to historical leasing at The Decoration & Design Building Property:

Historical Leased %(1)

	2011	2012	2013	2014	As of 6/3/2015
Owned Space	94.9%	92.3%	94.4%	94.5%	94.8%

(1)	As provided by the borrower and reflecting average occupancy for the specified year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Decoration & Design Building Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 2/28/2015	Underwritten	Underwritten $ per SF
Base Rent	$35,510,100	$36,249,751	$38,820,860	39,243,906	$41,206,030	$70.02
Contractual Rent Steps(2)	0	0	0	0	853,874	1.45
Gross Up Vacancy	0	0	0	0	2,527,688	4.30
Total Rent	$35,510,100	$36,249,751	$38,820,860	$39,243,906	$44,587,592	$75.76
Total Reimbursables	4,709,959	5,939,812	6,147,751	6,102,525	5,535,962	9.41
Other Income(3)	267,150	839,500	781,327	887,958	781,327	1.33
Percentage Rent	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(2,527,688)	(4.30)
Effective Gross Income	$40,487,209	$43,029,063	$45,749,938	$46,234,389	$48,377,193	$82.20

Real Estate Taxes	$9,499,111	$10,680,279	$11,760,835	$11,737,139	$12,188,698	$20.71
Insurance	78,417	73,241	84,146	84,964	84,158	0.14
Management Fee	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1.70
Ground Rent(4)	3,825,284	3,825,653	3,825,282	3,825,403	5,820,000	9.89
Other Operating Expenses	6,280,549	6,184,149	6,643,551	6,461,398	6,494,115	11.03
Total Operating Expenses	$20,683,362	$21,763,322	$23,313,814	$23,108,904	$25,586,971	$43.48

Net Operating Income	$19,803,847	$21,265,741	$22,436,124	$23,125,485	$22,790,222	$38.73
TI/LC	0	0	0	0	588,506	1.00
Replacement Reserves	0	0	0	0	126,520	0.21
Net Cash Flow	$19,803,847	$21,265,741	$22,436,124	$23,125,485	$22,075,196	$37.51

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Contractual rent steps are underwritten based upon the actual scheduled rent increases through May 31, 2016.
(3)	Other income includes other services income, design directory income, miscellaneous license agreements, and miscellaneous income.
(4)	Ground rent was underwritten based on the average ground rent payment for the 11-year period following the origination date of The Decoration & Design Building Loan, including an estimated ground rent reset payment commencing January 2024. The estimated ground rent reset payment for purposes of determining underwritten ground rent is based on the appraiser’s concluded fee simple interest land value of $230,000,000 as of April 1, 2015; however, the actual ground rent reset payment will be based on the greater of (i) the rent payable at the end of the current lease term ending immediately prior to the ground rent reset date commencing in January 2024, and (ii) 6% of the appraised unencumbered land value as of the date one year prior to the commencement of the renewal term in January 2024, assuming that a building can be erected on the land containing the greater of 375,000 square feet or such square footage as may be then permitted under zoning laws. See “— Ground Lease” below.

■	Appraisal. According to the appraisal, The Decoration & Design Building Property had an “as-is” appraised value of $400,000,000 as of April 1, 2015.

■	Environmental Matters. Based on the Phase I environmental report dated April 2, 2015, there were no recommendations for further action for The Decoration & Design Building Property other than the continuation of an operations and maintenance plan for asbestos, which was in place at origination of The Decoration & Design Building Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Market Overview and Competition. The Decoration & Design Building Property is located at the corner of Third Avenue and East 58th Street in New York City within the Midtown Office Market. The Midtown Office Market is the largest office market in Manhattan containing 241.3 million SF within its 10 major submarkets. According to a third-party report, the Midtown Office Market had a 4th quarter 2014 overall vacancy rate of 9.8% with a direct vacancy rate of 8.1% and overall absorption of 3.85 million SF. The overall weighted average asking rent was $75.14 per SF, which saw an increase of 1.9% from the 3rd quarter 2014 rent of $73.72 per SF.

The immediate vicinity of The Decoration & Design Building Property is known as the Third Avenue Corridor which begins in the Grand Central District just below 42nd Street and runs through the Plaza District to 59th Street to the north. According to the appraisal, the Third Avenue District consists of a series of 31 primary office buildings (excluding The Decoration & Design Building Property) that were constructed in the late 1950s and 1960s.

The appraiser identified 32 office buildings located along the Third Avenue Corridor, 42nd Street, and Lexington Avenue that are considered competitive with The Decoration & Design Building Property for a total of 17.04 million SF of space. The overall occupancy of the buildings is 88.6% for direct space and 91.2% for Class A direct space. Of the 32 buildings, 8 are considered directly competitive with The Decoration & Design Building Property for a total of 4.67 million SF of space. The total average occupancy of the 8 buildings is 93.05% with direct average occupancy at 94.14%. Direct asking rents for the 8 buildings ranges from $58.00/SF to $81.00/SF.

The Decoration & Design Building Property is unique when compared to other buildings in the Third Avenue Corridor because it is a wholesale design center and showroom building. The tenants of The Decoration & Design Building Property cater to professionals in the residential decorating and interior design industry and the building has a mix of tenants selling furniture, fabrics, antiques, art, flooring, wall coverings, lighting, and other decorative items. Only a few showroom buildings similar to The Decoration & Design Building Property are located in Manhattan.

The following table presents certain information relating to certain office lease comparables in showroom buildings provided in the appraisal for The Decoration & Design Building Property:

Office Lease Comparables(1)

	The Decoration & Design Building Property	The New York Design Center	The Architects and Designers Building	The New York Merchandise Mart
Address	979 Third Avenue	200 Lexington Avenue	150 East 58th Street	41 Madison
Year Built / Renovated	1963 / 2001	1926 / NAP	1969 – 1999 / NAP	1973 / NAP
Total GLA	588,512	512,000	447,549	532,525
Occupancy %	95%	100%	99%	100%
Direct Asking Rent	N/A	N/A	$80.00-90.00 PSF	N/A

(1)	Source: Appraisal.

■	The Borrower. The borrower of The Decoration & Design Building Loan is D&D Building Company LLC, a single-purpose, single-asset New York limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Decoration & Design Building Loan. The guarantor of the non-recourse carveouts is Charles S. Cohen.

Charles S. Cohen is the President and CEO of Cohen Brothers Realty Corporation. Cohen Brothers Realty Corporation (“CBRC”) is a private real estate development and management firm that has been in business for over 50 years. CBRC is headquartered in New York City, and has commercial properties in New York, Houston, South Florida, and Southern California. Cohen Brothers Realty Corporation owns more than 12 million SF of commercial real estate, with a special niche in design centers.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Escrows. On the origination date, the borrower funded a reserve of (i) $2,128,973 for real estate taxes, (ii) $165,850 for deferred maintenance and (iii) $318,750 for ground lease payments.

On each due date, the borrower is required to pay to the lender (a) one-twelfth of the taxes that the lender estimates will be payable during the next ensuing twelve months, and (b) if the liability or casualty policy maintained by the borrower covering The Decoration & Design Building Property does not constitute an approved blanket or umbrella policy pursuant to terms and conditions in The Decoration & Design Building Loan documents or the lender requires the borrower to obtain a separate policy, one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies. In addition, the borrower is required to escrow: (i) on each monthly due date and prior to the maturity date of The Decoration & Design Building Loan, $10,543 for replacement reserves; (ii) on each monthly due date prior to the maturity date of The Decoration & Design Building Loan, an amount equal to one-twelfth of the annual amount due for ground lease payments (currently $106,250); and (iii) on each monthly due date during a TI/LC Trigger Period (as defined below), $98,085 for tenant improvements and leasing commissions. During a Decoration & Design Building Trigger Period (as defined below), the borrower is required to deposit into an excess cash flow account with the lender or servicer all excess cash flow generated at The Decoration & Design Building Property, which funds are disbursed to the borrower at the end of The Decoration & Design Building Trigger Period, provided that no event of default is continuing.

A “TI/LC Trigger Period” means a period during which (A) the debt service coverage ratio is less than 1.40x; and (B) less than 85% of the leasable area of The Decoration & Design Building Property is occupied by tenants that are paying full unabated rent in accordance with the terms of each such tenant’s applicable leases.

■	Lockbox and Cash Management. The Decoration & Design Building Loan is structured with a hard lockbox which is already in place and springing cash management. Pursuant to The Decoration & Design Building Loan documents, the borrower is required to direct all tenants to deposit all rents into the lockbox account during the term of The Decoration & Design Building Loan. So long as a Decoration & Design Building Trigger Period is not in effect, all funds in the lockbox account will be remitted on each business day to the borrower’s operating account. Upon the occurrence and during the continuance of any Decoration & Design Building Trigger Period, the lender, on the borrower’s behalf, will establish an eligible cash management account with the lender or the servicer and all funds in the lockbox account will be required to be transferred on each business day to the cash management account. All funds on deposit in the cash management account are required to be applied to pay debt service and operating expenses of The Decoration & Design Building Property and to fund required reserves in accordance with The Decoration & Design Building Loan documents. All amounts remaining after such application are required to be held by the lender as additional collateral for The Decoration & Design Building Loan until no Decoration & Design Building Trigger Period exists, at which time the funds are disbursed to the borrower.

A “Decoration & Design Building Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.10x and (B) expiring upon (x) with regard to any Decoration & Design Building Trigger Period commenced in connection with clause (i) above, the cure of such event of default and (y) with regard to any Decoration & Design Building Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two (2) consecutive calendar quarters.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Property Management. The Decoration & Design Building Property is currently managed by Cohen Brothers Realty Corporation, an affiliate of the borrower, pursuant to a management agreement. Under The Decoration & Design Building Loan documents, the borrower may terminate and replace the property manager so long as (i) no event of default has occurred under The Decoration & Design Building Loan documents, (ii) the lender receives at least 30 days prior written notice, (iii) the replacement would not cause, directly or indirectly, any termination right, right of first refusal, first offer or any other similar right to be exercisable, any termination fees to be due, or a material adverse effect to occur under the ground lease (described in “—Ground Lease” below) in place at The Decoration & Design Building Property, without the lender’s prior written consent and (iv) the applicable replacement property manager and management agreement are approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation). The lender has the right to terminate the management agreement and replace any manager or require the borrower to terminate the management agreement and replace any manager if: (i) the manager becomes insolvent or a debtor in a bankruptcy or insolvency proceeding (which, if involuntary, is not dismissed within ninety days); (ii) a Decoration & Design Building Trigger Period is continuing; (iii) the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by manager beyond all applicable notice and cure periods has occurred under the management agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Ground Lease. The Decoration & Design Building Property consists of the borrower’s interest as ground lessee in a ground lease with 979 Third Avenue Associates LLC as ground lessor. The current term of the ground lease expires on December 31, 2023. The ground lease has two extension options, one for 25 years (to 2048) and a subsequent one for 15 years (to 2063). The Decoration & Design Building Loan documents require the borrower to exercise the first renewal option not later than 60 days after the option first becomes available for exercise on December 31, 2019, failing which the lender may deliver to the ground lessor a pre-executed notice of exercise of the renewal option that is held by the lender in escrow. The ground lease also includes a provision permitting the lender to exercise the renewal option within 30 days after the borrower’s period to exercise the option has expired. The current annual rent is $3,825,000 through December 2023. The annual ground rent payable under the ground lease for the 25-year renewal term commencing in 2024 will be the greater of (i) 100% of prior year payment, or (ii) 6% of the appraised unencumbered land value as of the date one year prior to the commencement of the renewal term in January 2024, assuming that a building can be erected on the land containing the greater of 375,000 square feet or such square footage as may be then permitted under zoning laws taking into account applicable floor area bonuses, if any, which are provided for in such zoning law, but not taking into account the possibility of obtaining any variance not currently in effect from such zoning law or of any transfer of unused development rights from another parcel as of a date one year prior to the commencement of the term.

■	Terrorism Insurance. The borrower is required to maintain (x) an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of The Decoration & Design Building Property and (y) business interruption coverage with no exclusion for terrorism providing no less than 18 months of coverage in an amount equal to 100% of the projected gross income from The Decoration & Design Building Property (on an actual loss sustained basis) for a period continuing until the restoration of The Decoration & Design Building Property is completed, and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no higher than $10,000. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism coverage is commercially available, the borrower is required to carry terrorism insurance throughout the term of The Decoration & Design Building Loan, but in such event the borrower is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism component of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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39

EDEN ROC

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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EDEN ROC

Sunrise
Weston
Fort Lauderdale
Davie
Pembroke Pines
Dania Beach
Miramar
Hollywood
Miami Gardens
Aventura
Hialeah
Doral
Miami
Fontainebleau
Miami Beach
Tamiami
Coral Gables
Kendall
Atlantic Ocean
Eden Roc
4525 Collins Avenue
Miami Beach, FL 33140
Grand Beach Hotel
Miami Beach Resort
The Blue and Green Diamonds
Mimosa Condos
Indian Beach Park
Fontainebleau Hotel
Pinetree Park
Mt Sinai Medical Center
W 47TH ST
Polo Park
Mount Sinai Medical Center & Miami Heart Institute
Biscaya Hotel
Tower Forty One
W 41ST ST
SoHo Beach House
Four Points by Sheraton
Holiday Inn
Vendome Place
Days Inn Miami Beach
La Tour Condos
Best Western
Thompson Miami Beach
Courtyard Hotel
Mosaic Miami Beach
Caribbean Condos
Westgate South Beach
Miami Beach
112
A1A
Faena Hotel Miami Beach
Hotel Riu Plaza Miami Beach
The Palms Hotel & Spa
The Miami Beach EDITION Hotel
2851 N. Collins Avenue
Mirasol Ocean Towers
Oceanfront Plaza
Club Atlantis
The Royal Club Traymore Hotel
2401 Collins Avenue
W 30TH ST
W 29TH ST
W 28TH ST
Bayshore Municipal Golf Course
Miami Beach Golf Club
Miami Beach Senior High School
Gansevoort Hotel (1 Residences)
W Hotel Miami Beach
Collins Park
Setai Miami Beach Hotel
SUNSET ISLANDS
ATLANTIC OCEAN
Miami Beach Convention Center
The Fillmore Miami Beach
SLS Hotel
Delano South Beach
The Ritz-Carlton South Beach
DecoPlage Condominiums
Loews Miami Beach Hotel
Macy's
LINCOLN ROAD MALL
Regal Cinemas
Bell Isle Park
CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Miami Beach, Florida	Cut-off Date Principal Balance(2)		$95,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$301,109.35
Size (Rooms)	631	Percentage of Initial Pool Balance		8.7%
Total TTM Occupancy as of 4/30/2015	75.1%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 4/30/2015	75.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1955 / 2015	Mortgage Rate		4.34000%
Appraised Value	$430,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest-Only Period (Months)		120
Underwritten Revenues	$80,826,345
Underwritten Expenses	$57,994,523
Underwritten Net Operating Income (NOI)	$22,831,822	Escrows
Underwritten Net Cash Flow (NCF)	$19,598,768		Upfront	Monthly
Cut-off Date LTV Ratio(1)	44.2%	Taxes	$1,575,000	$175,000
Maturity Date LTV Ratio(1)	44.2%	Insurance	$331,772	$156,143
DSCR Based on Underwritten NOI / NCF(1)	2.73x / 2.34x	FF&E(3)	$0	$202,066
Debt Yield Based on Underwritten NOI / NCF(1)	12.0% / 10.3%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$190,000,000	100.0%	Loan Payoff	$142,752,499	75.1%
			Principal Equity Distribution	40,146,030	21.1
			Closing Costs	5,194,699	2.7
			Reserves	1,906,772	1.0
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%

(1)	Calculated based on the aggregate balance of the Eden Roc Loan Combination.
(2)	The Eden Roc Loan, with a Cut-Off Date principal balance of $95,000,000, is evidenced by Note A-3 and Note A-4 (each a non-controlling pari passu note) and is part of the $190,000,000 Eden Roc Loan Combination, which is evidenced by four pari passu notes. The controlling pari passu Note A-1 and non-controlling pari passu Note A-2 have an aggregate principal balance of $95,000,000 and are expected to be contributed to the COMM 2015-CCRE24 securitization transaction.
(3)	Monthly FF&E escrow is the greater of (i) 1/12 of 3% of gross income from operations for the preceding calendar year, (ii) 1/12 of 3% of gross income from operations for the succeeding calendar year in the budget, or (iii) amount of FF&E required under the management agreement. See “— Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Eden Roc Loan”) is part of a loan combination (the “Eden Roc Loan Combination”) evidenced by four pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 631-room full-service, ocean-front luxury resort located in Miami Beach, Florida (the “Eden Roc Property”). The Eden Roc Loan (which is evidenced by two, non-controlling pari passu notes, Note A-3 and Note A-4) had an original principal balance of $95,000,000, has an outstanding principal balance as of the Cut-off Date of $95,000,000 and represents approximately 8.7% of the Initial Pool Balance. The Eden Roc Loan Combination was originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) and Citigroup Global Markets Realty Corp. (“CGMRC”). Only the non-controlling Note A-3 and Note A-4, will be included in the Issuing Entity. The related companion loans (the “Eden Roc Companion Loans”) (which are evidenced by controlling pari passu Note A-1 and non-controlling pari passu Note A-2) are expected to be contributed to the COMM 2015-CCRE24 securitization transaction, had an aggregate original principal balance of $95,0000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $95,000,000. The Eden Roc Loan Combination had an original principal balance of $190,000,000, accrues interest at a fixed interest rate of 4.34000% and has a Cut-off Date principal balance of approximately $190,000,000. The proceeds of the Eden Roc Loan Combination were used to refinance the existing debt on the Eden Roc Property, return equity to the borrower sponsors, fund reserves and pay origination costs.

The Eden Roc Loan Combination has a 120-month term and requires interest only payments through the term of the Eden Roc Loan. The scheduled maturity date of the Eden Roc Loan is July 6, 2025. Provided no event of default under the Eden Roc Loan documents has occurred or is continuing, defeasance with direct, non-callable obligations of the United States of America or prepayment with payment of a yield maintenance premium is permitted at any time on or after the earlier to occur of (a) the fourth anniversary of the first monthly payment date of the Eden Roc Loan Combination and (b) the second anniversary of the securitization closing date in connection with the last securitization involving any portion of or interest in the Eden Roc Loan Combination.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	The Mortgaged Property. The Eden Roc Property is a 631-room full-service, luxury beachfront resort located in Miami Beach, Florida. The borrower sponsors originally purchased the property in 2005 for approximately $100,000,000. At the time of acquisition, the property consisted of a single tower, the Historic Tower. The Historic Tower is a historic part of Miami Beach, originally constructed in 1955, containing 349-rooms in 14 stories. In 2006, Ocean Tower, a new 21-story, 282-room tower was constructed at a cost of approximately $95,000,000. Completed in 2008, the Ocean Tower consists of a single loaded corridor allotting each room over 600 sq. ft. and an ocean view. In tandem with the opening of the Ocean Tower in 2008, approximately $111,000,000 of renovations and upgrades were begun at the Eden Roc Property, including the common areas, event space and back of house functions at the property. Of the $111,000,000, $60,000,000 was spent on the Historic Tower and focused mainly on necessary capital improvements to major systems and infrastructure.

In early 2014, an agreement was entered into with Nobu Hospitality to (1) brand a portion of the hotel within the Historic Tower as the “Nobu Hotel” and (2) overhaul the food and beverage programs at the hotel. The Nobu Hotel is expected to comprise 213 rooms on floors 8 through 14 of the Historic Tower. These rooms will have an exclusive check-in desk, VIP areas, in room dinning, and a separate, dedicated staff. The food and beverage upgrades include a new 310 seat Nobu restaurant, the rebranding of the existing poolside restaurant to a Malibu Farm, and an overhaul of the lobby bar and room service menu. As of May 2015, approximately $7,600,000 of the approximately $34,900,000 budgeted for the project had been spent. The work is being completed on a rolling basis, with all work expected to be completed by March 2016. At origination, a completion guarantee for the remaining renovation work was provided by Key International Holdings, Inc., Key International II, LLC, Jose Ardid, Diego Ardid, Inigo Ardid, and Roberto Chapur Zahoul. All of the Nobu renovations as well as the Nobu Hotel at Eden Roc are part of the collateral.

Demand Segmentation(1)

Property	Transient	Meeting & Group
Eden Roc	60.0%	40.0%

(1)	Source: Appraisal.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Eden Roc Property:

Eden Roc(1)

	2012	2013	2014	TTM 4/30/2015
Occupancy	77.3%	74.2%	75.7%	75.1%
ADR	$225.28	$263.93	$268.98	$260.57
RevPAR	$174.24	$195.93	$203.58	$195.56

(1)	Source: Third party report.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Eden Roc Property:

Cash Flow Analysis

	2012	2013	2014	TTM 4/30/2015	Underwritten	Underwritten $ per Room
Room Revenue	$39,700,217	$43,135,475	$44,268,394	$44,801,894	$45,040,478	$71,380
Food & Beverage Revenue	24,975,398	25,553,303	26,008,269	26,434,869	28,421,251	45,042
Other Revenue(1)	6,495,913	7,921,843	7,453,670	7,364,616	7,364,616	11,671
Total Revenue	$71,171,528	$76,610,621	$77,730,333	$78,601,379	$80,826,345	$128,092

Operating Expenses	31,369,873	34,556,188	34,462,910	33,943,576	35,030,375	55,516
Undistributed Expenses	18,347,759	18,924,990	18,023,025	17,729,002	19,015,318	30,135
Gross Operating Profit	$21,453,896	$23,129,443	$25,244,398	$26,928,801	$26,780,651	$42,442
Total Fixed Charges	3,671,494	4,519,220	3,232,642	3,182,470	3,948,830	6,258
Net Operating Income	$17,782,402	$18,610,223	$22,011,756	$23,746,331	$22,831,821	$36,184
FF&E	1,400,020	1,801,620	2,331,910	2,340,624	3,233,054	5,124
Net Cash Flow	$16,382,382	$16,808,603	$19,679,846	$21,405,707	$19,598,767	$31,060

(1)	Other Revenue includes spa revenues, retail revenues, telecom revenues, parking revenues, and a $21 contractual resort fee imposed on guests.

■	Appraisal. According to the appraisal, the Eden Roc Property had an “as-is” appraised value of $430,000,000 as of May 12, 2015.

■	Environmental Matters. According to the Phase I environmental report, dated May 13, 2015, the environmental consultant recommended the development and implementation of an asbestos operation and maintenance plan at the Eden Roc Property, which is currently in place.

■	Market Overview and Competition. The Eden Roc Property is located in the city of Miami Beach, Florida on Collins Avenue, adjacent to Miami Beach and the Atlantic Ocean. The Eden Roc Property is connected to South Beach and North Miami Beach via Collins Avenue and to Downtown Miami, the Port of Miami and the financial district via MacArthur Causeway and Julia Tuttle Causeway. Miami International Airport and Fort Lauderdale-Hollywood International Airport are located 12.2 and 21.5 miles from the hotel, respectively.

According to the appraisal, in 2014, the Miami metropolitan area ranked as the second largest economy in the southeast, trailing only Atlanta, and ranked twelfth in the entire nation in gross metropolitan product ($281 billion in 2014). It is estimated that tourism supported nearly 127,000 jobs in Miami-Dade County in 2014, an increase of over 25% since 2008. Tourism-related taxable income sales generated nearly $2.6 billion for Miami-Dade County in 2014. Unemployment has decreased during the three years prior to 2014, falling from just over 9.4% as of year-end 2011 to 6.8% as of year-end 2014. Additionally, consumer spending is up according to the Florida Department of Revenue, as taxable sales income in 2014 increased by over 13% over the prior three years.

According to the appraisal, in 2014, the tourism industry experienced a 2.4% increase in overnight visitation, its fifth consecutive year of positive growth. Domestic and international visitors increased over 3.0% and 1.8% on an annual basis, respectively. Overall, an estimated 14.5 million visitors stayed at least one night in Greater Miami in 2014.

According to the appraisal, in 2014, Miami posted the fifth highest hotel occupancy among the top 10 US metropolitan areas with a market wide occupancy of 78.3%. Miami ranked fourth among these same metropolitan areas in ADR and RevPAR. The Miami lodging market consistently ranks among the top five markets in the country in both aggregate RevPAR and RevPAR growth. Miami’s 2014 RevPAR of $144.87 represents 7.1% growth year-over-year, ranking fourth nationally behind only New York City, San Francisco, and Oahu. The Miami Beach submarket reached 78.1% occupancy and $251.81 in ADR, equating to a 5.6% year over year RevPAR increase to $196.69.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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According to a third party report, as of April 30, 2015, the Eden Roc Property reported TTM occupancy, ADR and RevPAR of 75.1%, $260.57 and $195.56, respectively. The Eden Roc Property reported penetration rates of 95.3%, 77.3% and 73.7% for occupancy, ADR and RevPAR, respectively. Market penetration was based on the competitive set, which includes the Loews Miami Beach Hotel, the Fontainebleau Miami Beach, the Royal Palm Miami South Beach, Wyndham Shelborne South Beach, the Shore Club South Beach, the Grand Beach Hotel, and the Ritz-Carlton South Beach.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Eden Roc Property and its competitive set, as provided in a market report for the Eden Roc Property:

Historical Statistics(1)

	Eden Roc Property			Competitive Set			Penetration
	December 2013	December 2014	TTM April 2015	December 2013	December 2014	TTM April 2015	December 2013	December 2014	TTM April 2015
Occupancy	73.6%	75.7%	75.1%	79.5%	79.2%	78.7%	92.5%	95.6%	95.3%
ADR	$262.10	$268.98	$260.57	$315.22	$335.22	$337.15	83.1%	80.2%	77.3%
RevPAR	$192.91	$203.58	$195.58	$250.72	$265.35	$265.50	76.9%	76.7%	73.7%

(1)	Source: Third party report.

Eden Roc Property Competitive Set(1)

Property	Number of Rooms	Year Opened
Eden Roc Property	631	1955
Loews Miami Beach	790	1998
Fontainebleau Miami Beach	1,440	1954
Royal Palm South Beach	393	1935
Wyndham Shelborne South Beach	200	1941
Shore Club Hotel South Beach	308	1947
The Grand Beach Hotel	424	2009
Ritz-Carlton South Beach	415	2004
Total	4,601

(1)	Source: March 2015 travel research report for the Eden Roc Property.

■	The Borrower. The borrower of the Eden Roc Loan, Eden Roc, LLLP, is a single purpose Florida limited liability limited partnership with two independent directors in its organizational structure. The borrower sponsors are Diego Ardid, Jose Ardid, Inigo Ardid and Roberto Chapur Zahoul. Jose Ardid, Diego Ardid and Inigo Ardid are the non-recourse carveout guarantors with respect to the loan. Diego Ardid, Jose Ardid and Inigo Ardid are the founders and controllers of Key International Holdings, Inc. (“Key International”) and Key International II, LLC, a real estate and development company headquartered in Miami, FL. Key International has acquired and developed properties since the 1970s throughout Spain and the United States. Key International focuses on high-end commercial and luxury residential properties including condominiums, hotels, market-rate rentals, office and retail. Within South Florida alone, Key International has invested in excess of $1.0 billion for real estate development projects, including Marriott South Beach, and The Ivy and Mint condominium developments.

■	Escrows. On the origination date, the borrower deposited (i) $1,575,000 into a tax reserve account and (ii) $331,772 into an insurance reserve account.

On each due date, the borrower is required to pay the lender (a) one-twelfth of taxes that the lender estimates will be payable during the next ensuing twelve months, which currently equates to $175,000, into a tax reserve account and (b) if the liability or casualty policy maintained by the borrower covering the Eden Roc Property does not constitute an approved blanket or umbrella policy pursuant to the Eden Roc Loan documents, one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies, which currently equates to $156,143, into an insurance reserve account. In addition, the borrower is required to escrow on each monthly due date the greater of (i) one-twelfth of 3% of gross income from operations for the preceding calendar year, (ii) one-twelfth of 3% of gross income from operations for the succeeding calendar year in the budget, or (iii) the amount of FF&E required under the management agreement.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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During a Cash Trap Period (as defined below), the borrower is required to deposit into an excess cash flow account with the lender or servicer all excess cash flow generated at the Eden Roc Property, which funds are to be disbursed to the borrower at the end of the Cash Trap Period provided no event of default is continuing.

■	Lockbox and Cash Management. The Eden Roc Loan is structured with a hard lockbox and springing cash management. In-place cash management is required upon (i) the commencement of a Cash Trap Period or (ii) the failure by the borrower, after the end of two consecutive calendar quarters, to maintain a DSCR (based on net operating income) of at least 1.85x. Pursuant to the Eden Roc Loan documents, the borrower is required to direct the manager to deposit all rents and all credit card receivables into the lockbox account during the term of the Eden Roc Loan. So long as a Cash Trap Period is not in effect, all funds in the lockbox account will be remitted on each business day to the borrower’s operating account. Upon the occurrence and during the continuance of any Cash Trap Period, the lender, on borrower’s behalf, will establish an eligible cash management account with the lender or the servicer and all funds in the lockbox account are required to be transferred on each business day to the cash management account. Provided no event of default under the Eden Roc Loan documents is continuing, all funds on deposit in the cash management account are required to be applied to pay debt service and operating expenses of the Eden Roc Property and to fund required reserves in accordance with the Eden Roc Loan documents. All amounts remaining after such application are required to be held by the lender as additional collateral for the Eden Roc Loan until no Cash Trap Period exists, at which time the funds are disbursed to the borrower.

A full excess cash sweep (“Cash Trap Period”) will be in effect (i) upon the occurrence and during the continuance of an event of default, or (ii) upon the failure by the borrower, after the end of two consecutive calendar quarters, to maintain a DSCR of at least 1.70x until the DSCR is at least equal to 1.70x for two consecutive calendar quarters.

■	Property Management. The Eden Roc Property is currently managed by Destination Miami Beach Management, Inc. (“Destination”) pursuant to a management agreement dated June 3, 2013 and terminating April 30, 2017. Destination is a hotel operator in the United States with over 9,300 keys. Under the Eden Roc Loan documents the borrower may replace Destination with (x) a comparable unaffiliated manager under a new management agreement after obtaining a Rating Agency Confirmation or (y) an affiliated manager upon delivery of a non-consolidation opinion approved by the rating agencies. The lender may terminate the management agreement and replace any manager or require borrower to terminate the management agreement and replace any manager if: (i) the DSCR is less than 1.10x; (ii) an event of default occurs and is continuing; (iii) the manager becomes insolvent or a debtor in a bankruptcy or insolvency proceeding; or (iv) a material default occurs under the management agreement beyond any applicable grace and cure periods.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Eden Roc Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses (on an actual loss sustained basis) from the Eden Roc Property for a period continuing from the time of loss for a recovery period not to exceed eighteen (18) months. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

46

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47

KAISER CENTER

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

48

KAISER CENTER

Floor
28
27
26
25
24
23
22
21
20
19
18
17
16
15
14
13
12
11
10
9
8
7
6
5
4
3
2
1
UG
Kaiser Foundation Health Plan, Inc.
23,445 - 2/29/2024
Kaiser Foundation Health Plan, Inc.
24,906 - 2/29/2024
Kaiser Foundation Health Plan, Inc.
26,745 - 2/29/2024
WeWork
26,787 SF - 1/31/2018
Vacant
28,424 SF
Bay Area Rapid Transit
25,794 SF - 7/17/2021
Bay Area Rapid Transit
26,871 SF - 7/17/2021
Vacant
2,783 SF
Bay Area Rapid Transit
25,926 SF - 7/17/2021
Bay Area Rapid Transit
26,334 SF - 7/17/2021
Foley Mansfield PLLP
23,443 SF - 7/31/2018
Bay Area Rapid Transit
26,123 SF - 7/17/2021
Bay Area Rapid Transit
26,248 SF - 7/17/2021
Bay Area Rapid Transit
25,962 SF - 7/17/2021
Bay Area Rapid Transit
26,326 SF - 7/17/2021
Bay Area Rapid Transit
25,144 SF - 7/17/2021
Kaiser Foundation Health Plan, Inc.
25,144 SF - 2/29/2024
University of California
24,451 SF - 4/30/2021
Vacant
357 SF
Bay Area Rapid Transit
758 SF - MTM
Bay Area Rapid Transit
25,469 SF - 7/17/2021
University of California
12,309 SF - 4/30/2021
Goldstein, Demchak, et al
12,402 SF - 10/31/2020
Bay Area Rapid Transit
25,660 SF - 7/17/2021
California Bank & Trust
24,967 SF - 9/30/2017
JP Morgan Chase Bank
10,946 SF - 11/30/2020
University of California
14,437 SF - 4/30/2021
University of California
24,967 SF - 4/30/2021
University of California
24,967 SF - 4/30/2021
The Port Workspaces
29,423 SF - 6/30/2021
Vacant
23,095 SF
University of California
22,718 SF - 4/30/2021
Vacant
Kaiser Center
Conf. Room
2,197 SF
MTM
The Swig
Company
3,875 SF
MTM
Bay Area Rapid Transit
24,099 SF - 7/17/2021
Vacant
5,986 SF
Vacant
10,798 SF
Auditorium
13,260 SF
Vacant
1,373 SF
Fedex Kinkos Office & Print
4,332 SF - 10/31/2019
Vacant
475 SF
Vacant
767 SF
Vacant
3,789 SF
University of California
968 SF - 4/30/2021
Vacant
MTM
2015
2017
2018
2019+

The stacking plan does not include storage tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

49

KAISER CENTER

CARTIFACT
Kaiser Center
300 Lakeside Drive
Oakland, CA 94612
UPTOWN
Oakland
OLD TOWN
CHINATOWN
WATERFRONT DISTRICT
JACK LONDON SQUARE
JOHN B. WILLIAMS FREEWAY
NIMITZ FREEWAY
FREE BROADWAY SHUTTLE
BART
19TH ST STATION
12TH ST / OAKLAND CENTER STATION
LAKE MERRITT STATION
Lake Merritt
Children's Fairyland
Oakland Museum of California
Henry J Kaiser Convention Center
Laney College
Oakland Convention Center
City Center
Kaiser Center Mall
Kaiser Building
Paramount Theater
Fox Theater
Kaiser Permanente Regional HQ
Oakland Public Library
Oakland City Hall
W GRAND AVE
BROADWAY
TELEGRAPH AVE
SAN PABLO AVE
HARRISON ST
EMBARCADERO WEST
San Francisco
Oakland
Berkeley
Richmond
Alameda
San Leandro
Hayward
Fremont
San Mateo
Daly City
Concord
Walnut Creek
Pleasanton
Dublin
Palo Alto
Redwood City
Milpitas
Pittsburg
Antioch
Union City
Newark

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

50

KAISER CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Oakland, California	Cut-off Date Principal Balance(4)		$90,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(3)		$172.63
Size (SF)(1)	811,005	Percentage of Initial Pool Balance		8.2%
Total Occupancy as of 5/28/2015(1)	88.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/28/2015(1)	88.3%	Type of Security		Fee Simple
Year Built / Latest Renovation(1)	1962 / 2005	Mortgage Rate		4.39000%
Appraised Value(1)(2)	$198,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		84
Underwritten Revenues(1)	$27,576,010
Underwritten Expenses(1)	$14,488,393	Escrows
Underwritten Net Operating Income (NOI)(1)	$13,087,617		Upfront	Monthly
Underwritten Net Cash Flow (NCF)(1)	$11,721,793	Taxes	$1,491,823	$248,637
Cut-off Date LTV Ratio(3)	70.5%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	67.0%	Replacement Reserves	$0	$16,551
DSCR Based on Underwritten NOI / NCF(3)	1.56x / 1.39x	TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(3)	9.3% / 8.4%	Other(5)	$5,706,695	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount(3)	$140,000,000	73.8%	Loan Payoff(6)	$147,690,666	77.9%
Principal Equity Contribution	49,572,354	26.1	Purchase Price(6)	30,753,034	16.2
Other Sources	125,000	0.1	Reserves	7,198,518	3.8
			Other Uses(7)	2,997,932	1.6
			Closing Costs	1,057,205	0.6
Total Sources	$189,697,354	100.0%	Total Uses(8)	$189,697,354	100.0%

(1)	Reflects only Kaiser I. See “—The Mortgaged Property” below.
(2)	Appraised Value does not attribute any value to Kaiser II, which is collateral for the Kaiser Center Loan but may be released pursuant to certain terms and conditions. The “as-is” appraised value of the Kaiser Center Property including Kaiser II is $209,500,000 as of April 21, 2015. See “—Partial Release” and “—Appraisal” below.
(3)	Calculated based on the aggregate Cut-off Date principal balance of the Kaiser Center Loan Combination.
(4)	The Kaiser Center Loan, with a Cut-off Date Principal Balance of $90,000,000, is evidenced by Note A-1 (the controlling note), which is part of the $140,000,000 Kaiser Center Loan Combination evidenced by two pari passu notes. The non-controlling pari passu companion loan evidenced by Note A-2 has a principal balance of $50,000,000 as of the Cut-off Date, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to the GSMS 2015-GC32 securitization transaction.
(5)	Other upfront reserves represent an unfunded obligations reserve of $5,706,695 for unfunded tenant improvements and free rent. See “—Escrows” below.
(6)	Prior to the origination of the Kaiser Center Loan, the borrower owned a 25% interest in the Kaiser Center Property. Purchase Price represents the remaining 75% equity interest in the Kaiser Center Property purchased by the borrower at origination. Proceeds from the Kaiser Center Loan were used by the borrower to purchase the remaining 75% equity interest in the Kaiser Center Property and pay off existing debt secured by the Kaiser Center Property.
(7)	Other uses were for transfer taxes.
(8)	The implied total acquisition cost of the Kaiser Center Property is $199,948,366 assuming the Purchase Price is adjusted to $41,004,045 ($30,753,034 / 0.75) to account for the fact that the Purchase Price in the Sources and Uses schedule above represents a 75% equity interest in the Kaiser Center Property.

■	The Mortgage Loan. The mortgage loan (the “Kaiser Center Loan”) is part of a loan combination (the “Kaiser Center Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in an 811,005 SF office building, a 128,872 SF mall and an adjacent parking structure located in Oakland, California (collectively, the “Kaiser Center Property”). The Kaiser Center Loan, which will be contributed to the Issuing Entity (and which is evidenced by Note A-1 and represents the controlling interest in the Kaiser Center Loan Combination) has an original principal balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and represents approximately 8.2% of the Initial Pool Balance. The related companion loan (the “Kaiser Center Companion Loan”) (which is evidenced by Note A-2 and represents the non-controlling interest in the Kaiser Center Loan Combination) is expected to be contributed to the GSMS 2015-GC32 securitization, has an original principal balance of $50,000,000 and has an outstanding principal balance as of the Cut-off Date of $50,000,000. The Kaiser Center Loan Combination was originated by Citigroup Global Markets Realty Corp. on June 3, 2015. The Kaiser Center Loan Combination had an original principal balance of $140,000,000 and has an outstanding principal balance as of the Cut-off Date of $140,000,000. Both the Kaiser Center Loan and Kaiser Center Companion Loan accrue interest at an interest rate of 4.39000% per annum. The proceeds of the Kaiser Center Loan Combination were primarily used to acquire the Kaiser Center Property and pay off existing debt.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission(“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

51

KAISER CENTER

The Kaiser Center Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Kaiser Center Loan requires interest only payments on each due date through and including the due date occurring in June 2022 and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Kaiser Center Loan is the due date in June 2025. Voluntary prepayment of the Kaiser Center Loan without payment of any prepayment premium is permitted on or after the due date in March 2025. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the Kaiser Center Loan Combination and (ii) the fourth anniversary of the origination of the Kaiser Center Loan Combination, the Kaiser Center Loan may be defeased with certain direct full faith and credit obligations of the United States of America or obligations which are “government securities” permitted under the Kaiser Center Loan documents.

■	The Mortgaged Property. The Kaiser Center Property consists of (i)(a) a LEED Gold Certified, 811,005 SF, 28-story, multi-tenant office building and (b) an adjacent 1,335 space, four level garage (collectively, “Kaiser I”) and (ii) a 128,872 SF former department store that has been repurposed to a three-story mixed-use office and retail building (“Kaiser II”). Kaiser I was 88.3% occupied as of May 28, 2015 and Kaiser II was 97.1% occupied as of May 21, 2015. No revenue was underwritten for Kaiser II as the borrower has the right to release Kaiser II from the lien of the Kaiser Center Loan Combination (see “—Partial Release” below). The Kaiser Center Property was originally constructed in 1962, renovated in 2005 and is situated on 7.2 acres. Parking is provided via the 1,335 space, four-level garage, which is operated by the borrower and offers monthly, hourly, and daily parking. Amenities at Kaiser I include a 382-seat auditorium for tenant use, four conference rooms, an on-site restaurant, on-site security, a fitness center (24-Hour Fitness) and on-site management. The ground floor of Kaiser I includes six retail suites including a Bank of America branch, a café, a florist, a coffee shop, a FedEx office, and a shoe repair tenant.

The following table presents certain information relating to the major tenants at the Kaiser Center Property:

Ten Largest Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Bay Area Rapid Transit (“BART”)	AA+ / Aaa / NR	311,714	38.4%	$9,564,430	42.6%	$30.68	7/17/2021(4)	2, 5-year options
University of California(5)	AA / Aa2 / AA	127,623	15.7	4,742,930	21.1	37.16	4/30/2021	NA
Kaiser Foundation Health Plan(6)	NR / NR / A+	100,240	12.4	3,967,550	17.7	39.58	2/29/2024	2, 5-year options
California Bank & Trust	BBB- / Baa1 / NR	24,967	3.1	999,860	4.4	40.05	9/30/2017	1, 5-year option
WestEd	NR / NR / NR	26,993	3.3	906,942	4.0	33.60	1/31/2018(7)	1, 5-year option
Foley Mansfield PLLP	NR / NR / NR	23,445	2.9	738,852	3.3	31.51	7/31/2018	1, 5-year option
Goldstein, Demchak et. al.	NR / NR / NR	12,402	1.5	421,544	1.9	33.99	10/31/2020	NA
JP Morgan Chase Bank, National Association	A+ / A3 / A	10,946	1.3	383,485	1.7	35.03	11/30/2020	1, 5-year option
The Port Workspaces	NR / NR / NR	28,423	3.5	172,917	0.8	6.08	6/30/2021	NA
Bank of America	A / Baa2 / A-	8,425	1.0	156,705	0.7	18.60	3/31/2020	3, 5-year options
Ten Largest Owned Tenants		675,178	83.3%	$22,055,213	98.1%	$32.67
Remaining Owned Tenants		40,668	5.0	417,122	1.9	10.26
Vacant Spaces (Owned Space)		95,159	11.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		811,005	100.0%	$22,472,335	100.0%	$31.39

(1)	No tenants at Kaiser II were included in the table above. See “—Partial Release” below.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual underwritten base rent per SF and annual underwritten base rent include (i) the present value of contractual rent steps for BART ($1,241,557), University of California ($236,947), JP Morgan Chase Bank, National Association ($38,576), California Bank & Trust ($73,665), and Kaiser Foundation Health Plan ($684,289) and (ii) contractual rent increases on several other tenants through May 2016 ($17,018).
(4)	BART has 758 SF that is leased on a month-to-month basis.
(5)	University of California has a one-time right to terminate all or a portion of 28,527 SF at any time between May 1, 2016 and April 30, 2021 with 12 months’ notice without a termination fee. Additionally, University of California has the right to terminate either the 10th floor space (12,309 SF) or the 7th floor space (14,437 SF) (but not both spaces) at any time up to and including April 30, 2016 with six months’ notice and payment of a termination fee of one month’s rent if the termination date occurs in the calendar year 2015.
(6)	Kaiser Foundation Health Plan has a one-time right to terminate its lease on February 28, 2019 upon 15 months’ notice and payment of $2,200,000.
(7)	WestEd has 206 SF of storage space that is leased on a month-to-month basis.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

52

KAISER CENTER

The following table presents certain information relating to the lease rollover schedule for the Kaiser Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Tenants(3)
MTM(4)	29,277	3.6%	3.6%	$104,601	0.5%	$3.57	19
2015	0	0.0	3.6%	0	0.0	0.00	0
2016	0	0.0	3.6%	0	0.0	0.00	0
2017	31,748	3.9	7.5%	1,220,580	5.4	38.45	5
2018	50,731	6.3	13.8%	1,665,129	7.4	32.82	4
2019	4,382	0.5	14.3%	55,826	0.2	12.74	2
2020	31,773	3.9	18.2%	961,734	4.3	30.27	3
2021	467,695	57.7	75.9%	14,496,916	64.5	31.00	4
2022	0	0.0	75.9%	0	0.0	0.00	0
2023	0	0.0	75.9%	0	0.0	0.00	0
2024	100,240	12.4	88.3%	3,967,550	17.7	39.58	1
2025	0	0.0	88.3%	0	0.0	0.00	0
2026 & Thereafter	0	0.0	88.3%	0	0.0	0.00	0
Vacant	95,159	11.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	811,005	100.0%		$22,472,335	100.0%	$31.39	38

(1)	No tenants at Kaiser II were included in the table above. See “—Partial Release” below.

(2)	Weighted Average Annual UW Base Rent per SF excludes vacant space.

(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and which are not reflected in the Lease Expiration Schedule.

(4)	MTM tenants primarily consist of storage space, conference rooms, mail room, and the management office.

The following table presents certain information relating to historical leasing at the Kaiser Center Property:

Historical Leased %(1)(2)

	2012	2013	2014	As of 5/28/2015
Owned Space	93.3%	90.3%	90.7%	89.3%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Reflects occupancy for both Kaiser I and Kaiser II.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kaiser Center Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 3/31/2015	Underwritten(2)	Underwritten $ per SF(2)
Base Rent	$21,007,578	$19,754,772	$18,537,442	$19,215,991	$20,180,283	$24.88
Contractual Rent Steps	0	0	0	0	2,292,052	2.83
Gross Up Vacancy	0	0	0	0	3,066,483	3.78
Total Rent	$21,007,578	$19,754,772	$18,537,442	$19,215,991	$25,538,819	$31.49
Total Reimbursables	1,051,363	1,194,492	955,436	824,698	962,312	1.19
Parking Income	3,255,833	3,433,463	3,480,840	3,515,035	3,515,035	4.33
Other Income(3)	790,447	806,397	739,742	768,552	626,327	0.77
Vacancy & Credit Loss	0	0	0	0	(3,066,483)	(3.78)
Effective Gross Income	$26,105,221	$25,189,124	$23,713,460	$24,324,275	$27,576,010	$34.00

Real Estate Taxes	$2,885,372	$2,957,396	$3,026,691	$3,029,457	$3,131,104	$3.86
Insurance	202,985	201,779	199,820	195,128	222,163	0.27
Management Fee	228,146	227,643	195,961	204,669	827,280	1.02
Parking Expense	1,282,994	1,417,170	1,333,369	1,358,110	1,358,110	1.67
Other Operating Expenses	8,295,873	8,401,506	8,443,964	8,532,269	8,949,735	11.04
Total Operating Expenses	$12,895,370	$13,205,494	$13,199,805	$13,319,634	$14,488,393	$17.86

Net Operating Income	$13,209,851	$11,983,630	$10,513,655	$11,004,642	$13,087,617	$16.14
TI/LC	0	0	0	0	1,163,073	1.43
Capital Expenditures	0	0	0	0	202,751	0.25
Net Cash Flow	$13,209,851	$11,983,630	$10,513,655	$11,004,642	$11,721,793	$14.45

(1)	No income was underwritten for Kaiser II, which is collateral for the Kaiser Center Loan but may be released pursuant to certain terms and conditions. See “—Partial Release” below.

(2)	The increase in the Underwritten Net Operating Income from the TTM 3/31/2015 Net Operating Income is primarily attributed to (i) the present value of contractual rent steps for BART ($1,241,557), University of California ($236,947), JP Morgan Chase Bank, National Association($38,576), California Bank & Trust ($73,665), and Kaiser Foundation Health Plan ($684,289); (ii) the burn off of free rent periods and (iii) contractual rent increases through May 2015 ($17,018).

(3)	Other Income includes direct utility reimbursements ($491,777), tenant services and other miscellaneous income ($134,550).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Appraisal. As of the appraisal valuation date of April 21, 2015, Kaiser I had an “as-is” appraised value of $198,700,000 and an “as stabilized” value of $220,200,000 as of April 21, 2016. The borrower is strategically renovating certain floors at Kaiser I to attract technology tenants. The “as stabilized” value assumes that the renovations are complete and the occupancy rate at Kaiser I is 95% versus the underwritten occupancy rate of 88.3%. Further, as of the appraisal valuation date of April 21, 2015, the Kaiser Center Property had an “as-is” appraised value of $209,500,000, and an “as stabilized” value of $233,100,000 as of April 21, 2016.

■	Environmental Matters. According to a Phase I environmental site assessment dated April 27, 2015, there were no recommendations for further action for the Kaiser Center Property.

■	Market Overview and Competition. The Kaiser Center Property is located in the downtown area of Oakland, Alameda County, California in the East Bay office market. Alameda County encompasses 17 separate cities covering an area of approximately 743 square miles. Oakland is home to corporate headquarters, start-ups, green energy companies, and research and development/high-technology companies. Oakland is served by several major freeways including Interstate 80 (east/west), Interstate 580 (east/west), Interstate 980 (north/south), and Interstate 880 (north/south). Mass transportation is provided by local and regional bus lines provided by the BART system. According to the U.S. Bureau of Labor Statistics, the March 2015 unemployment rate of Alameda County was 4.9%. The 2014 population within a one-, three- and five-mile radius of the Kaiser Center Property was 53,775, 267,831 and 490,486, respectively. As of the fourth quarter of 2014, the central business district submarket of the Oakland/ East Bay office market had an inventory of 10,592,000 SF that was 88.7% occupied with an average asking rent of $29.65 per SF, gross. The appraiser surveyed six competitive properties totaling 2,079,729 SF that had occupancy rates ranging from 86%-100% (91.0% weighted average) and recently signed leases with rental rates ranging from $33.00 to $42.00 per SF ($36.24 weighted average), gross. The appraiser concluded a market rent of $36.00 per SF, gross, for the 2nd through 4th floors and $39.00 per SF, gross, for the 5th through 28th floors. The weighted average in-place rent at the Kaiser Center Property is $30.54 per SF, gross.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Kaiser Center Property:

Office Lease Comparables(1)

	The Kaiser Center Property(2)	Lake Merritt Tower	City Center Complex	Center 21	Lake Merritt Plaza	Harrison Street Building	555 City Center
Year Built	1962	1990	1982	1984	1985	1985	2002
Total GLA	811,005	204,277	172,077	456,187	490,049	272,100	485,039
Lease Date	-	3/12/2015	7/1/2014	10/1/2014	7/1/2014	7/1/2014	2/1/2015
Rental Rate ($ per SF, gross)	-	$36.00	$33.48	$33.00	$37.20	$36.00	$42.00
Total Occupancy	88%	86%	86%	91%	87%	100%	94%

(1)	Source: Appraisal
(2)	Reflects only Kaiser I

■	The Borrower. The borrower is SIC-Lakeside Drive, LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kaiser Center Loan Combination. Swig Investment Company, LLC (“Swig”) is the guarantor of certain non-recourse carveouts under the Kaiser Center Loan Combination.

The borrower sponsor is Swig Investment Company, LLC. Swig is a privately-owned, San Francisco-based real estate operator with more than 75 years of history of investment, development, partnership and management of commercial real estate properties in U.S. markets. Swig owns interests in 24 properties totaling approximately 9 million SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Escrows. The Kaiser Center Loan documents provide for upfront reserves in the amount of $1,491,823 for taxes and $5,706,695 (of which $261,308 have been released to borrower) for unfunded tenant improvements and free rent associated with certain tenants at the Kaiser Center Property.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Kaiser Center Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period; (ii) at the lender’s option if an acceptable blanket policy is not in effect, an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay the insurance premiums over the then succeeding 12-month period and (iii) a replacement reserve in the amount of $16,551, capped at $595,836.

■	Lockbox and Cash Management. The Kaiser Center Loan Combination requires a lender-controlled lockbox account, which is already in place, and the borrower is required to direct tenants to pay their rents directly into such lockbox account. The related loan documents also require that all rents received by the borrower or the property manager be immediately deposited into the lockbox account following receipt. Prior to the occurrence of a Kaiser Center Trigger Period, all funds on deposit in the lockbox account are distributed to the borrower. During a Kaiser Center Trigger Period, all cash flow is required to be swept to a lender-controlled cash management account and applied to pay debt service, operating expenses, lender and servicer costs and to fund required reserves in accordance with the Kaiser Center Loan documents. During a Kaiser Center Trigger Period caused by a Specified Tenant Triggering Event, the Kaiser Center Loan documents require the monthly Specified Tenant Minimum Deposit to be swept into a lender-controlled leasing reserve account unless the borrower has delivered to the lender cash collateral or a letter of credit in the amount of the Specified Tenant Minimum Deposit.

“Specified Tenant Triggering Event” means (i) the bankruptcy or similar insolvency of BART or the University of California, (ii) the termination or cancellation of the BART or University of California lease and/or the BART or University of California lease failing to otherwise be in full force and effect, (iii) BART or University of California being in monetary default or material non-monetary default of its lease (beyond all notice and cure periods), or (iv) BART or University of California giving notice that it is terminating its lease for all or a portion of its space containing at least 50,000 SF or which when aggregated with all other leases terminated by BART or University of California contains 60,000 SF (in each case, excluding storage).

“Specified Tenant Minimum Deposit” means (i) in the event of a Renewal Cash Sweep associated with BART and/or University of California: (a) the cash flow sweep will be capped at $1.80 per SF per month based on BART’s then current net rentable area, (b) if University of California renews at least 50% of its current net rentable area, the cash flow sweep will be capped at $30 per SF of BART’s then current net rentable area, (c) at BART’s renewal notice date, if BART renews at least 60% of its current net rentable area, the cash flow sweep will stop and the previously swept funds will be used for contractual leasing costs associated with BART’s renewal and due or available to BART during the first 24 months following the renewal and the remaining previously swept funds will be released to the borrower, (d) If BART renews less than 60% of its then current net rentable area and the cash flow sweep continues, the cash flow sweep will stop once a total of 60% of BART’s then current net rentable area is leased to any other tenant or tenants (including any space renewed by BART) and previously swept funds will be used for contractual leasing costs associated with BART’s renewal and the other tenant(s) leases and due or available to BART and the other tenant(s) during the first 24 months following the renewal or new lease commencement and the remaining previously swept funds will be released to the borrower, or (e) if University of California does not renew at least 50% of its then current net rentable area and BART does not renew at least 60% of its then current net rentable area, the cash flow sweep will be capped at $1.80 per SF per month up to a total cap of $30 per SF based on all non-renewed space for both tenants or (ii) in the event of a Specified Tenant Triggering Event, the cash flow sweep will be capped at $1.80 per SF per month up to a total cap of $30 per SF of the applicable tenant’s then current rentable area. Provided that no other event has occurred which results in a Kaiser Center Trigger Period, the borrower has the option to cure a Kaiser Center Trigger Period resulting from a Specified Tenant Triggering Event or a Renewal Cash Sweep related to BART or University of California by delivering to the lender a letter of credit in an amount equal to the applicable Specified Tenant Minimum Deposit.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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A “Kaiser Center Trigger Period” means the period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Kaiser Center Loan documents (ii) the debt service coverage ratio being less than 1.20x; (iii) the debt yield being less than 7.0%; (iv) the occurrence of a Specified Tenant Triggering Event; or (v) any Specified Tenant’s (defined below) failure to provide written notice to the borrower of the renewal of its lease upon the earlier to occur of (1) (a) 24 months with respect to BART and (b) 12 months with respect to University of California, prior to its then current applicable lease expiration or (2) the renewal notice period required under the applicable lease, for a minimum renewal term of five years (the event described in this clause (v) being a “Renewal Cash Sweep”) and (B) expiring upon (q) with regard to any Kaiser Center Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default; (r) with regard to any Kaiser Center Trigger Period commenced in connection with clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters or the delivery of a letter of credit in an amount which if applied as a partial prepayment of the Kaiser Center Loan Combination would cause the debt service coverage ratio to be equal to or greater than 1.20x; (s) with regard to any Kaiser Center Trigger Period commenced in connection with clause (A)(iii) above, the date that the debt yield is equal to or greater than 7.0% for two consecutive calendar quarters or the delivery of a letter of credit in an amount which if applied as a partial prepayment of the Kaiser Center Loan Combination would cause the debt yield to be equal to 7.0% or greater; (t) with regard to any Kaiser Center Trigger Period commenced in connection with clause (A)(iv) above, the applicable Specified Tenant affirming its lease in the applicable bankruptcy or insolvency proceeding, the lender’s receipt of evidence that the applicable vacant or dark tenant space is leased, the tenant has accepted its premises, there is no further landlord work to be completed and the tenant is paying full unabated rent, or if it is not paying full unabated rent, that there are no conditions to tenant’s obligations to pay full rent other than any free rent period, the amount of which is reserved with the lender, any default under the applicable Specified Tenant’s lease has been cured, or the applicable Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to the applicable Specified Tenant’s lease and has re-affirmed the applicable Specified Tenant’s lease as being in full force and effect, as applicable; and (u) with regard to any Kaiser Center Trigger Period commenced in connection with clause (A)(v) above, with respect to the Renewal Cash Sweep, the lender’s receipt of evidence satisfactory to that (1) the applicable Specified Tenant has renewed its lease prior to its then applicable lease expiration or (2) the applicable Specified Tenant’s space is leased for a minimum term of five years, the tenant has accepted its premises, there is no further landlord work to be completed and the tenant is paying full unabated rent, or if it is not paying full unabated rent, that there are no conditions to the tenant’s obligations to pay full rent other than any free rent period, the amount of which is reserved with the lender.

A “Specified Tenant” means, as applicable, each of (a) BART and (b) University of California (together with any parent or affiliate thereof providing credit support or a guaranty under any such lease) and will include any replacement tenant of either such Specified Tenant of 60,000 SF or more approved in accordance with the Kaiser Center Loan documents.

■	Property Management. The Kaiser Center Property is managed by The Swig Investment Company, LLC, an affiliate of the borrower (the “Manager”). Under the Kaiser Center Loan documents, the Kaiser Center Property may not be managed by any other party, other than a Qualified Manager (defined below). The borrower has the right to replace the Manager provided: (i) no event of default under the Kaiser Center Loan documents has occurred and is continuing, (ii) the lender receives at least 30 days prior written notice and (iii) the applicable new manager is a Qualified Manager. If the borrower is in default (following applicable notice and cure periods) under the management agreement, the lender has the right, but not the obligation, to perform any act or take any action to cause all the terms, covenants and conditions of the management agreement on the part of borrower to be performed or observed, to the end that the rights of borrower in, to and under the management agreement will be kept unimpaired and free from default. The lender has the right to replace the Manager in the event the Manager becomes insolvent or involved in a bankruptcy or similar proceeding, there exists an event of default under the Kaiser Center Loan documents, or the Manager has defaulted beyond applicable notice and cure periods under the related management agreement.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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A “Qualified Manager” means (i) a property manager reasonably approved by the lender in writing (which such approval may be conditioned upon a Rating Agency Confirmation) or (ii)(a) the Manager, (b) any affiliate of the Manager that is controlled by or is under common control with the Manager, (c) Cushman & Wakefield or an affiliate, (d) Jones Lang LaSalle or an affiliate, (e) CBRE or an affiliate, or (f) a property manager that is (i) a reputable management company having at least five years’ experience in the management of properties similar in class and size to the Kaiser Center Property in Oakland, California, the San Francisco Bay area or any similar metropolitan area, (ii) at the time of its engagement as property manager has under management not less than three class “A” office properties containing leasable square footage equal to or greater than 2,500,000 leasable SF of office space in the aggregate (excluding the Kaiser Center Property) and (iii) not the subject of a bankruptcy or similar insolvency proceeding; provided that no material adverse change (economic or otherwise) has occurred to such manager, as determined by the lender in its reasonable discretion, prior to such manager taking over the management responsibilities of the Kaiser Center Property.

■	Partial Release. In the event the borrower proposes to transfer Kaiser II to an entity other than an entity owned, directly or indirectly, by the borrower, the borrower is permitted to release Kaiser II from the lien of the Kaiser Center Loan Combination provided that, among other conditions: (a) the borrower delivers to the lender evidence that Kaiser II is not necessary for the borrower’s operation or use of the remaining Kaiser Center Property for its then current use, and may be readily separated from the Kaiser Center Property; (b) on the date of the release, no event of default under the Kaiser Center Loan documents has occurred and is continuing; (c) the borrower delivers to the lender evidence that (i) Kaiser II has been legally subdivided from the remainder of the Kaiser Center Property after giving effect to the release of Kaiser II (the “Remaining Property”), (ii) after giving effect to such transfer, each of Kaiser II and the Remaining Property conforms to and is in compliance in all material respects with applicable legal requirements and constitutes a separate tax lot, (iii) the Kaiser II is not necessary for the Remaining Property to comply with any zoning, building, land use or parking or other legal requirements applicable to the Remaining Property or for the then current use of the Remaining Property; and (iv) immediately after such release, the loan-to-value ratio based on the value of the Remaining Property is equal to or less than 125%.
■	Mezzanine Indebtedness. After the first anniversary of the origination of the Kaiser Center Loan, mezzanine debt secured by a pledge of direct or indirect equity interests in the borrower is permitted from a lender meeting certain requirements set forth in the Kaiser Center Loan documents (the “Mezzanine Lender”), provided that, among other things (a) no event of default under the Kaiser Center Loan documents has occurred and is continuing, (b) after giving effect to the mezzanine loan, the combined debt service coverage ratio is equal to or greater than 1.40x, the combined loan-to-value ratio does not exceed 75.0% and the combined debt yield is greater than 8.5%, (c) the mezzanine loan is current pay with no payment-in-kind or similar features, (d) if the mezzanine loan is subject to floating-rate interest, the borrower is required to acquire and maintain an interest rate cap agreement acceptable to the lender, (e) the Mezzanine Lender executes a subordination and intercreditor agreement acceptable in form and substance to the lender, (f) the borrower delivers to the lender a Rating Agency Confirmation, (g) the related loan documents are amended as required by the lender, among other things, to require that all sums in the lockbox account be swept daily to the cash management account irrespective of whether a Kaiser Center Trigger Period exists and to include payments of mezzanine debt service from the disbursements from the cash management account and (h) the term of the mezzanine loan is co-terminous with, or longer than, the term of the Kaiser Center Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Terrorism Insurance. The borrower is required to maintain (x) an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Kaiser Center Property and (y) business interruption coverage with no exclusion for terrorism covering no less than 12 months in an amount equal to 100% of the projected gross income from the Kaiser Center Property (on an actual loss sustained basis) for a period continuing until the restoration of the Kaiser Center Property is completed, and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no higher than $50,000. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism coverage is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Kaiser Center Loan, but in such event the borrower is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism component of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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NASHVILLE
Hendersonville
Mount Juliet
Lakewood
Green Hill
Ashland City
Belle Meade
Forest Hills
Oak Hill
Brentwood
La Vergne
Smyrna
Nolensville
Franklin
Hilton Nashville
121 Fourth Avenue South
Nashville, TN 37201
Wilburn St
Dickerson Pike
Joseph Ave
N 2nd St
Stockell St
Meridian St
Berry St
McFerrin Park
Lischey Ave
Ellington Pkwy
Foster St
Douglas Park
Cumberland River
Jefferson St
1st Ave N
2nd Ave N
N 1st St
Germantown
Main St
Woodland St
East Park
East End
Russell St
Shelby Ave
LP Field
Nashville Farmer's Market
Bicentennial Capitol Mall State Park
4th Ave N
3rd Ave N
10th Ave N
14th Ave N
Harrison St
James Robertson Pkwy
Municipal Auditorium
Victory Park
City Hall
Public Sq. Park
State Capitol
Tennessee Performing Arts Ctr.
UBS Tower
Fisk University
NASHVILLE
Herman St
William R. Snodgrass Tennessee Tower
Fifth Third Ctr.
Nashville City Center
Church St
The District
S 5th St
Crutcher St
Davidson St
Watkins Park
Jo Johnston Ave
Charlotte Ave
Tennessee State University Downtown Campus
11th Ave N
Public Library
Ryman Auditorium
AT&T Building
Riverfront Station
Nashville Convention Center
Downtown
Schermerhorn Symphony Ctr.
Cumberland River
MUSIC CITY STAR
Bridgestone Arena
Bridgestone America Headquarters (Under Construction)
Charlotte Ave
17th Ave N
18th Ave N
19th Ave N
N. Church St
US Courthouse
Country Music Hall of Fame
Broadway
Frist Center for Visual Arts
Music City Center
Hermitage Ave
Demonbreun St
Peabody St
Nashville Children's Theatre
St. Thomas Midtown Hospital
Midtown
Rocketown
21st Ave N
Lindsley Ave
West End Ave
Broadway
4th Ave S
2nd Ave S
Division St
Division St
11th Ave S
Nashville Intl. Airport 5 miles
Music Row
Lafayette St
Chet Atkins Blvd
South St
Vanderbilt Law School
Grand Ave
Adventure Science Ctr.
Trimble St
Vanderbilt University
21st Ave S
18th Ave S
17th Ave S
16th Ave S
Villa Pl
12th Ave S
8th Ave S
Fort Negley Park
Herschel Greer Stadium
Chestnut St
1st Ave S
2nd Ave S
Lewis St
Edgehill Ave
E.S. Rose Park
Dudley Park
Veterans Administration Hospital
Edgehill Ave
Humphreys St
Vanderbilt University Medical Ctr. Hospital
4th Ave S
Horton Ave
8th Ave South/ Antique Dist.
South Nashville
Merritt Ave
Vanderbilt Stallworth Rehabilitation Hospital
Reservoir Park
Hamilton Ave

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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HILTON NASHVILLE

Tennessee State Capital
Nashville Municipal Auditorium
Nashville City Center
Fifth Third Center
31
One Nashville Place
Nashville Public Library
AT&T Building
Citi Place
50,000 Downtown Workers
LP FIELD
Cumberland River
The District
To Midtown and
VANDERBILT UNIVERSITY
Nashville Convention Center
Ryman Auditorium
Hilton
Downtown Nashville
The Pinnacle at Symphony Place
BROADWAY
BRIDGESTONE ARENA
Music City Center
Future Bridgestone America's HQ
5TH AVE S
4TH AVE S
2ND AVE S
Riverfront Park & Amphitheater Development
KOREAN VETERANS BLVD
SoBro

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	Wells Fargo Bank, National Association
Location (City/State)	Nashville, Tennessee	Cut-off Date Principal Balance		$75,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$378,787.88
Size (Rooms)	330	Percentage of Initial Pool Balance		6.8%
Total TTM Occupancy as of 6/30/2015	83.3%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 6/30/2015	83.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	2000 / 2014	Mortgage Rate		4.62000%
Appraised Value	$192,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		None
Underwritten Revenues	$36,342,258
Underwritten Expenses	$21,356,779	Escrows
Underwritten Net Operating Income (NOI)	$14,985,479
Underwritten Net Cash Flow (NCF)	$13,531,789		Upfront	Monthly
Cut-off Date LTV Ratio(1)	65.1%	Taxes	$651,449	$108,575
Maturity Date LTV Ratio(1)	52.9%	Insurance	$0	Springing
DSCR Based on Underwritten NOI / NCF(1)	1.94x / 1.76x	FF&E	$0	$121,141
Debt Yield Based on Underwritten NOI / NCF(1)	12.0% / 10.8%	Other(3)	$19,959	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$125,000,000	100.0%	Loan Payoff	$72,629,834	58.1%
			Principal Equity Distribution	50,585,204	40.5
			Closing Costs	1,113,554	0.9
			Reserves	671,408	0.5
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

(1)	Calculated based on the aggregate balance of the Hilton Nashville Loan Combination.

(2)	The Hilton Nashville Loan, with a Cut-off Date Principal Balance of $75,000,000, is evidenced by note A-1 (the controlling note), which is part of a $125,000,000 loan combination evidenced by two pari passu notes. The non-controlling pari passu companion loan evidenced by note A-2 has a principal balance of $50,000,000 as of the Cut-off Date, is held outside the Issuing Entity and is expected to be contributed to a future securitization transaction. Note A-2 may be further split into 2 or more notes.

(3)	Other Escrows include Condominium Reserve Funds and parking reserves. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Hilton Nashville Loan”) is part of a loan combination (the “Hilton Nashville Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a full-service hotel located in Nashville, Tennessee (the “Hilton Nashville Property”). The Hilton Nashville Loan Combination was originated by Wells Fargo Bank, National Association on July 22, 2015. The Hilton Nashville Loan Combination has an original principal balance of $125,000,000 and each note has an interest rate of 4.62000% per annum. The Hilton Nashville Loan (evidenced by note A-1), which represents the controlling interest in the Hilton Nashville Loan Combination, will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents approximately 6.8% of the Initial Pool Balance. The related companion loan (the “Hilton Nashville Companion Loan”) (evidenced by note A-2), represents the non-controlling interest in the Hilton Nashville Loan Combination and is currently held by Wells Fargo Bank, National Association outside the Issuing Entity. The Hilton Nashville Companion Loan has an outstanding principal balance as of the Cut-off Date of $50,000,000 and is expected to be contributed to a future securitization transaction. The borrower utilized the proceeds of the Hilton Nashville Loan Combination to refinance the existing debt on the Hilton Nashville Property, fund reserves and pay closing costs.

The Hilton Nashville Loan Combination had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Hilton Nashville Loan Combination requires payments of interest and principal based on a 30-year amortization schedule. The Hilton Nashville Loan Combination matures on August 11, 2025. Following the second anniversary of the securitization closing date, the Hilton Nashville Loan may be defeased in whole, but not in part, with certain direct full faith and credit obligations of the United States of America or obligations which are “government securities” permitted under the Hilton Nashville Loan documents on any date before May 11, 2025. In addition, the Hilton Nashville Loan Combination is prepayable without penalty on or after May 11, 2025.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	The Mortgaged Property. The Hilton Nashville Property is a 12-story, 330-room full-service hotel located in the central business district of Nashville, Tennessee. Built in 2000 and extensively renovated in 2013 and 2014, the Hilton Nashville Property offers five restaurants and bars, approximately 16,000 square feet of meeting space, fitness center, business center and sundry store. According to the appraisal, the 2013/2014 renovations totaled approximately $34.7 million and included full guestroom renovations ($10.5 million; $31,818 per room); new furniture, fixtures and equipment ($10.3 million); construction of the Trattoria Il Mulino restaurant ($5.8 million); lobby and front desk renovations ($4.5 million); roof and skylight replacement ($1.2 million); updates to the meeting facilities, executive lounge and fitness center ($1.1 million); exterior painting and re-caulking ($640,000); and new HVAC system ($515,000). The Hilton Nashville Property is an all-suite hotel and offers 187 king guestrooms, 141 double queen guestrooms and two presidential suites. Food and beverage outlets at the Hilton Nashville Property include Trattoria Il Mulino (opened for business in March 2015; 13th location of the New York-based Il Mulino Italian restaurant), The Palm (upscale steakhouse), Market Street Restaurant (breakfast-only venue offering a la carte and buffet service), The Parkview Café (centrally-located lobby restaurant offering food and cocktail service) and The Executive Lounge (newly-renovated 2,000-square-foot lounge located on the lobby level). Meeting space at the Hilton Nashville Property comprises 11 rooms ranging in size from 475 square feet to 7,452 square feet and totaling 16,007 square feet. The Hilton Nashville Property is situated adjacent to a 600-space subterranean parking structure (owned by the borrower sponsor but not part of the collateral), within which the hotel has rights to 244 parking spaces, pursuant to a lease with a fully extended expiration date of September 30, 2065. According to the appraisal, the estimated 2014 market mix of the Hilton Nashville Property was 80% transient and 20% meeting and group. The franchise agreement with Hilton expires in March 2035.

Demand Segmentation(1)

Property	Transient	Meeting & Group
Hilton Nashville	80.0%	20.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the TTM May 2015 penetration rates relating to the Hilton Nashville Property:

TTM May 2015 Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
Hilton Nashville	105.2%	118.1%	124.2%

(1)	Source: June 2015 travel research report and reflects average occupancy, ADR and RevPAR for the indicated period.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hilton Nashville Property:

Hilton Nashville(1)

	2012	2013(2)	2014(2)	TTM 6/30/2015
Occupancy	78.8%	69.4%	80.7%	83.3%
ADR	$201.90	$222.62	$240.91	$257.55
RevPAR	$159.02	$154.59	$194.29	$214.58

(1)	As provided by the borrower and reflects average occupancy, ADR and RevPAR for the indicated period.

(2)	The Hilton Nashville Property was under renovation from July 2013 to November 2014. The majority of room renovations occurred in 2013.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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HILTON NASHVILLE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Nashville Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014(1)	TTM June 2015(1)	Underwritten	Underwritten $ per Room
Room Revenue	$19,206,842	$18,714,887	$23,533,548	$25,846,143	$25,841,241	$78,307
Food & Beverage Revenue	6,861,780	5,451,726	6,131,979	6,699,259	7,912,353	23,977
Other Revenue(2)	2,856,208	2,486,392	2,343,820	2,557,568	2,588,664	7,844
Total Revenue	$28,924,830	$26,653,005	$32,009,347	$35,102,970	$36,342,258	$110,128

Room Expense	$3,327,637	$3,564,875	$4,177,788	$4,647,549	$4,646,667	$14,081
Food & Beverage Expense	4,247,679	3,960,049	4,075,298	4,863,077	5,538,647	16,784
Other Expense	710,907	601,277	589,103	632,663	632,663	1,917
Total Departmental Expense	$8,286,223	$8,126,201	$8,842,189	$10,143,289	$10,817,977	$32,782
Total Undistributed Expense	7,702,301	7,762,691	8,328,603	8,849,786	8,905,044	26,985
Total Fixed Charges	1,602,819	1,463,884	1,660,112	1,591,180	1,633,758	4,951
Total Operating Expenses	$17,591,343	$17,352,776	$18,830,904	$20,584,255	$21,356,779	$64,718

Net Operating Income	$11,333,487	$9,300,229	$13,178,443	$14,518,715	$14,985,479	$45,411
FF&E	1,156,993	1,066,120	1,280,374	1,404,119	1,453,690	4,405
Net Cash Flow	$10,176,494	$8,234,109	$11,898,069	$13,114,596	$13,531,789	$41,005

(1)	Net Operating Income decreased from 2012 to 2013 and increased from 2013 to 2014 and from 2014 to TTM June 2015 due to renovations at the Hilton Nashville Property in 2013 and 2014. The majority of the room renovations occurred in 2013.

(2)	Other Revenue consists of telephone, parking and other supplemental revenue

■	Appraisal. According to the appraisal, the Hilton Nashville Property had an “as-is” appraised value of $192,000,000 as of June 16, 2015, and is expected to have an “as-stabilized” appraised value of $201,000,000 as of June 16, 2017.

■	Environmental Matters. According to a Phase I environmental report dated June 15, 2015, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action at the Hilton Nashville Property.

■	Market Overview and Competition. The Hilton Nashville Property is located in the heart of downtown Nashville, Tennessee, directly east of Bridgestone Arena, directly north of the Music City Center and the Country Music Hall of Fame & Museum and directly south of the Broadway entertainment district. According to an international trade publication, Bridgestone Arena, which is home to the NHL’s Predators and various concerts and events throughout the year, ranks second in the United States and fifth in the world for concert ticket sales. The Music City Center is a newly-constructed convention center totaling approximately 2.1 million SF with a 350,000-SF exhibit hall, 57,000-SF grand ballroom, 18,000-SF junior ballroom and over 90,000 SF of meeting space in approximately 60 smaller rooms. In addition, the Hilton Nashville Property is situated approximately one half-mile west of LP Field, which is home to the NFL’s Tennessee Titans and also used by Tennessee State University and for large concert productions. LP Field is on the opposite side of the Cumberland River but is connected to the downtown area via a pedestrian bridge, which can be accessed directly across the street from the Hilton Nashville Property. Primary access to downtown Nashville is provided by Interstates 65, 24 and 40, all of which converge to form an inner loop around the downtown core, with Interstate 440 serving as an outer loop, approximately three miles from the city center.

Nashville is the state capital of Tennessee, and according to the appraisal, downtown Nashville has experienced significant development activity over the past 20 years. Since 2001, several major new corporate headquarters have re-located to downtown Nashville, including Louisiana Pacific, CareMark, CMT, Nissan North America, Nova Copy and Qualifacts. Further, between 2015 and 2017, HCA Healthcare is expected to move into two new office buildings in the West End neighborhood of Nashville (projected to add approximately 2,000 new jobs), and Bridgestone Americas is expected to complete its new 30-story headquarters building located just southeast of the Hilton Nashville Property (projected to add approximately 1,700 new jobs).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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HILTON NASHVILLE

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hilton Nashville Property and its competitive set, as provided in a market report for the Hilton Nashville Property:

Historical Statistics(1)(2)

	Hilton Nashville			Competitive Set			Penetration

	TTM 5/31/2013	TTM 5/31/2014	TTM 5/31/2015	TTM 5/31/2013	TTM 5/31/2014	TTM 5/31/2015	TTM 5/31/2013	TTM 5/31/2014	TTM 5/31/2015
Occupancy(2)	81.0%	67.2%	83.0%	76.5%	75.8%	79.0%	105.8%	88.7%	105.2%
ADR	$209.22	$232.05	$254.92	$159.24	$186.80	$215.89	131.4%	124.2%	118.1%
RevPAR	$169.38	$156.01	$211.64	$121.85	$141.58	$170.46	139.0%	110.2%	124.2%

(1)     Source: June 2015 travel research report for the Hilton Nashville Property.

(2)     The Hilton Nashville Property was under renovation from July 2013 to November 2014.

Hilton Nashville Property Competitive Set(1)

Property	Number of Rooms	Year Opened
Hilton Nashville Property	330	2000
Sheraton Hotel Nashville Downtown	482	1975
Doubletree Nashville	341	1979
Renaissance Nashville Hotel	673	1987
Loews Vanderbilt Plaza Hotel	340	1984
Hutton Hotel	247	2009
Omni Nashville Hotel	800	2013
Hyatt Place Nashville Downtown	255	2013
Total	3,468

(1)     Source: June 2015 travel research report for the Hilton Nashville Property.

■	The Borrower. The borrower is Nashville Downtown Hotel, LLC, a single-purpose limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Nashville Loan. Jeffrey Soffer is the borrower sponsor and non-recourse carveout guarantor.

Jeffrey Soffer is the chairman and CEO of Turnberry Associates (“Turnberry”), a full service real estate development and property management company. Founded more than 50 years ago, Turnberry has developed more than $8.0 billion in commercial and residential properties including approximately 20.0 million square feet of retail space, more than 7,000 multifamily and condominium units, 1.5 million square feet of class A office space and more than 3,000 hotel rooms. Mr. Soffer was involved in various litigation matters involving claims resulting from the Fontainebleau Las Vegas project filing for Chapter 11 bankruptcy protection in mid-2009 (converted to Chapter 7 bankruptcy at the end of 2009), as well as other matters. See “Description of the Mortgage Pool – Litigation Considerations” and “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

■	Escrows. On the origination date of the Hilton Nashville Loan, the borrower funded an escrow reserve of $651,449 with respect to taxes and $19,959 for charges related to the condominium structure that includes the Hilton Nashville Property and the adjacent subterranean parking garage (“Condominium Reserve Funds”).

On each due date, the borrower is required to fund the following reserves with respect to the Hilton Nashville Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (currently estimated to be $108,575); and (ii) an FF&E reserve in an amount equal to one-twelfth of 4.0% of total revenue for the prior fiscal year (currently estimated to be $121,141). If, at any time, the total amount of Condominium Reserve Funds is less than $19,959, the borrower is required to deposit an amount that would make the Condominium Reserve Funds equal to or greater than $19,959. At least ten days prior to each due date during a Cash Trap Event Period (as defined in “—Lockbox and Cash Management” below), the borrower is required to deposit an amount equal to one-twelfth of the annual parking rent related to the adjacent subterranean parking garage. The related loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Hilton Nashville Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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HILTON NASHVILLE

■	Lockbox and Cash Management. The Hilton Nashville Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit or cause to be deposited all rents and other payments into the lockbox account within one business day of receipt. Provided no Cash Trap Event Period (as defined below) is continuing, all funds in the lockbox account are swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Cash Trap Event Period, amounts in the lockbox account are required to be swept to a lender-controlled cash management account and excess cash is required to be swept and held as additional collateral for the Hilton Nashville Loan Combination.

A “Cash Trap Event Period” will commence upon (i) the occurrence of an event of default, or (ii) the TTM debt service coverage ratio falling below 1.20x at the end of any calendar month (a “DSCR Trigger Event”). A Cash Trap Event Period will end with respect to clause (i) above, upon the cure of the event of default; or with respect to clause (ii) above, upon the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters. In addition, if no event of default is continuing, the borrower may avoid a DSCR Trigger Event upon delivery to lender within five business days of an amount which, when applied to the outstanding principal balance of the Hilton Nashville Loan Combination, would result in a debt service coverage ratio of at least 1.20x. If such amount is in the form of a letter of credit, the amount of such letter of credit may not exceed 10.0% of the outstanding principal balance of the Hilton Nashville Loan Combination.

■	Property Management. The Hilton Nashville Property is currently managed by Turnberry Development, LLC, an affiliate of the borrower, pursuant to a management agreement. The related loan documents provide that the borrower may not terminate or replace the property manager without the prior written consent of the lender. If the borrower is in default under the management agreement, the lender has the right, but not the obligation, to perform any act or take any action to cause all the terms, covenants and conditions of the management agreement on the part of the borrower to be performed or observed, to the end that the rights of borrower in, to and under the management agreement will be kept unimpaired and free from default. Under the loan documents, the lender has the right to terminate, cancel, modify, change, supplement, alter or amend the management agreement at any time.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The related loan documents require that the “all risk” insurance policy required to be maintained by the borrower or the condominium association provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Nashville Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $250,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Piazza Carmel
3875-3885 Valley Centre Drive and 3804-3890 Valley Centre Drive
San Diego, CA 92130
Carlsbad
Encinitas
Solana Beach
Rancho Santa Fe
Fairbanks Ranch
Del Mar
Carmel Valley
Torrey Highlands
Rancho Peñasquitos
SAN DIEGO COUNTY
Black Mountain Park
Pacific Ocean
Torrey Pines State Reserve
Los Penasquitos Canyon Preserve
Mira Mesa
Scripps Ranch
Sorrento Valley
SAN DIEGO
Miramar
USMC Air Station Miramar
Torrey Pines
University City
La Jolla Village
La Jolla
Clairemont
Kearny Mesa
Lake Miramar
Ted Williams Fwy
San Diego Fwy
Escondido Fwy
Jacob Dekema Fwy
Mt. Soledad Fwy
Cabrillo Fwy
Oceanside
Vista
San Marcos
Escondido
Poway
Ramona
Santee
El Cajon
La Mesa
Coronado
National City
Chula Vista
Imperial Beach
TIJUANA
UNITED STATES
MEXICO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		PCC
Location (City/State)	San Diego, California	Cut-off Date Principal Balance		64,000,000.00
Property Type	Retail	Cut-off Date Principal Balance per SF		$442.67
Size (SF)	144,576	Percentage of Initial Pool Balance		5.8%
Total Occupancy as of 7/6/2015	97.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/6/2015	97.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1991 / NAP	Mortgage Rate		4.37000%
Appraised Value	$102,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$6,925,455
Underwritten Expenses	$1,686,874	Escrows
Underwritten Net Operating Income (NOI)	$5,238,581		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,047,741	Taxes	$107,060	$21,412
Cut-off Date LTV Ratio	62.4%	Insurance	$0	$0
Maturity Date LTV Ratio	62.4%	Replacement Reserve(1)	$0	$3,855
DSCR Based on Underwritten NOI / NCF	1.85x / 1.78x	TI/LC(1)	$0	$12,048
Debt Yield Based on Underwritten NOI / NCF	8.2% / 7.9%	Other(2)	$14,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$64,000,000	100.0%	Loan Payoff	$33,626,827	52.5%
			Principal Equity Distribution	24,599,613	38.4
			Other Uses(3)	4,822,901	7.5
			Closing Costs	828,974	1.3
			Reserves	121,685	0.2
Total Sources	$64,000,000	100.0%	Total Uses	$64,000,000	100.0%

(1)	The replacement reserve is capped at $138,792 and the TI/LC reserve is capped at $400,000. See “Escrows” below.
(2)	Other upfront reserve represents deferred maintenance reserve (repair of concrete and roofs). See “Escrows” below.
(3)	Other Uses consists of a prepayment premium associated with the loan payoff.
■	The Mortgage Loan. The mortgage loan (the “Piazza Carmel Loan”) is evidenced by a note in the original principal amount of $64,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a retail property located in San Diego, California (the “Piazza Carmel Property”). The Piazza Carmel Loan was originated by Principal Commercial Capital on July 16, 2015. The Piazza Carmel Loan has an outstanding principal balance as of the Cut-off Date of $64,000,000, which represents 5.8% of the Initial Pool Balance, and accrues interest at an interest rate of 4.37000% per annum. The proceeds of the Piazza Carmel Loan were primarily used to refinance existing debt secured by the Piazza Carmel Property, pay closing costs and return equity to the borrower sponsor.

The Piazza Carmel Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Piazza Carmel Loan requires payments of interest only during its term. The scheduled maturity date of the Piazza Carmel Loan is the due date in August 2025. Provided no event of default under the Piazza Carmel Loan is continuing, at any time after the earlier to occur of (i) the fourth anniversary of the first monthly payment of the Piazza Carmel Loan and (ii) the second anniversary of the closing date of the securitization into which the Piazza Carmel Loan is deposited, the Piazza Carmel Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Piazza Carmel Loan documents. On or after the due date occurring in May 2025, the borrower will be permitted to prepay the Piazza Carmel Loan in whole (but not in part) without incurring a prepayment premium or penalty.

■	The Mortgaged Property. The Piazza Carmel Property is a 144,576 SF anchored retail shopping center located in the master-planned community of Carmel Valley in San Diego, California. The Piazza Carmel Property was constructed in 1991 and consists of eight buildings. Piazza Carmel is located at the intersection of Valley Centre Drive and Carmel Creek Road, approximately one mile east of Interstate 5 and immediately north of Highway 56. As of July 16, 2015, the Piazza Carmel Property was 97.2% leased to 42 tenants and anchored by The Vons Company, Inc. (Vons). The Piazza Carmel Property has had an average historical occupancy rate of 98.2% since 2006.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents information relating to the sole tenant at the Piazza Carmel Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(2)	Renewal / Extension Options
The Vons Companies, Inc.	NR / B2 / B	49,347	34.1%	$609,996	11.7%	$12.36	12/31/2016	$770	2.0%	3, 5-year options
Griffin Ace Hardware	NR / NR / NR	9,662	6.7	343,489	6.6	35.55	12/31/2016	$481	8.6%	NA
Coldwell Banker Residential Brokerage Company	NR / NR / NR	5,111	3.5	312,701	6.0	61.18	4/30/2019	NA	NA	1, 5-year option
Wells Fargo Bank	AA / Aa2 / AA-	4,524	3.1	312,156	6.0	69.00	6/30/2025	NA	NA	NA
Elam’s Jewelry Inc.	NR / NR / NR	5,095	3.5	216,436	4.2	42.48	6/30/2020	$180	25.3%	1, 5-year option
Souplantation	NR / NR / NR	7,400	5.1	204,001	3.9	27.57	9/30/2020	$401	8.7%	1, 7-year option
Nataya Yasotorn	NR / NR / NR	2,701	1.9	185,942	3.6	68.84	6/30/2017	$637	12.4%	1, 5-year option
Francine Garton Royal Dance	NR / NR / NR	4,500	3.1	182,332	3.5	40.52	9/30/2016	NA	NA	1, 5-year option
JP Morgan Chase Bank, National	AA- / Aa3 / A+	3,404	2.4	178,391	3.4	52.41	10/31/2018	NA	NA	2, 5-year options
Churches Martial Arts, LLC	NR / NR / NR	2,600	1.8	158,674	3.1	61.03	8/31/2015	$143	50.3%	1, 5-year option
Ten Largest Owned Tenants		94,344	65.3%	$2,704,118	52.0%	$28.66
Remaining Owned Tenants		46,134	31.9	2,495,400	48.0	54.09
Vacant Spaces (Owned Space)		4,098	2.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		144,576	100.0%	$5,199,518	100.0%	$37.01

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are as of December 31, 2014.

The following table presents the lease rollover schedule at the Piazza Carmel Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	8,332	5.8	5.8	449,680	8.6	53.97	5
2016	70,043	48.4	54.2	1,505,549	29.0	21.49	8
2017	9,376	6.5	60.7	602,244	11.6	64.23	8
2018	9,089	6.3	67.0	495,140	9.5	54.48	5
2019	10,353	7.2	74.1	636,882	12.2	61.52	5
2020	15,025	10.4	84.5	561,404	10.8	37.36	4
2021	0	0.0	84.5	0	0.0	0.00	0
2022	6,163	4.3	88.8	294,977	5.7	47.86	3
2023	5,190	3.6	92.4	217,093	4.2	41.83	2
2024	0	0.0	92.4	0	0.0	0.00	0
2025	4,524	3.1	95.5	312,156	6.0	69.00	1
2026 & Thereafter	2,383	1.6	97.2	124,393	2.4	52.20	1
Vacant	4,098	2.8	100.0	0	0.0	0.00	0
Total / Wtd. Avg.	144,576	100.0%	100.0%	$5,199,518	100.0%	$37.01	42

(1)	Calculated based on approximate square footage occupied by each tenant.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to historical leasing at the Piazza Carmel Property:

Historical Leased %(1)

	2007	2008	2009	2010	2011	2012	2013	2014
Owned Space	99.3%	98.9%	98.9%	97.4%	94.2%	99.3%	98.3%	98.3%

(1)	As provided by the borrower and a third party industry report and reflects average occupancy rate for the indicated year.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Piazza Carmel Property:

Cash Flow Analysis(1)

	2012	2013	2014	Underwritten	Underwritten $ per SF
Base Rent	$4,609,083	$4,925,667	$5,035,004	$5,165,389	$35.73
Contractual Rent Steps(2)	0	0	0	34,129	0.24
Gross Up Vacancy	0	0	0	235,980	1.63
Total Rent	$4,609,083	$4,925,667	$5,035,004	$5,435,498	$37.60
Total Reimbursables	1,026,944	1,005,205	994,546	1,686,201	11.66
Other Income(3)	159,607	138,982	159,841	159,841	1.11
Vacancy & Credit Loss	0	0	0	(356,085)	(2.46)
Effective Gross Income	$5,795,634	$6,069,854	$6,189,391	$6,925,455	$47.90

Real Estate Taxes(4)	$149,215	$154,919	$159,297	$736,000	$5.09
Insurance	89,299	111,814	108,168	110,447	0.76
Management Fee	131,220	138,673	138,892	207,764	1.44
Other Operating Expenses	710,171	566,326	617,232	632,663	4.38
Total Operating Expenses	$1,079,905	$971,732	$1,023,589	$1,686,874	$11.67

Net Operating Income	$4,715,729	$5,098,122	$5,165,802	$5,238,581	$36.23
TI/LC	0	0	0	144,576	1.00
Replacement Reserves	0	0	0	46,264	0.32
Net Cash Flow	$4,715,729	$5,098,122	$5,165,802	$5,047,741	$34.91

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Contractual rent steps of $34,129 are underwritten based upon the actual scheduled increases through February 2016.
(3)	Other income consists of percentage rents, late fees and miscellaneous income.
(4)	Real estate taxes were underwritten at higher than historical levels to reflect a reassessment of the property based on California’s Prop 13A.

■	Appraisal. According to the appraisal, the Piazza Carmel Property had an “as-is” appraised value of $102,500,000 as of June 22, 2015.

■	Environmental Matters. Based on a Phase I environmental report dated June 26, 2015, the environmental consultant recommended the implementation of a Mold Operation and Maintenance Plan (in place at the origination of the Piazza Carmel Loan) and noted the following recognized environmental condition:

A dry cleaning operation is currently present at the Piazza Carmel Property. The tenant currently operates a dry cleaning facility and has one dry cleaning machine. Available compliance documentation indicates that the facility has used a closed loop unit that cycles a non-hazardous hydrocarbon-based or silicon-based cleaning agent since 2011. From the inception of this operation in 1991 until the switch to a non-hazardous dry cleaning agent in 2011, the facility used perchloroethylene (PCE) as its dry cleaning agent. A Phase II subsurface investigation conducted in 1997 identified lower concentration impacts to soil and ground water and a release case with the San Diego Department of Environmental Health (DEH) was opened. From 1997 to 2004, several rounds of sampling were conducted. By 2000, impacts to ground water were no longer detected and in 2004 the DEH issued case closure. Subsequently, a Phase II was conducted in 2008, which indicated no PCE impacts to ground water, no vapor intrusion concerns, and only trace quantities of PCE in soil. No additional release cases were identified for this tenant.

Although the consultant did not completely dismiss potential impacts from the former use of PCE at this tenant space, given case closure in 2004, the results of the 2008 Phase II subsurface investigation, the limited duration of PCE usage following the 2008 investigation, and the absence of additional releases cases or violations, no further action was recommended.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Market Overview and Competition. The Piazza Carmel Property is located in the Del Mar/Solano Beach/Rancho Santa Fe retail submarket. According to the appraisal, as of the first quarter of 2015, the submarket had a total inventory of 1.87 million SF with an overall vacancy rate 2.8% and an average asking monthly rental rate of $4.28 per SF. The 2015 population within a one-, three-, and five-mile radius of the Piazza Carmel Property is 16,655, 65,180, and 147,770, respectively. Average household income within a one-, three-, and five-mile radius of the Piazza Carmel Property is estimated at $136,965, $150,687 and $129,364, respectively.

The following table presents certain information relating to the primary competition for the Piazza Carmel Property:

Competitive Set(1)

	Piazza Carmel	Carmel Country Plaza	Del Mar Highlands Town Center	Torrey Hills Center	The Village at Pacific Highlands Ranch	Torrey Highlands Village Center
Distance from Subject	NA	2.0 Miles	1.9 miles	2.6 miles	3.5 miles	6.2 miles
Property Type	Retail	Retail Strip	Neighborhood/ Community	Neighborhood/ Community	Neighborhood/ Community	Neighborhood/ Community
Year Build/Renovated	1991	1991	1989 and 1992	2005	2015	2004
Total GLA	144,576	77,815	271,859	131,700	120,186	94,531
Total Occupancy	97%	96%	99%	99%	82%	100%
Anchors	Vons	Un-Anchored	Ralphs Rite Aid Barnes and Noble Cinepolis	Vons	Trader Joes	Albertsons

(1)	Source: Appraisal.

■	The Borrower. The borrower is comprised of two separate entities, Piazza Carmel, LLC and CDM Retail, LLC, which are single-purpose, single-asset entities that will be jointly and severally liable under the Piazza Carmel Loan documents. Both co-borrowers are ultimately owned by members of the Baldwin family. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Piazza Carmel Loan. The non-recourse carveout guarantor under the Piazza Carmel Loan is Alfred E. Baldwin.

Alfred E. Baldwin developed the Piazza Carmel Property in 1991, and his family has owned it since. Mr. Baldwin has been an active home builder for over four decades and has completed over 15,000 homes. In addition to the Piazza Carmel Property, Mr. Baldwin currently owns several large residential land holdings in Southern California.

■	Escrows. On the origination date, the borrower funded aggregate reserves of $121,685 with respect to the Piazza Carmel Property, comprised of: (i) $107,060 for real estate taxes and (ii) $14,625 for deferred maintenance consisting primarily of repairs to concrete and roofs.

On each monthly due date, the borrower is required to fund the following reserves with respect to the Piazza Carmel Property: (i) a tax reserve in an amount that the lender estimates will be necessary to pay annual taxes; (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy under the Piazza Carmel Loan documents, an insurance reserve in an amount that the lender estimates will be necessary to pay annual insurance premiums; (iii) a replacement reserve in the amount of $3,855, subject to a cap of three years of collections ($138,792); and (iv) $12,048 for tenant improvements and leasing commissions, subject to a cap of $400,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Lockbox and Cash Management. A hard lockbox is in place with respect to the Piazza Carmel Loan. The Piazza Carmel Loan has springing cash management. Provided no Cash Sweep Event Period (as defined below) is continuing, funds in the lockbox account are swept daily to an account designated by the borrower and the Piazza Carmel Loan does not have cash management. During a Cash Sweep Event Period, funds in the lockbox account are applied on each monthly due date to pay debt service on the Piazza Carmel Loan, to fund required deposits to the reserves as described above under “Escrows”, to disburse to the borrower an amount equal to the operating expenses due and payable by the borrower during the succeeding month as set forth in the annual budget approved by the lender and any extraordinary expenses approved by the lender, and to disburse any excess to an account to be held by the lender as additional security for the Piazza Carmel Loan.

A “Cash Sweep Trigger Event” means (a) the occurrence of an event of default under the Piazza Carmel Loan which event continues until the specific waiver in writing by the lender of the related event of default; (b) Vons (i) goes dark which event continues until Vons has been fully operational and open for business for a period of 60 consecutive days after going dark, (ii) files for bankruptcy or other insolvency proceedings which event continues until a reaffirmation of the applicable lease in bankruptcy or other insolvency proceedings on substantially similar terms as the original lease terms; (iii) provides notice of termination of its lease which event continues until one or more replacement tenant(s) acceptable to the lender are occupying the vacated space and paying rent at least equal to the rent previously payable under the Vons lease, (iv) defaults on its obligations under its lease which event continues until the cure of the applicable default, or (v) fails to renew its lease by 12 months prior to the expiration thereof which event continues until either (x) Vons has executed a new lease or an extension of its lease at the terms stated in the lease or terms otherwise acceptable to the lender, or (y) the borrower has re-let the entire space leased to Vons to one or more replacement tenant(s) acceptable to the lender pursuant to executed leases containing terms and conditions reasonably acceptable to the lender; or (c) the debt service coverage ratio is less than 1.40x for two consecutive calendar quarters which event continues until the debt service coverage ratio is not less than 1.50x for two consecutive calendar quarters;

A “Cash Sweep Event Period’ means the period of time commencing from the date the deposit bank has received notice from the lender that a Cash Sweep Trigger Event has occurred and continuing until the date the deposit bank has received notice from the lender that such Cash Sweep Trigger Event has ended.

■	Property Management. The Piazza Carmel Property is currently managed by an independent third party manager, NMC South, LLC (an affiliate of Newmark Merrill Companies), pursuant to a management agreement. The Piazza Carmel Loan documents provide that the borrower may not terminate or replace the property manager without the prior written consent of the lender (which shall not be unreasonably withheld). The Piazza Carmel Loan documents provide that if (a) an event of default has occurred and is continuing, (b) the property manager becomes bankrupt or insolvent, or (c) a default beyond any applicable notice and cure period by the property manager occurs under the management agreement, then the lender, at its option, may require the borrower to engage a replacement property manager and terminate the property manager.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The Piazza Carmel Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Piazza Carmel Property. The Piazza Carmel Loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. The “all risk” insurance is required to contain a deductible that is acceptable to the lender and is no larger than $50,000. See “Risk Factors – Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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WESTON PORTFOLIO

WESTON TOWN CENTER
WESTON TOWN CENTER

WESTON TOWN CENTER

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Weston Portfolio
1 Weston Town Center Weston, FL
2 2000 Main Street Weston, FL
3 1760 Bell Tower Lane Weston, FL
Lake Okeechobee
Moore Haven
Pahokee
La Belle
Clewiston
West Palm Beach
Jupiter
Tequesta
Palm Beach Intl. Airport
Boynton Beach
Delray Beach
Boca Raton
Coral Springs
Pompano Beach
FT. LAUDERDALE
Ft. Lauderdale/Hollywood Intl. Airport
Hollywood
North Miami Beach
MIAMI
Miami Beach
Miami Intl. Airport
Hialeah
Coral Gables
Homestead
Florida City
Weston
Everglades Pkwy
Tamiami Trail
THE EVERGLADES
BIG CYPRESS NATL. PRESERVE
BIG CYPRESS INDIAN RES.
MICCOSUKEE INDIAN RES.
EVERGLADES NATIONAL PARK
BISCAYNE NATIONAL PARK
LOXAHATCHEE NATL. WILDLIFE REFUGE
BRIGHTON INDIAN RES.
Gulf of Mexico
Atlantic Ocean
FL Tpke.
EVERGLADES WILDLIFE MANAGEMENT AREA
Coral Springs
Southgate Blvd.
Woodmount Country Club
Tamarac
SW 15th St.
NW 100th Ave.
NW 88th Ave.
University Dr.
Commercial Blvd.
Lauderhill
NW 44th St.
Sawgrass Expwy.
Oakland Park Blvd.
Sunrise
Sunrise Country Club
BB & T Center
Sawgrass Mills
Sunset Strip
Sunrise Blvd.
Markham Park
NW 8th St.
BROWARD COUNTY
Plantation
Westside Reg. Medical Center
Lagomar Golf Course
W. Broward Blvd.
Broward Mall
The Fountains
Port Everglades Expwy.
Jacaranda Golf Course
Ft. Lauderdale-Hollywood Intl. Airport 8 miles
Tower Shops
Bonaventure Country Club
Royal Palm Blvd.
Rd.
Indian Trace
Saddle Club
Weston
Weston Hills Country Club
S. Post Rd.
Weston Rd.
SW 14th St.
Cleveland Clinic Florida
Bonaventure Blvd.
SW 136th Ave.
S. Flamingo Rd.
SW 112th Ave.
Davie
Pine Island Rd.
Broward College Central Campus
Nova Southeastern University
Vista View Park
Tree Tops Park
Griffin Rd.
SW 100th Ave.
Stirling Rd.
Cooper City
SW 172nd Ave.
Dykes Rd.
Sheridan St.
Pembroke Pines
C.B. Smith Park
Pembroke Lakes Mall
The Shops at Pembroke Gardens
Paraiso Parc Shopping Center
Pines Blvd.
Flamingo Pines Square Shopping Center
Grand Palms Golf Course
Raintree Golf Course
Hollybrook Golf and Tennis Club
Palm Ave.
North Perry Airport
Pembroke Rd.
Memorial Hospital Miramar
Miami 24 miles
Miramar

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		CGMRC
Location (City/State)	Weston, FL	Cut-off Date Principal Balance		$60,000,000
Property Type	Office/Retail	Cut-off Date Principal Balance per SF		$317.99
Size (SF)	188,688	Percentage of Initial Pool Balance		5.5%
Total Occupancy as of Various	95.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of Various	95.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2000-2004 / NAP	Mortgage Rate		4.46000%
Appraised Value	$85,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$8,136,479
Underwritten Expenses	$2,944,041	Escrows
Underwritten Net Operating Income (NOI)	$5,192,438		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,914,850	Taxes	$829,675	$82,968
Cut-off Date LTV Ratio	70.3%	Insurance	$146,585	$36,646
Maturity Date LTV Ratio	64.3%	Replacement Reserves(1)	$0	$2,359
DSCR Based on Underwritten NOI / NCF	1.43x / 1.35x	TI/LC(2)	$0	$15,724
Debt Yield Based on Underwritten NOI / NCF	8.7% / 8.2%	Other(3)	$394,812	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$60,000,000	99.8%	Loan Payoff	$53,549,226	89.1%
Other Sources	100,000	0.2	Principal Equity Distribution	4,185,564	7.0
			Reserves	1,371,072	2.3
			Closing Costs	$994,138	1.7
Total Sources	$60,100,000	100.0%	Total Uses	$60,100,000	100.0%

(1)	The Replacement Reserve is capped at $141,516. See “— Escrows” below.
(2)	The TI/LC reserve is capped at $300,000. See “— Escrows” below.
(3)	Other upfront reserves represent an assessment reserve ($226,173), free rent reserve ($141,889) and an unfunded obligations reserve ($26,750). See “— Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Weston Portfolio Loan”) is evidenced by a note in the original principal amount of $60,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in a grocery-anchored lifestyle center and two office properties, each located in Weston, Florida (collectively, the “Weston Portfolio Properties”). The Weston Portfolio Loan was originated by Citigroup Global Markets Realty Corp. on June 11, 2015 and represents approximately 5.5% of the Initial Pool Balance. The note evidencing the Weston Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $60,000,000 and accrues interest at an interest rate of 4.46000% per annum. The proceeds of the Weston Portfolio Loan were used to refinance existing debt on the Weston Portfolio Properties, pay origination costs, fund reserves and return equity to the borrower.

The Weston Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Weston Portfolio Loan requires monthly payments of interest only for the initial 60 months, followed by monthly payments of interest and principal sufficient to amortize the Weston Portfolio Loan over a 30-year amortization schedule. The scheduled maturity date of the Weston Portfolio Loan is the due date in July 2025. Voluntary prepayment of the Weston Portfolio Loan is permitted (i) on or after the due date in May 2025 without payment of any prepayment premium (in whole but not in part, except in connection with a partial release of one or more properties as permitted by the Weston Portfolio Loan documents), or (ii) prior to the due date in May 2025 but on or after the first due date following the second anniversary of the securitization closing date upon payment of a yield maintenance premium. Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

■	The Mortgaged Properties. The Weston Portfolio Properties consist of one grocery-anchored lifestyle center (the “Weston Town Center Property”) and two office properties (the “2000 Main Street Property” and the “1760 Bell Tower Lane Property”) located in Weston, Florida. The collateral securing the Weston Portfolio Loan totals approximately 188,688 SF. As of March 23, 2015, with respect to the 2000 Main Street Property and the 1760 Bell Tower Lane Property, and as of April 21, 2015, with respect to the Weston Town Center Property, the occupancy was 95.0%. The Weston Portfolio Properties secured certain cross-collateralized prior loans that were satisfied in full prior to the origination of the Weston Portfolio Loan. All cross-collateralization provisions relating to the Weston Portfolio Properties were released prior to origination of the Weston Portfolio Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Weston Town Center

The Weston Town Center Property is comprised of four, two-story, multi-tenant retail and office buildings; one free-standing grocery store; two free-standing restaurant buildings; one free-standing bank branch and one free-standing bar and lounge. The Weston Town Center Property comprises 158,287 SF and is anchored by Publix, which leases 37,887 SF (23.9% of GLA). Publix reported sales of $901 per SF (1.2% occupancy cost) for 2014 at the Weston Town Center Property, which is approximately 55.9% above Publix’s TTM 2/28/214 national average sales of $578 per SF. Other than Publix, no tenant at the Weston Town Center Property represents more than 4.2% of GLA. Non-grocery retailers at the Weston Town Center Property include a mix of high-end salons, clothing boutiques, casual and fine dining, and health and beauty services.

2000 Main Street and 1760 Bell Tower Lane

The 2000 Main Street Property and the 1760 Bell Tower Lane Property are two separate office buildings totaling 30,401 SF at the south end of the Weston Town Center Property site. The 1760 Bell Tower Lane Property is a 10,456 SF office building that is 100% leased to a single tenant, The Ultimate Software Group (NASDAQ: ULTI). 2000 Main Street is a 19,946 SF office building that is 100% leased to two tenants, The Ultimate Software Group and Eslinger Wooten Maxwell, a Berkshire Hathaway affiliate.

The following table presents certain information relating to the Weston Portfolio Properties:

Property Name	Property Type	City	State	Year Built	Total GLA	Occupancy	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Underwritten NCF	Appraised Value
Weston Town Center	Retail	Weston	FL	2001-2004	158,287	94.1%	$52,700,000	87.8%	$4,143,804	$75,500,000
2000 Main Street	Office	Weston	FL	2004	19,945	100.0%	4,900,000	8.2	541,682	6,500,000
1760 Bell Tower Lane	Office	Weston	FL	2000	10,456	100.0%	2,400,000	4.0	229,363	3,300,000
Total / Wtd. Avg.					188,688	95.0%	$60,000,000	100.0%	$4,914,850	$85,300,000

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Ultimate Software Group (Office)	NR / NR / NR	21,197	11.2%	$745,863	12.9%	$35.19	3/31/2018	1, 5-year option
Eslinger Wooten Maxwell (Office)	NR / NR / NR	9,204	4.9	401,314	7.0	$43.60	9/12/2019	1, 5-year option
Publix (Retail)	NR / NR / NR	37,887	20.1	397,813	6.9	$10.50	12/31/2021	6, 5-year options
JP Morgan Chase Bank (Retail)	A+ / A3 / A	4,900	2.6	294,200	5.1	$60.04	2/13/2032	5, 5-year options
Duffy’s of Weston Inc. (Retail)	NR / NR / NR	5,000	2.6	221,450	3.8	$44.29	3/31/2019	3, 5-year options
Sun Prime Weston Inc. (Retail)	NR / NR / NR	5,625	3.0	221,193	3.8	$39.32	3/31/2024	2, 5-year options
Dynamic Cigar Group Inc. (Restaurant)	NR / NR / NR	5,000	2.6	207,480	3.6	$41.50	9/16/2019	1, 10-year option
Hanagasa Inc. (Restaurant)	NR / NR / NR	5,256	2.8	194,472	3.4	$37.00	6/30/2021	NA
Citibank FSB (Retail)	A / Baa1 / A-	3,350	1.8	174,840	3.0	$52.19	3/1/2016	3, 5-year options
Tarantella (Retail)	NR / NR / NR	4,000	2.1	157,782	2.7	$39.45	7/31/2016	2, 5-year options
Ten Largest Tenants		101,419	53.7%	$3,016,407	52.3%	$29.74
Remaining Tenants		77,862	41.3	2,750,297	47.7	35.32
Vacant		9,407	5.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		188,688	100.0%	$5,766,704	100.0%	$32.17

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents the lease rollover schedule at the Weston Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	4,645	2.5%	2.5%	$177,650	3.1%	$38.25	2
2015	0	0.0	2.5%	0	0.0	$0.00	0
2016	27,282	14.5	16.9%	973,029	16.9	$35.67	21
2017	14,740	7.8	24.7%	570,983	9.9	$38.74	6
2018	16,496	8.7	33.5%	504,593	8.8	$30.59	9
2019	34,092	18.1	51.5%	1,367,449	23.7	$40.11	12
2020	8,805	4.7	56.2%	345,944	6.0	$39.29	7
2021	45,518	24.1	80.3%	700,453	12.1	$15.39	4
2022	9,975	5.3	85.6%	340,633	5.9	$34.15	3
2023	0	0.0	85.6%	0	0.0	$0.00	0
2024	5,625	3.0	88.6%	221,193	3.8	$39.32	1
2025	4,110	2.2	90.8%	188,750	3.3	$45.92	2
2026 & Thereafter	7,993	4.2	95.0%	376,028	6.5	$47.04	3
Vacant	9,407	5.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	188,688	100.0%		$5,766,704	100.0%	$32.17	70

(1)	Calculated based on approximate square footage occupied by each owned tenant.

The following table presents certain information relating to historical leasing at the Weston Portfolio Properties:

Historical Leased %(1)

	2012	2013	2014	As of February 28, 2015
Weston Town Center	92.9%	96.5%	96.1%	95.5%
2000 Main Street	100.0%	100.0%	100.0%	100.0%
1760 Bell Tower Lane	100.0%	100.0%	100.0%	100.0%
Total / Wtd. Avg.	93.3%	97.1%	96.7%	96.2%

(1)	As provided by the borrower and reflecting average occupancy for the specified year unless otherwise indicated.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Weston Portfolio Properties:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 2/28/2015	Underwritten	Underwritten $ per SF
Retail Base Rent	$3,574,718	$3,714,903	$4,187,206	$4,287,609	$4,533,293	$28.64	(2)
Office Base Rent	739,173	1,092,599	1,121,061	1,121,082	1,125,453	$37.02	(3)
Total Base Rent	$4,313,891	$4,807,502	$5,308,268	$5,408,691	$5,658,746	$29.99
Contractual Rent Steps(4)	0	0	0	0	107,958	0.57
Gross Up Vacancy	0	0	0	0	444,339	2.35
Total Rent	$4,313,891	$4,807,502	$5,308,268	$5,408,691	$6,211,043	$32.92
Total Reimbursables	2,574,631	2,183,636	2,561,935	2,588,282	2,394,264	12.69
Other Income	31,953	33,592	36,908	33,783	43,350	0.23
Vacancy & Credit Loss	0	0	0	0	(512,177)	(2.71)
Effective Gross Income	$6,920,474	$7,024,730	$7,907,111	$8,030,756	$8,136,479	$43.12

Real Estate Taxes	$836,974	$841,707	$792,499	$792,499	$792,892	$4.20
Insurance	476,727	492,332	466,217	466,217	418,813	2.22
Management Fee	285,896	296,948	333,010	337,670	342,297	1.81
Other Operating Expenses	1,394,546	1,453,874	1,367,649	1,368,802	1,390,039	7.37
Total Operating Expenses	$2,994,143	$3,084,862	$2,959,375	$2,965,188	$2,944,041	$15.60

Net Operating Income	$3,926,331	$3,939,868	$4,947,736	$5,065,568	$5,192,438	$27.52
TI/LC	0	0	0	0	247,765	1.31
Replacement Reserves	0	0	0	0	29,823	0.16
Net Cash Flow	$3,926,331	$3,939,868	$4,947,736	$5,065,568	$4,914,849	$26.05

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Represents Underwritten Retail Base Rent divided by the retail square footage (158,287 SF).
(3)	Represents Underwritten Office Base Rent divided by the office square footage (30,401 SF).
(4)	Contractual rent steps are underwritten based upon the actual scheduled rent increases through February 29, 2016.

■	Appraisal. According to the appraisal, the Weston Portfolio Properties had an “as-is” appraised value totaling $85,300,000 as of April 8, 2015 which represents the aggregate appraised values of the three individual properties.

■	Environmental Matters. Based on the Phase I environmental reports dated April 8, 2015, there were no recommendations for further action for the Weston Portfolio Properties.

■	Market Overview and Competition. The Weston Portfolio Properties are located in Weston, Florida, within the Miami-Fort Lauderdale-West Palm Beach, FL metropolitan statistical area (MSA), the ninth largest MSA in the U.S. and the largest in Florida. As of May 2015, the unemployment rate for the Miami-Fort Lauderdale-West Palm Beach MSA was 5.3%. Weston is an affluent community within western Broward County. Per a market research report and the US Census, as of 2014, Weston had three of the top 10 wealthiest zip codes in the United States. According to the appraisal, the population within a 1-, 3-, and 5-mile radius of the Weston Portfolio Properties is 10,696, 83,941, and 139,648, respectively, and the average household income within a 1-, 3-, and 5-mile radius of the Weston Portfolio Properties is $122,382, $117,610, and $114,054, respectively.

The appraisal identified 5 comparable retail properties within 7 miles of the Weston Portfolio Properties and 5 comparable office properties within 2 miles of the Weston Portfolio Properties. The retail comparable properties were constructed from 1986 to 2008 and range in occupancy from 87% to 100%, with a weighted average occupancy of 97.2%. Rental rates at the comparable retail properties ranged from $32.00-$55.00 per SF, on a triple net basis, with an average of $45.30 per SF. The comparable office properties were constructed from 1997 to 2000 and range in occupancy from 96% to 100%, with a weighted average occupancy of 98.5%. Rental rates at the comparable office properties ranged from $18.00 to $27.00 per SF, on a triple net basis, with an average of $10.82 per SF, on a triple net basis.

Based on recent lease comparables, the appraiser concluded to an average rental rate of $47.50 per SF for the inline retail space and $25.00 per SF for office space at the 2000 Main Street Property and the 1760 Bell Tower Lane Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to certain comparable office properties provided in the appraisal for the Weston Portfolio Properties:

Office Comparables(1)

	Windmill Prof. Campus – Bldg. I	Coprorate Lakes Prof. Ctr. Bldg. 2	Weston Pointe II	Weston Corporate Ctr. I	Weston Corporate Ctr. II
Year Built	2000	1997	2000	1997	1998
Total GLA	6,500	10,761	97,180	71,000	80,000
Occupancy	100.0%	100.0%	96.0%	100.0%	100.0%
Quoted Rental Rate	$27.00	$18.00 - 22.00	$23.50	$22.00 - $23.50	$19.00 - $23.00
Expense Basis	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net

(1)	Source: Appraisal.

The following table presents certain information relating to certain comparable retail properties provided in the appraisal for the Weston Portfolio Properties:

Retail Comparables(1)

	Waterway Shops II	Weston Lakes Plaza	Country Isles Plaza	Weston Commons South	The Shops at Pembroke Gardens
Year Built	2003	1997	1986	2005	2008
Total GLA	31,537	101,954	106,343	126,922	400,000
Occupancy	100%	94%	87%	99%	100%
Quoted Rental Rate	$32.00 - $35.00	$35.00 - $45.00	$40.00 - $45.00	$35.00 - $45.00	$45.00 - $55.00
Expense Basis	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net

(1)	Source: Appraisal.

■	The Borrower. The borrower of the Weston Portfolio Loan is Weston TC, LLC, a newly formed single-purpose Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Weston Portfolio Loan. The non-recourse carveouts guarantors are Barry J. Belmont, an individual, and Barry J. Belmont Revocable Trust.

■	Escrows. In connection with the origination of the Weston Portfolio Loan, the borrower funded aggregate reserves of $1,371,072 with respect to the Weston Portfolio Properties, comprised of (i) $829,675 for real estate taxes, (ii) 146,585 for insurance premiums, (iii) $226,173 for assessments payable pursuant to a reciprocal easement agreement generally related to parking at the Weston Portfolio Properties and (iv) $168,639 for unfunded obligations relating to free rent and leasing costs at the Weston Portfolio Properties.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Weston Portfolio Property: (i) one-twelfth of the taxes that the lender estimates will be payable during the next ensuing twelve months; (ii) one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage afforded by the insurance policies; (iii) $2,359 per month for replacement reserves, subject to a cap of $141,516; and (iv) $15,724 per month to fund a tenant improvement and leasing commissions rollover reserve with a reserve cap of $300,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Lockbox and Cash Management. The Weston Portfolio Loan is structured with a hard lockbox and springing cash management. Pursuant to the Weston Portfolio Loan documents, the borrower is required to direct all tenants to deposit all rents into the lockbox account during the term of the Weston Portfolio Loan. So long as a Weston Portfolio Trigger Period is not then in effect, all funds in the lockbox account will be remitted on each business day to the borrower’s operating account. Upon the first occurrence of a Weston Portfolio Trigger Period, the lender, on the borrower’s behalf, will establish an eligible cash management account with the lender or the servicer. If a Weston Portfolio Trigger Period has occurred and is continuing, all funds in the lockbox account will be required to be transferred on each business day to the cash management account, and the lender will be entitled to apply funds on deposit in the cash management account to pay debt service and operating expenses of the Weston Portfolio Property and to fund required reserves in accordance with the Weston Portfolio Loan documents. After the foregoing disbursements are made and provided that no event of default or Weston Portfolio Trigger Period has occurred and is continuing, any excess cash flow will be disbursed to the borrower upon the expiration of a Weston Portfolio Trigger Period.

A “Weston Portfolio Trigger Period” means the period (A) commencing upon the earliest of, (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.10x, and (iii) the occurrence of Specified Tenant Trigger Period; and (B) expiring upon (x) with regard to any Weston Portfolio Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Weston Portfolio Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters and (z) with regard to any Weston Portfolio Trigger Period commenced in connection with clause (iii) above, such Specified Tenant Trigger Period ceasing to exist in accordance with the terms under the Weston Portfolio Loan documents.

A “Specified Tenant” means (i) Publix or (ii) any replacement tenant of Publix approved in accordance with the Weston Portfolio Loan documents.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary default under its lease, (ii) a Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or, to the extent the Specified Tenant is a retail tenant, “going dark”, (iii) a Specified Tenant giving notice that it is terminating all or any portion of its lease, (iv) any termination, cancellation or failure to be in full force and effect of any Specified Tenant lease, (v) any bankruptcy or similar insolvency of any Specified Tenant and (vi) a Specified Tenant failing to extend or renew its lease on or prior to the applicable notice deadline for a minimum period of five years; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including an estoppel certificate) demonstrating (i) the satisfaction of specified cure conditions of the respective occurrences in clauses (i) through (vi) above under the Weston Portfolio Loan documents or (ii) the borrower re-leasing the entire space that was demised pursuant to the Specified Tenant’s lease to a new tenant (or series of new tenants) in accordance with the Weston Portfolio Loan documents and the applicable new tenant (or series of tenants) under such lease being in actual physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

■	Property Management. The Weston Portfolio Properties are currently managed by Belmont Investment Corp., an affiliate of the borrower. Under the Weston Portfolio Loan documents, the borrower may terminate and replace the property manager so long as (i) no event of default has occurred under the Weston Portfolio Loan documents, (ii) the lender receives at least 60 days prior written notice, (iii) the replacement would not cause, directly or indirectly, any termination right, right of first refusal, first offer or any other similar right to be exercisable, any termination fees to be due, or a material adverse effect to occur under any reciprocal easement or other similar agreement in place at the Weston Portfolio Properties, without the lender’s prior written consent and (iv) the applicable replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of Rating Agency Confirmation). The lender has the right to terminate the management agreement and replace the property manager or require the borrower to terminate the management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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proceeding, (b) there exists a Weston Portfolio Trigger Period under the Weston Portfolio Loan, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Subordinate Indebtedness. Mezzanine debt secured by a pledge of direct or indirect equity interests in the borrower is permitted from an acceptable lender (the “Mezzanine Lender”) as determined by the lender under the Weston Portfolio Loan, provided that, among other requirements (a) no event of default under the Weston Portfolio Loan has occurred and is continuing, (b) after giving effect to the mezzanine loan, the combined debt service coverage ratio is equal to or greater than 1.15x, the combined loan-to-value ratio does not exceed 80.0% and the combined debt yield is greater than or equal to 7.0%, (c) the mezzanine loan is current pay with no payment-in-kind or similar features, (d) if the mezzanine loan is subject to floating-rate interest, the borrower is required to acquire and maintain an interest rate cap agreement acceptable to the lender under the Weston Portfolio Loan documents (e) the Mezzanine Lender executes a subordination and intercreditor agreement acceptable in form and substance to the lender under the Weston Portfolio Loan documents, (f) the borrower delivers to the lender under the Weston Portfolio Loan a Rating Agency Confirmation, (g) the related loan documents are amended as may be required by the lender under the Weston Portfolio Loan, including to sweep the lockbox account daily to the cash management account irrespective of whether a Weston Portfolio Trigger Period exists and to designate payments of mezzanine debt service from the disbursements from the cash management account and (h) the term of the mezzanine loan is coterminous with, or longer than, the term of the Weston Portfolio Loan.

■	Release of Collateral. Provided that no event of default has occurred and is continuing under the Weston Portfolio Loan documents, the borrower has the right, after two years from the Weston Portfolio Loan origination date, to release one or more of the Weston Portfolio Properties from the lien of the Weston Portfolio Loan in connection with a conveyance of the released property to an entity other than the borrower or certain affiliates, upon the satisfaction of certain conditions, including, but not limited to, (i) the debt service coverage ratio with respect to the remaining property is greater than the greater of the debt service coverage ratio immediately prior to the release and 1.35x; (ii) the loan-to-value ratio with respect to the remaining property is no greater than the lesser of 70% and the loan-to-value ratio immediately prior to the release; (iii) the borrower has prepaid the Weston Portfolio Loan in an amount equal to the greater of (a) in the case of the portion of the Weston Portfolio Properties referred to in the Weston Portfolio Loan documents as the “Cigar Bar Parcel” or the “Publix Parcel”, 120% of the allocated loan amount of any such property, and with respect to the other properties, 115% of the allocated loan amount of any such property, and (b) 80% of net sales proceeds from such property as calculated under the Weston Portfolio Loan documents; and (iv) the borrower has obtained a Rating Agency Confirmation and REMIC opinion with respect to the release. If the released property is the “Publix Parcel”, the borrower must provide evidence that the release is being made in connection with a planned expansion of the space demised the Publix, the lease by Publix is in full force and effect with a remaining term of at least ten years, and the proposed transferee has adequate sums to pay for such expansion. To the extent that any release would result in the remaining property consisting of only one of the Weston Town Center Property, the 2000 Main Street Property, the 1760 Bell Tower Property, the “Publix Parcel” or the “Cigar Bar Parcel”, the release will only be permitted to the extent that the remaining property will consist of either the Weston Town Center Property or the “Publix Parcel”.

■	Terrorism Insurance. The borrower is required to maintain (x) an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Weston Portfolio Properties and (y) business interruption coverage with no exclusion for terrorism covering no less than 18 months of business interruption coverage in an amount equal to 100% of the projected gross income from the Weston Portfolio Properties (on an actual loss sustained basis) for a period continuing until the restoration of the Weston Portfolio Properties is completed, and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no higher than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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UNIVERSITY TOWN CENTRE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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University Town Center
3000, 4000, 4001, 4031, 4041, 4051, 4061, 4071, 4081, 4091, 4101, 4121, 4131, 4141, 4151, 4171, 4181, 4191, 4201, 4211, 4500, 5010 University Town Centre Drive; 267, 1047, 1219 Target Way; 1001 Mountaineer Drive; 596 Giant Street
Morgantown, WV 26501
Pittsburgh, PA 65 miles
Charleston 150 miles
Maidsville
West Van Voorhis
Van Voorhis
Cassville
Star City
Granville
Westover
MORGANTOWN
Brookhaven
Harmony Grove
MONONGALIA COUNTY
Mountaineer Golf Course
Riverside Park
Bakers Ridge Park
The Pines Country Club
Mon General Hospital
School of Medicine
West Virginia University
Milan Puskar Stadium
Suncrest Towne Centre
WVU Coliseum
Monongalia County Ballpark
WVU Downtown Campus
Morgantown Municipal Airport
Morgantown Commons
Morgantown Mall
Westover City Park
Whitmore Park
White Park
Mountaineer Mall
Monongahela River
Jennings Randolph Highway
Blue Horizon Dr
University Ave
Chaplin Road
Lawless Rd
Fairmont Rd
Sugar Grove Rd
Brand Rd
Crafts Run Rd
Fort Martin Rd
Point Marion Rd
Run Rd
Aspen St
Van Voorhis Rd
Stewartstown Rd
Mileground Rd
Monongahela Blvd
Monongahela Ave
Don Knotts Blvd
Powell Ave
Dorsey Ave
Green Bag Rd
Earl L. Core Rd
Grafton Rd
Smithtown Rd
Cobun Creek Rd
Kingwood Ave
PRT
MEDICAL
ENGINEERING
TOWERS
BEECHURST
WALNUT
79
68
19
119
100
54
7
705
PENNSYLVANIA
OHIO
MD
WEST VIRGINIA
VIRGINIA
KY
PITTSBURGH
COLUMBUS
Charleston
Morgantown
APPALACHIAN MTS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	PCC
Location (City/State)	Morgantown, West Virginia	Cut-off Date Principal Balance	$55,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$140.35
Size (SF)	391,864	Percentage of Initial Pool Balance	5.0%
Total Occupancy as of 7/1/2015	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/1/2015	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2005 / NAP	Mortgage Rate	4.6000%
Appraised Value	$76,750,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36
Underwritten Revenues	$6,069,093
Underwritten Expenses	$1,252,962	Escrows
Underwritten Net Operating Income (NOI)	$4,816,131	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,507,392	Taxes	$187,480	$37,496
Cut-off Date LTV Ratio	71.7%	Insurance	$44,563	$6,366
Maturity Date LTV Ratio	62.9%	Replacement Reserve	$0	$9,401
DSCR Based on Underwritten NOI / NCF	1.42x / 1.33x	TI/LC(1)	$372,776	$16,735
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.2%	Other(2)	$580,140	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$55,000,000	100.0%	Loan Payoff	$45,973,439	83.6%
Principal Equity Distribution	7,307,423	13.3
Reserves	1,184,959	2.2
Closing Costs	534,179	1.0
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

(1)	The TI/LC reserve is capped at $393,000. See “— Escrows” below.

(2)	Other upfront reserve represents $554,390 to insure completion, occupancy and commencement of rent for the Lane Bryant space (under construction) and a $25,750 deferred maintenance reserve (repairs to paving, curbs and sidewalks). See “— Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “University Town Centre Loan”) is evidenced by a single note in the original principal amount of $55,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a retail property located in Morgantown, West Virginia (the “University Town Centre Property”). The University Town Centre Loan was originated by Principal Commercial Capital on July 1, 2015. The University Town Centre Loan has an outstanding principal balance as of the Cut-off Date of $55,000,000, which represents 5.0% of the Initial Pool Balance, and accrues interest at an interest rate of 4.6000% per annum. The proceeds of the University Town Centre Loan were primarily used to refinance existing debt secured by the University Town Centre Property, fund reserves, pay origination costs and return equity to the borrower sponsor.

The University Town Centre Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The University Town Centre Loan requires payments of interest only for the initial 36 months, followed by monthly payments of interest and principal sufficient to amortize the University Town Centre Loan over a 30-year amortization schedule. The scheduled maturity date of the University Town Centre Loan is the due date in July 2025. Provided no event of default is continuing, at any time after the earlier to occur of (i) the fourth anniversary of the first due date of the University Town Centre Loan and (ii) the 25th due date following the closing date of the securitization into which the University Town Centre Loan is deposited the University Town Centre Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the University Town Centre Loan documents. On or after the due date occurring in April 2025, the borrower will be permitted to prepay the University Town Centre Loan in whole (but not in part) without incurring a prepayment premium or penalty.

■	The Mortgaged Property. The University Town Centre Property is a 391,864 SF anchored retail shopping center located in Morgantown, West Virginia. The University Town Centre Property was constructed in 2005 and consists of six buildings. University Town Centre is located at the intersection of Interstate 79 and US Routes 19/24 and is the primary interchange for Morgantown and University of West Virginia campus. Notable tenants at the University Town Centre Property include Giant Eagle, Inc., Dick’s Sporting Goods, Inc., Barnes & Noble Bookseller, Best Buy Stores, L.P., Star Furniture Company of West Union, Inc. (Ashley Furniture), Petco Animal Supplies Store, The TJX Companies, Inc. (TJ Maxx), Bed Bath & Beyond Inc., Old Navy, LLC, Dollar Tree Stores, Inc. and Hollywood Theatres, Inc. Additional anchors located in the center that are not part of the University Town Centre Property include Target, Wal-Mart Supercenter and Sam’s Wholesale Club. The University Town Centre Property was 100.0% leased as of July 1, 2015 and has had an average occupancy rate of 98.6% since 2005.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents information relating to the tenants at the University Town Centre Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P) (1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost(2)	Renewal / Extension Options
Giant Eagle, Inc.	NR / NR / NR	65,341	16.7%	$751,423	14.1%	$11.50	09/30/2025	$308	4.5%	6, 5-year options
Hollywood Theatres, Inc.	B+ / B1 / B+	39,773	10.1	570,743	10.7	14.35	10/31/2020	252,862	21.9%	3, 5-year options
Dick’s Sporting Goods, Inc.	NR / NR / NR	45,000	11.5	585,000	11.0	13.00	1/31/2021	NA	NA	3, 5-year options
Best Buy Stores, L.P.	BB / Baa2 / BB	30,000	7.7	420,000	7.9	14.00	1/31/2021	NA	NA	3, 5-year options(3)
Barnes & Noble Booksellers	NR / NR / NR	23,600	6.0	341,020	6.4	14.45	8/31/2017	NA	NA	2, 5-year options
Bed Bath & Beyond Inc.	NR / Baa1 / A-	26,400	6.7	303,646	5.7	11.50	1/31/2021	NA	NA	2, 5-year options(4)
Petco Animal Supplies Stores	NR / B3 / B	14,850	3.8	259,875	4.9	17.50	10/31/2025	NA	NA	2, 5-year options
Old Navy, LLC	BBB- / Baa2 / BBB-	14,820	3.8	259,666	4.9	17.52	10/31/2020	258	7.1%	1, 5-year option
Star Furniture Company of West Union, Inc.	NR / NR / NR	33,280	8.5	246,300	4.6	7.40	2/28/2019	NA	NA	2, 5-year options
The TJX Companies, Inc.	NR / A3 / A+	26,000	6.6	234,000	4.39	9.00	8/31/2020	411	2.6%	2, 5-year options(5)
Ten Largest Owned Tenants		319,064	81.4%	$3,971,673	74.6%	$12.45
Remaining Owned Tenants		72,800	18.6	1,353,684	25.4	18.59
Vacant Spaces (Owned Space)		0	0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		391,864	100.0%	$5,325,357	100.0%	$13.59

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy cost are as provided by borrower and represent average sales for 2014, except Giant Eagle, Inc. and The TJX Companies, Inc. which are as of 2013.
(3)	Best Buy has elected to exercise its first extension option, extending the term of the lease until January 31, 2021, and has three remaining extension options. The increased rent of the first extension option has been included in underwritten base rent.
(4)	Bed Bath & Beyond Inc. has elected to exercise its first extension option, extending the term of the lease until January 31, 2021, and has two remaining extension options. The increased rent of the first extension option has been included in underwritten base rent.
(5)	The TJX Companies, Inc. has exercised its first 5-year extension option, extending the term of the lease until August 31, 2020, and has two 5-year extension options remaining.

The following table presents the lease rollover schedule at the University Town Centre Property, based on the expiration date of the current lease term or any exercised extension option:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$ 0.00	0
2015	5,960	1.5	1.5	105,300	2.0	17.67	2
2016	17,020	4.3	5.9	322,750	6.1	18.96	4
2017	29,900	7.6	13.5	479,340	9.0	16.03	4
2018	1,600	0.4	13.9	31,680	0.6	19.80	1
2019	30,280	7.7	21.6	180,000	3.4	5.94	1
2020	110,573	28.2	49.8	1,639,931	30.8	14.83	10
2021	101,400	25.9	75.7	1,308,646	24.6	12.91	3
2022	0	0.0	75.7	0	0.0	0.00	0
2023	0	0.0	75.7	0	0.0	0.00	0
2024	0	0.0	75.7	0	0.0	0.00	0
2025	90,331	23.1	98.8	1,147,310	21.5	12.70	3
2026 & Thereafter	4,800	1.2	100.0	110,400	2.1	23.00	1
Vacant	0	0.0	100.0	0	0.0	0.00	0
Total / Wtd. Avg.	391,864	100.0%		$5,325,357	100.0%	$13.59	29

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the University Town Centre Property:

Historical Leased %(1)

	2007	2008	2009	2010	2011	2012	2013	2014
Owned Space	100.0%	92.0%	100.0%	98.4%	99.6%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and a third party industry report which reflects average occupancy rate for the indicated year.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the University Town Centre Property:

Cash Flow Analysis(1)

	2012	2013	2014	Underwritten	Underwritten $ per SF
Base Rent	$5,022,143	$5,093,592	$4,990,259	$5,189,798(2)	$13.24
Contractual Rent Steps	0	0	0	135,559(3)	0.35
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$5,022,143	$5,093,592	$4,990,259	$5,325,357	$13.59
Total Reimbursables	847,536	839,389	906,285	931,440	2.38
Percentage Rent	0	0	0	0	0.00
Other Income	1,645	1,323	1,192	0	0.00
Vacancy & Credit Loss	(0)	(0)	(0)	(187,704)	(0.48)
Effective Gross Income	$5,871,324	$5,934,304	$5,897,736	$6,069,093	$15.49

Real Estate Taxes	421,807	386,818	394,494	393,546	1.00
Insurance	94,108	66,069	66,697	69,448	0.18
Management Fee	176,140	178,029	176,932	182,073	0.46
Other Operating Expenses	406,682	428,328	607,895	607,895	1.55
Total Operating Expenses	$1,098,737	$1,059,244	$1,246,018	$1,252,962	$3.20

Net Operating Income	$4,772,587	$4,875,060	$4,651,718	$4,816,131	$12.29
TI/LC	0	0	0	195,932	0.50
Replacement Reserves	0	0	0	112,807	0.29
Net Cash Flow	$4,772,587	$4,875,060	$4,651,718	$4,507,392	$11.50

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is higher than historical rents due to the addition of Lane Bryant lease and contractual rent increases through February 2016 or executed extension options. Lane Bryant signed a lease on June 26, 2015 and is expected to take occupancy of its leased space within 12 months of lease execution. See “Escrows” regarding escrows held to insure completion, occupancy and commencement of rent for the Lane Bryant space.
(3)	Contractual rent steps of $135,559 are underwritten based upon the actual scheduled increases through February 2016.

■	Appraisal. According to the appraisal, the University Town Centre Property had an “as-is” appraised value of $76,750,000 as of June 1, 2015 and an “as-stabilized” value of $79,150,000 as of June 1, 2016, reflecting commencement of the Lane Bryant rent.

■	Environmental Matters. Based on a Phase I environmental report dated May 21, 2015, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action at the University Town Centre Property.

■	Market Overview and Competition. The University Town Centre Property is located in Morgantown, West Virginia at the intersection of Interstate 79 and US Routes 19/24 which is the primary interchange for Morgantown and University of West Virginia campus. According to the appraisal, the 2014 population within a one-, three-, and five-mile radius of the University Town Centre Property is 1,675, 34,469, and 67,193, respectively. Average household income within a one-, three-, and five-mile radius of the University Town Centre Property is estimated at $47,299, $53,855 and $54,250, respectively. According to the appraisal, as of the first quarter of 2015, the Monongalia County retail market had a total inventory of approximately 3.5 million SF with an overall vacancy rate of approximately 5.2% and an average asking rental rate of approximately $21.21 per SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to the primary competition for the University Town Centre Property:

Competitive Set(1)

	University Town Centre	South University Plaza	Sabraton Shopping Center	Suncrest Shopping Plaza	Suncrest Town Centre Drive
Distance from Subject	NA	6.7 Miles	5.8 miles	2.3 miles	4.1 miles
Property Type	Anchored Retail	Neighborhood Center	Neighborhood Center	Convenience/Strip Center	Lifestyle Center
Year Built / Renovated	2005 / NA	NA / NA	NA / 2002	1964 / 1987	2010 / NA
Total GLA	391,864	125,000	110,000	27,000	291,292
Total Occupancy	100%	100%	100%	100%	97%
Anchors / Significant Tenants	Barnes and Noble, Best Buy Stores, L.P., Giant Eagle, Ashley Furniture, Dicks Sporting Goods, Inc., T.J. Maxx, Bed, Bath and Beyond	Aldi	CVS	Rite Aid	Kroger

	University Town Centre Phase II	Northpointe Plaza	Pierpont Centre	Pierpont Landing
Distance from Subject	0.6 miles	6.3 miles	14.7 miles	14.4 miles
Property Type	Convenience/Strip Center	Convenience/Strip Center	Community Center	Convenience/Strip Center
Year Built / Renovated	2015 / NA	2005 / NA	1999 / 2002	2009 / NA
Total GLA	61,915	48,372	324,885	62,000
Total Occupancy	92%	83%	100%	100%
Anchors / Significant Tenants	AC Moore	Dental Office	Lowe’s Home Center Shop N Save Star Furniture Michael’s	Patio Stone Works

(1)	Source: Appraisal.

■	The Borrower. The borrower is UTC, LP, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the University Town Centre Loan. The non-recourse carveout guarantors under the University Town Centre Loan are J. Michael Nidiffer and J. Brent Roswall.

J. Michael Nidiffer and J. Brent Roswall are principals of Interstate Realty Company which currently has ownership interests in 8 real estate projects, consisting of retail centers and vacant land. Mr. Nidiffer and Mr. Roswall have been with Interstate Realty since 1978 and 1994, respectively, and have focused on retail development, sales and leasing.

■	Escrows. On the origination date, the borrower funded aggregate reserves of $1,184,959 with respect to the University Town Centre Property, comprised of: (i) $187,480 for real estate taxes, (ii) $44,563 for insurance premiums, (iii) $554,390 for completion and occupancy costs associated with the Lane Bryant space, (iv) $372,776 for tenant improvements and leasing commissions costs and (v) $25,750 for deferred maintenance consisting of repairs to paving, curbs and sidewalks.

On each monthly due date, the borrower is required to fund the following reserves with respect to the University Town Centre Property: (i) a tax reserve in an amount that the lender estimates will be necessary to pay annual taxes, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy under the University Town Centre Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay annual insurance premiums over the then succeeding 12-month period; (iii) a replacement reserve in the amount of $9,401 and (iv) $16,735 for tenant improvements and leasing commissions, subject to a cap of $393,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Lockbox and Cash Management. A hard lockbox is in place with respect to the University Town Centre Loan. The University Town Centre Loan has springing cash management. Provided no Cash Sweep Event Period (as defined below) is continuing, funds in the lockbox account are swept daily to an account designated by the borrower and the University Town Centre Loan does not have cash management. During a Cash Sweep Event Period, funds in the lockbox account are applied on each monthly due date to pay debt service on the University Town Centre Loan, to fund required deposits to the reserves as described above under “Escrows”, to disburse to the borrower an amount equal to the operating expenses due and payable by the borrower during the succeeding month as set forth in the annual budget approved by the lender and any extraordinary expenses approved by the lender, and to disburse any excess as follows:

(i) if a Cash Sweep Event Period is continuing due to the occurrence of an event described in clause (c) of the definition of Cash Sweep Trigger Event (as defined below) with respect to the space leased to the Giant Eagle, Inc. (“Giant Eagle”) (and no other Cash Sweep Event Period has occurred and is continuing), to a reserve account with respect to Giant Eagle until such Cash Sweep Event Period has terminated; and

(ii) if a Cash Sweep Event Period is then continuing due to the occurrence of an event described in clause (a) or (b) of the definition of Cash Sweep Trigger Event, to an account to be held by the lender as additional security for the University Town Centre Loan.

A “Cash Sweep Trigger Event” means (a) the occurrence of an event of default under the University Town Centre Loan which event continues until the specific waiver in writing by the lender of the related event of default; (b) the debt service coverage ratio is less than 1.10x for two consecutive calendar quarters calculated as of the last day of each such quarter, which event continues until, for two consecutive calendar quarters, the debt service coverage ratio has been equal to or greater than 1.15x; or (c) the occurrence of a Giant Eagle Trigger Event which event continues until the occurrence of a Giant Eagle Cure Event (as defined below) (or the funds on deposit in the reserve account for the space leased to Giant Eagle are equal to the Giant Eagle Suspension Amount (as defined below), or a letter of credit acceptable to the lender in an amount equal to the Giant Eagle Suspension Amount has been delivered to the lender).

A “Cash Sweep Event Period” means the period of time commencing from the date the deposit bank has received notice from the lender that a Cash Sweep Trigger Event has occurred and continuing until the date the deposit bank has received notice from the lender that such Cash Sweep Trigger Event has ended.

A “Giant Eagle Trigger Event” will commence upon the earliest of Giant Eagle (a) going “dark”; (b) becoming subject to bankruptcy or insolvency proceedings; (c) providing notice of early termination of its lease, (d) defaulting on its lease; or (e) failing to give notice to extend its lease for a minimum term of five years at the rent specified in the Giant Eagle lease or such other rent that is consistent with the market rate as determined by the lender at least 12 months prior to the expiration of the lease. A Giant Eagle Trigger Event will expire (x) (i) with respect to clause (a), when Giant Eagle has notified the borrower that it has rescinded its notice to go dark and Giant Eagle (or an approved subtenant) has resumed operations in the space occupied by Giant Eagle for no less than 60 consecutive days; (ii) with respect to clause (b), upon a reaffirmation of the applicable lease in bankruptcy or other insolvency proceedings, provided that the terms of the lease remain substantially similar to the original lease terms and a new estoppel certificate in form and substance reasonably acceptable to the lender is delivered, no default exists, Giant Eagle is in occupancy, open for business and paying full, unabated rent, and its lease has not been modified without the lender’s consent; (iii) with respect to clause (c), when the borrower has re-let the entire space leased to Giant Eagle to one or more replacement tenant(s) reasonably acceptable to the lender and such replacement tenant has commenced paying full, unabated rent under its lease; (iv) with respect to clause (d), upon the cure of the applicable default; or (v) with respect to clause (e), when Giant Eagle has executed an extension of the Giant Eagle lease at market terms, or terms otherwise acceptable to the lender in its reasonable discretion or (y) with respect to a Giant Eagle Trigger Event described in clauses (a), (b), (d) or (e), when the borrower has re-let the entire space leased to Giant Eagle to one or more replacement tenants reasonably acceptable to the lender pursuant to executed leases containing terms and conditions reasonably acceptable to the lender and such replacement tenant has commenced paying the full, unabated rent required under its lease (each of the events described in clauses (x) and (y) above, a “Giant Eagle Cure Event”).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Notwithstanding the foregoing, at such time as the monthly deposits into the reserve account for the space leased to Giant Eagle have accumulated such that the lender holds an amount equal to or exceeding $1,307,000 (the “Giant Eagle Suspension Amount”) as additional collateral, then, so long as no event of default has occurred and is continuing under any of the University Town Centre Loan documents, the borrower’s obligation to deposit with the lender the monthly excess cash flow will be suspended.

■	Property Management. The University Town Centre Property is currently managed by Interstate Management LLC, an affiliate of the borrower, pursuant to a management agreement. The University Town Centre Loan documents provide that the borrower may replace the property manager provided (i) no event of default under the University Town Centre Loan documents has occurred and is continuing; (ii) the Qualifying Manager Criteria (as defined below) is satisfied; and (iii) if such replacement property manager is an affiliate of the borrower, a new non-consolidation opinion is received from borrower’s counsel. The University Town Centre Loan documents provide that if (a) an event of default has occurred and is continuing, (b) the property manager becomes bankrupt or insolvent, (c) a default beyond any applicable notice and cure period by the property manager occurs under the management agreement, or (d) the debt service coverage ratio is less than 1.0x during any 12 consecutive month period, then the lender, at its option, may require the borrower to engage a replacement property manager and terminate the property manager. The borrower or an affiliate of the borrower is permitted to manage the University Town Centre Property so long as: (i) no management fees or commissions are paid; (ii) the borrower or such affiliate of the borrower, as applicable, is managing the University Town Centre Property in a first-class manner; and (iii) a Cash Sweep Trigger Event has not occurred.

“Qualifying Manager Criteria” means a successor property manager acceptable to the lender in the lender’s reasonable discretion or a reputable management company having at least seven years’ experience in the management of commercial properties with similar uses and quality as the University Town Centre Property and in the jurisdiction in which the University Town Centre Property is located.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The University Town Centre Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the University Town Centre Property. The University Town Centre Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. The “all risk” insurance is required to contain a deductible that is acceptable to the lender and is no larger than $50,000. See “Risk Factors – Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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EAGLE RIVER
VILLAGE
INFORMATION
CENTER
HOURS:
(970) 926-3754

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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ASCENTIA MHC PORTFOLIO

CARTIFACT
OREGON
IDAHO
WYOMING
SOUTH DAKOTA
NEBRASKA
IOWA
NEVADA
UTAH
COLORADO
KANSAS
CALIFORNIA
ARIZONA
NEW MEXICO
OKLAHOMA
TEXAS
MEXICO
Pacific Ocean
Boise
Rapid City
Minneapolis
Sioux Falls
Casper
Omaha
Salt Lake City
Reno
Denver
Kansas City
San Francisco
San Jose
St George
Wichita
Las Vegas
Flagstaff
Albuquerque
Okalahoma City
Los Angeles
Phoenix
Tucson
Las Cruces
Fort Worth
Dallas
Austin
Houston
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32

Ascentia MHC Portfolio

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	Eagle River	32700 Highway 6	Edwards	Colorado	81632
2	Foxridge Farm	26900 East Colfax Avenue	Aurora	Colorado	80018
3	River Valley	10910 Turner Boulevard	Longmont	Colorado	80504
4	West Winds	505 Williams Street	Cheyenne	Wyoming	82007
5	Skyline Village	1700 Swanson Drive	Rock Springs	Wyoming	82901
6	Gaslight Village	2801 North 1st Street	Lincoln	Nebraska	68521
7	Dream Island	1315 Dream Island Plaza	Steamboat Springs	Colorado	80487
8	Valley Ridge	8671 Southwest Loop 410	San Antonio	Texas	78242
9	Western Hills	45 Purple Sage Road	Rock Springs	Wyoming	82901
10	Lake Fork	150 Highway 300	Leadville	Colorado	80461
11	Aloha Vegas	500 Miller Avenue	North Las Vegas	Nevada	89030
12	Kingswood Estates	2323 Bellwood Drive	Grand Island	Nebraska	68801
13	Country Oaks	7510 Talley Road	San Antonio	Texas	78253
14	Woodlawn Estates	2720 North 2nd Street	Lincoln	Nebraska	68521
15	Buckingham Village	2910 Pat Booker Road	Universal City	Texas	78148
16	Woodview	1301 West Oltorf Street	Austin	Texas	78704
17	West Park Plaza	129 Melody Lane	Grand Island	Nebraska	68803
18	Valle Grande	8900 2nd Street Northwest	Albuquerque	New Mexico	87114
19	Riviera de Sandia	12145 State Highway 14 North, Lot J3	Cedar Crest	New Mexico	87008
20	Cedar Village	15814 East Colfax Avenue	Aurora	Colorado	80011
21	Rancho Bridger	5020 Springs Drive	Rock Springs	Wyoming	82901
22	Sheltered Valley	1700 Wilson Street	Green River	Wyoming	82935
23	Vals	125 Clinton Road	Cibolo	Texas	78108
24	Countryside Estates	2400 North 1st Street	Lincoln	Nebraska	68521
25	W bar K	3800 Sunset Drive	Rock Springs	Wyoming	82901
26	Trails End	1925 East Murray Street	Rawlins	Wyoming	82301
27	Windgate	2800 Windgate Drive	New Braunfels	Texas	78130
28	Golden Eagle	1016 Harshman Street	Rawlins	Wyoming	82301
29	Mountain Springs	701 Antelope Drive	Rock Springs	Wyoming	82901
30	North Breeze	8360 Eckhert Road	San Antonio	Texas	78240
31	Sugar Creek	211 Monroe Street	Rawlins	Wyoming	82301
32	Hillside	300 Harshman Street	Rawlins	Wyoming	82301

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	32	Loan Seller	CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance(4)	$44,945,461
Property Type	Manufactured Housing	Cut-off Date Principal Balance per Pad(2)	$29,169.04
Size (Pads)	4,965	Percentage of Initial Pool Balance	4.1%
Total Occupancy as of 3/31/2015	84.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/31/2015	84.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.42500%
Appraised Value(1)	$228,370,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$25,988,254
Underwritten Expenses	$11,037,793	Escrows
Underwritten Net Operating Income (NOI)	$14,950,460	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,686,930	Taxes	$344,296	$86,074
Cut-off Date LTV Ratio(1)(2)	63.4%	Insurance	$284,344	$25,849
Maturity Date LTV Ratio(2)(3)	51.2%	Replacement Reserves	$0	$21,961
DSCR Based on Underwritten NOI / NCF(2)	1.71x / 1.68x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.3% / 10.1%	Other(5)	$778,343	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$145,000,000	99.8%	Loan Payoff	$118,632,190	81.6%
Other Sources	350,000	0.2	Principal Equity Distribution	22,668,354	15.6
Closing Costs	2,642,474	1.8
Reserves	1,406,982	1.0
Total Sources	$145,350,000	100.0%	Total Uses	$145,350,000	100.0%

(1)	Appraised Value is based on the “as-is” portfolio value. The appraised “as-is” aggregate value of the mortgaged properties on an individual basis is $212,530,000, which results in a Cut-off Date LTV Ratio of 68.1%. See “—Appraisal” below.
(2)	Calculated based on the aggregate balance of the Ascentia MHC Portfolio Loan Combination (defined below).
(3)	The Maturity Date LTV Ratio is calculated utilizing the “as is” portfolio value of $228,370,000. The Maturity Date LTV Ratio, calculated on the basis of the sum of the individual “as-is” appraised values, is 55.0%. See “—Appraisal” below.
(4)	The Ascentia MHC Portfolio Loan, with a Cut-off Date Principal Balance of $44,945,461, is evidenced by Note A-2 (a non-controlling note), which is part of the $145,000,000 Ascentia MHC Portfolio Loan Combination evidenced by two pari passu notes. The controlling pari passu companion loan evidenced by Note A-1 has a principal balance of $99,878,803 as of the Cut-off Date, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to the GSMS 2015-GC32 securitization.
(5)	Other upfront reserves include $775,343 for deferred maintenance and $3,000 for funds to be used to cap a well at the Valley Ridge property. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Ascentia MHC Portfolio Loan”) is part of a loan combination (the “Ascentia MHC Portfolio Loan Combination”) evidenced by two pari passu notes that are together secured by first mortgages or deeds of trust encumbering the borrowers’ fee interests in a 4,965-pad manufactured housing community portfolio comprised of 32 manufactured housing communities (each, an “Ascentia MHC Portfolio Property” and collectively, the “Ascentia MHC Portfolio Properties”). The Ascentia MHC Portfolio Loan, which will be contributed to the Issuing Entity (which is evidenced by Note A-2 and represents a non-controlling interest in the Ascentia MHC Portfolio Loan Combination) had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $44,945,461 and represents approximately 4.1% of the Initial Pool Balance. The related companion loan (the “Ascentia MHC Portfolio Companion Loan”) (which is evidenced by Note A-1 and represents the controlling interest in the Ascentia MHC Portfolio Loan Combination) is expected to be contributed to the GSMS 2015-GC32 securitization transaction, had an original principal balance of $100,000,000 and has an outstanding principal balance as of the Cut-off Date of $99,878,803. The Ascentia MHC Portfolio Loan Combination was originated by Citigroup Global Markets Realty Corp. on July 1, 2015. The Ascentia MHC Portfolio Loan Combination had an original principal balance of $145,000,000 and has an outstanding principal balance as of the Cut-off Date of $144,824,264 and each of the Ascentia MHC Portfolio Loan and Ascentia MHC Portfolio Companion Loan accrues interest at an interest rate of 4.42500% per annum. The proceeds of the Ascentia MHC Portfolio Loan Combination were used to refinance existing debt on the Ascentia MHC Portfolio Properties, return equity to the borrower sponsors, fund reserves and pay origination costs.

The Ascentia MHC Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months. The Ascentia MHC Portfolio Loan requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the Ascentia MHC Portfolio Loan is the due date in July 2025. Voluntary prepayment of the Ascentia MHC Portfolio Loan without payment of any prepayment premium is permitted on or after the due date in April 2025. At any time after the date that is the earlier of the second anniversary of securitization of the last portion of the Ascentia MHC Portfolio Loan Combination and the fourth anniversary of the origination of the Ascentia MHC Portfolio Loan, the Ascentia MHC Portfolio Loan may be defeased in full (or in part in connection with a permitted release of certain eligible properties as described below) with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities”.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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ASCENTIA MHC PORTFOLIO

■	The Mortgaged Properties. The Ascentia MHC Portfolio Properties consist of 32 manufactured housing communities across six states totaling 4,965 pads.

The following tables present certain information relating to Ascentia MHC Portfolio Properties:

Property Name	City	State	Year Built	# of Pads	Occupancy	Original Loan Combination Balance	% Allocated Original Loan Combination Balance	Underwritten NCF	Avg. Monthly Rent per Pad	Underwritten NCF per Pad	Appraised Value
Eagle River	Edwards	CO	1975	381	99.2%	$40,995,000	28.3%	$3,703,289	$1,026	$9,720	$54,660,000
Foxridge Farm	Aurora	CO	1974	481	96.9%	19,342,500	13.3	1,791,370	$541	3,724	25,790,000
River Valley	Longmont	CO	1974	210	99.0%	12,001,250	8.3	1,118,387	$572	5,326	16,220,000
West Winds	Cheyenne	WY	1973	295	85.4%	8,000,000	5.5	887,494	$446	3,008	11,830,000
Skyline Village	Rock Springs	WY	1972	304	93.8%	7,300,000	5.0	822,650	$395	2,706	10,970,000
Gaslight Village	Lincoln	NE	1970	437	71.6%	4,700,000	3.2	564,110	$333	1,291	9,150,000
Dream Island	Steamboat Springs	CO	1959	86	96.5%	4,300,000	3.0	507,314	$672	5,899	6,350,000
Valley Ridge	San Antonio	TX	1970	308	74.4%	3,875,000	2.7	325,640	$347	1,057	6,220,000
Western Hills	Rock Springs	WY	1970	143	81.1%	3,375,000	2.3	373,430	$373	2,611	5,070,000
Lake Fork	Leadville	CO	1967	151	87.4%	3,250,000	2.2	396,506	$393	2,626	4,930,000
Aloha Vegas	North Las Vegas	NV	1965	213	58.2%	3,000,000	2.1	261,550	$493	1,228	6,400,000
Kingswood Estates	Grand Island	NE	1972	213	93.0%	3,000,000	2.1	370,397	$288	1,739	4,710,000
Country Oaks	San Antonio	TX	1985	131	86.3%	2,860,000	2.0	305,848	$353	2,335	4,950,000
Woodlawn Estates	Lincoln	NE	1975	258	64.0%	2,600,000	1.8	290,888	$331	1,127	4,330,000
Buckingham Village	Universal City	TX	1970	127	89.0%	2,500,000	1.7	237,707	$368	1,872	4,360,000
Woodview	Austin	TX	1969	71	91.5%	2,400,000	1.7	247,030	$542	3,479	3,560,000
West Park Plaza	Grand Island	NE	1968	227	69.2%	2,150,000	1.5	246,168	$285	1,084	2,930,000
Valle Grande	Albuquerque	NM	1970	71	97.2%	2,100,000	1.4	237,125	$441	3,340	2,800,000
Riviera de Sandia	Cedar Crest	NM	1967	80	95.0%	1,968,750	1.4	223,787	$428	2,797	3,300,000
Cedar Village	Aurora	CO	1954	43	100.0%	1,950,000	1.3	180,555	$502	4,199	2,650,000
Rancho Bridger	Rock Springs	WY	1975	75	92.0%	1,875,000	1.3	235,742	$381	3,143	2,950,000
Sheltered Valley	Green River	WY	1975	55	98.2%	1,700,000	1.2	200,612	$412	3,647	2,460,000
Vals	Cibolo	TX	1974	90	86.7%	1,637,500	1.1	208,306	$366	2,315	2,810,000
Countryside Estates	Lincoln	NE	1971	164	52.4%	1,627,500	1.1	139,693	$324	852	2,170,000
W bar K	Rock Springs	WY	1980	51	100.0%	1,500,000	1.0	184,947	$396	3,626	2,270,000
Trails End	Rawlins	WY	1975	62	87.1%	1,237,500	0.9	117,760	$361	1,899	1,650,000
Windgate	New Braunfels	TX	1986	55	90.9%	1,025,000	0.7	137,278	$360	2,496	1,780,000
Golden Eagle	Rawlins	WY	1980	51	82.4%	750,000	0.5	114,524	$339	2,246	1,330,000
Mountain Springs	Rock Springs	WY	1980	40	85.0%	700,000	0.5	103,732	$384	2,593	1,390,000
North Breeze	San Antonio	TX	1960	36	91.7%	700,000	0.5	63,915	$357	1,775	1,230,000
Sugar Creek	Rawlins	WY	1977	33	93.9%	400,000	0.3	69,540	$324	2,107	950,000
Hillside	Rawlins	WY	1960	23	73.9%	180,000	0.1	19,638	$307	854	360,000
Total / Wtd. Avg.				4,965	84.3%	$145,000,000	100.0%	$14,686,930	$452	$2,958	$228,370,000(1)

(1)	Appraised Value is based on the “as-is” portfolio value. The appraised “as-is” aggregate value of the mortgaged properties on an individual basis is $212,530,000, which results in a Cut-off Date LTV Ratio of 68.1%. See “—Appraisal” below.

Geographic Distribution

State	# of Properties	# of Pads	% of Total Pads	Original Loan Combination Balance	% Allocated Original Loan Combination Amount	Appraised Value	Underwritten NOI	Underwritten NCF	% of Underwritten NCF	Debt Yield (NOI)	Debt Yield (NCF)	LTV
Colorado	6	1,352	27.2%	$81,838,750	56.4%	$110,600,000	$7,772,107	$7,697,420	52.4%	9.5%	9.4%	74.0%
Wyoming	11	1,132	22.8	27,017,500	18.6	41,230,000	3,174,506	3,130,069	21.3	11.7%	11.6%	65.5%
Texas	7	818	16.5	14,997,500	10.3	24,910,000	1,564,483	1,525,724	10.4	10.4%	10.2%	60.2%
Nebraska	5	1,299	26.2	14,077,500	9.7	23,290,000	1,694,053	1,611,255	11.0	12.0%	11.4%	60.4%
New Mexico	2	151	3.0	4,068,750	2.8	6,100,000	481,192	460,912	3.1	11.8%	11.3%	66.7%
Nevada	1	213	4.3	3,000,000	2.1	6,400,000	264,120	261,550	1.8	8.8%	8.7%	46.9%
Total / Wtd. Avg.	32	4,965	100.0%	$145,000,000	100.0%	$212,530,000	$14,950,460	$14,686,930	100.0%	10.3%	10.1%	68.1%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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ASCENTIA MHC PORTFOLIO

The following table presents certain information relating to historical leasing at the Ascentia MHC Portfolio Properties:

Historical Leased %(1)

2011	2012	2013	2014	3/31/2015
84.2%	84.3%	83.3%	83.6%	84.3%

(1)	As provided by borrowers and represents average occupancy as of December 31 for the specified year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ascentia MHC Portfolio Properties:

Cash Flow Analysis

	2011	2012	2013	2014	TTM 3/31/2015	Underwritten	Underwritten $ per pad
Base Rent	$20,085,736	$19,756,355	$20,969,788	$22,454,843	$22,895,881	$23,451,574	$4,723
Gross Up Vacancy	0	0	0	0	0	3,444,960	694
Utility Reimbursements(1)	1,116,856	1,604,195	1,827,977	1,709,844	1,662,129	1,662,129	335
Total Rent	$21,202,593	$21,360,550	$22,797,765	$24,164,687	$24,558,010	$28,558,663	$5,752
Vacancy & Credit Loss	(644,276)	(377,022)	(636,848)	(417,155)	(491,289)	(4,030,806)	(812)
Effective Gross Income	$20,558,317	$20,983,528	$22,160,917	$23,747,531	$24,066,721	$24,527,857	$4,940
Other Income(2)	523,336	809,640	1,044,181	1,378,111	1,460,396	1,460,396	294
Total Revenue	$21,081,653	$21,793,168	$23,205,098	$25,125,643	$25,527,117	$25,988,254	$5,234

Utilities	$2,788,693	$2,665,909	$2,966,917	$3,193,235	$3,204,021	$3,204,021	$645
Payroll	2,725,248	3,043,013	2,659,616	2,868,021	2,986,990	3,100,356	624
Repairs & Maintenance	1,349,487	1,447,723	1,593,097	1,409,986	1,478,595	1,478,595	298
General and Administrative	1,549,834	1,395,180	1,002,228	992,600	994,463	994,463	200
Management Fee	838,704	861,290	937,442	995,550	1,014,935	1,039,530	209
Real Estate Taxes	879,470	792,836	898,746	879,903	868,924	983,704	198
Insurance	243,355	324,375	263,144	259,429	259,305	237,125	48
Total Operating Expenses	$10,374,792	$10,530,326	$10,321,190	$10,598,724	$10,807,232	$11,037,793	$2,223

Net Operating Income	$10,706,861	$11,262,842	$12,883,908	$14,526,918	$14,719,885	$14,950,460	$3,011
Capital Expenditures	0	0	0	0	0	263,530	53
Net Cash Flow	$10,706,861	$11,262,842	$12,883,908	$14,526,918	$14,719,885	$14,686,930	$2,958

(1)	Represents utility reimbursements including water/sewer, gas/electricity, and trash removal.
(2)	Other Income represents (i) late fees, reimbursements, application fees, forfeiture income, pet fees and miscellaneous fees ($1,117,569) and (ii) commercial, storage and ancillary income ($342,827).

■	Appraisal. According to the appraisals dated from May 11, 2015 to May 23, 2015, and a portfolio value letter dated June 19, 2015, the Ascentia MHC Portfolio Properties had an “as-is” portfolio value of $228,370,000, which represents the appraised value for the Ascentia MHC Portfolio Properties as a whole, as compared to the aggregate “as-is” appraised value of $212,530,000 for the 32 individual Ascentia MHC Portfolio Properties.

■	Environmental Matters. According to the Phase I environmental reports, each dated May 19, 2015, there were no recommendations for further action other than, with respect to certain of the Ascentia MHC Portfolio Properties, radon remediation and operations and maintenance plans for asbestos and/or lead-based paint.

■	The Borrowers. Each of the 30 borrowers under the Ascentia MHC Portfolio Loan is a single-purpose Delaware limited liability company. Of the 30 borrowers under the Ascentia MHC Portfolio Loan, 28 of such borrowers own one property each and two borrowers own two properties each. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Ascentia MHC Portfolio Loan. The borrowers of the Ascentia MHC Portfolio Loan are indirectly owned by Ascentia Real Estate Holding Company, LLC. The guarantors of the non-recourse carveouts under the Ascentia MHC Portfolio Loan are John J. Eberle, Boris B Vukovich and Ascentia Real Estate Holding Company, LLC.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Escrows. On the origination date, the borrowers funded aggregate reserves of $1,406,982 with respect to the Ascentia MHC Portfolio Properties, comprised of: (i) $344,296 for real estate taxes; (ii) $284,344 for insurance premiums; (iii) $775,343 for deferred maintenance and (iv) $3,000 to cap a well at the Valley Ridge property.

In addition, on each monthly due date, the borrowers are required to fund the following reserves with respect to the Ascentia MHC Portfolio Properties: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; initially $86,074; (ii) if the insurance policies are not approved blanket policies, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period (initially $25,849); and (iii) a replacement reserve in the amount of $21,961.

Further, on each monthly due date during the continuance of an Ascentia MHC Portfolio Trigger Period, an excess cash reserve account is required as described below under “Lockbox and Cash Management” below.

An “Ascentia MHC Portfolio Trigger Period” means a period commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Ascentia MHC Portfolio Loan documents, (ii) the debt yield being less than 8.0%, or (iii) the debt service coverage ratio being less than 1.20x, and expiring upon, with respect to any Ascentia MHC Portfolio Trigger Period commenced in connection with clause (i) above, the cure of such event of default; with respect to any Ascentia MHC Portfolio Trigger Period commenced in connection with clause (ii) above, the debt yield being equal to or greater than 8.5% for two consecutive calendar quarters; and with respect to any Ascentia MHC Portfolio Trigger Period commenced in connection with clause (iii) above, the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

■	Lockbox and Cash Management. The Ascentia MHC Portfolio Loan is structured with a springing lockbox. Upon the first occurrence of an Ascentia MHC Portfolio Trigger Period, the Ascentia MHC Portfolio Loan documents require all revenues generated by the Ascentia MHC Portfolio Properties to be deposited into a restricted account under the sole dominion and control of the lender (the “Ascentia MHC Portfolio Restricted Account”) upon receipt by any borrower or manager, and in no event later than two business days thereafter. Until such time as an Ascentia MHC Portfolio Trigger Period has occurred, all funds in the Ascentia MHC Portfolio Restricted Account will be transferred on each business day to or at the direction of the borrowers. Upon the occurrence of the first Ascentia MHC Portfolio Trigger Period, the lender, on behalf of the borrowers will establish a cash management account. During the continuance of an Ascentia MHC Portfolio Trigger Period, all amounts in the Ascentia MHC Portfolio Restricted Account are required to be swept on each business day to the cash management account. During the continuance of an Ascentia MHC Portfolio Trigger Period, funds held in the cash management account after payment of debt service, required reserves and budget operating expenses are required to be held in an excess cash reserve as additional security for the Ascentia MHC Portfolio Loan. Upon the occurrence and during the continuance of an event of default under the Ascentia MHC Portfolio Loan, the lender may apply any funds in the cash management account to amounts payable under the Ascentia MHC Portfolio Loan and/or toward the payment of expenses of the Ascentia MHC Portfolio Properties, in such order of priority as the lender may determine.

■	Affiliates. Certain mobile homes at the individual Ascentia MHC Portfolio Properties are or may in the future be owned by certain affiliates of the borrowers (each such affiliate, the “Affiliated Owner”). The occupants of such mobile homes pay a separate rent for (i) the pads (which rents are property of the applicable borrower) and (ii) the mobile homes (which rents are property of the Affiliated Owners). The borrowers, the Affiliated Owners, the borrower-affiliated property manager (“Affiliated Manager”), and the lender entered into an agreement which provides that, in the event a tenant remits the pad site rents and the mobile home rents in a single combined payment or into a single account, the Affiliated Manager is required to deposit the single combined payment into its operating account maintained by the Affiliated Manager. The borrowers, Affiliated Manager and Affiliated Owners, as applicable, are required to (i) account for rents in such a manner that pad site rents owed to the borrowers are readily ascertainable and identifiable as separate and apart from mobile home rents owed to Affiliated Owners; (ii) remit the pad site rents to the applicable borrower’s restricted account within two days of

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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receipt; and (iii) during an Ascentia MHC Portfolio Trigger Period or after the bankruptcy of the Affiliated Manager or an Affiliated Owner, send written notices to tenants with instructions to remit separate payments for the mobile home rents to the Affiliated Owners into a separate account held by the Affiliated Owners or Affiliated Manager (such notices are to be sent each time a tenant makes a single combined payment until such tenant complies).

■	Property Management. The Ascentia MHC Portfolio Properties are currently managed by Ascentia Real Estate Investment Company, an affiliate of the borrowers, pursuant to 32 property-specific management agreements. Under the Ascentia MHC Portfolio Loan documents, the Ascentia MHC Portfolio Properties may not be managed by any other party, other than a management company approved by the lender, which approval may be conditioned on the receipt of a Rating Agency Confirmation. Upon the occurrence of (i) an event of default under the Ascentia MHC Portfolio Loan documents, (ii) a default by the property manager under the management agreement beyond any applicable cure period or (iii) the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrowers to replace the property manager with a new property manager approved by the lender, which approval may be conditioned on the receipt of a Rating Agency Confirmation.

■	Release of Collateral. Provided no event of default is then continuing under the Ascentia MHC Portfolio Loan documents, at any time prior to the maturity date and after the date that is the earlier of the second anniversary of securitization of the last portion of the Ascentia MHC Portfolio Loan Combination and the fourth anniversary of the origination of the Ascentia MHC Portfolio Loan, the borrowers may obtain the release of one or more of the Ascentia MHC Portfolio Properties (other than any of the Eagle River, Foxridge Farm or River Valley properties, which may not be released) from the liens of the Ascentia MHC Portfolio Loan documents, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to the greater of 120% of the allocated loan amount for each Ascentia MHC Portfolio Property being released and 85% of the net sales proceeds for the Ascentia MHC Portfolio Property being released; (ii) after giving effect to the release, the debt service coverage ratio for the remaining Ascentia MHC Portfolio Properties is no less than the greater of (a) 1.70x and (b) the debt service coverage ratio immediately prior to the release (without giving effect to the proposed release of one or more of the Ascentia MHC Portfolio Properties); (iii) after giving effect to the release, the loan-to-value ratio for the remaining Ascentia MHC Portfolio Properties is no greater than the lesser of (a) 68.2% and (b) the loan-to-value ratio immediately prior to the release (without giving effect to the proposed release of one or more of the Ascentia MHC Portfolio Properties); (iv) after giving effect to the release, the debt yield for the remaining Ascentia MHC Portfolio Properties is no less than the greater of (a) 10.13% and (b) the debt yield immediately prior to the release (without giving effect to the proposed release of one or more of the Ascentia MHC Portfolio Properties); (v) delivery of a Rating Agency Confirmation; and (vi) delivery of a REMIC opinion and a new non-consolidation opinion with respect to the successor defeasance borrower.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Ascentia MHC Portfolio Properties, plus twelve (12) months of business interruption coverage in an amount equal to 100% of the projected gross income from the Ascentia MHC Portfolio Properties (on an actual loss sustained basis) for a period continuing until the restoration of the Ascentia MHC Portfolio Properties are completed. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors— Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Seattle
Portland
Boise
Salt Lake City
Reno
San Francisco
Las Vegas
Los Angeles
San Diego
Phoenix
Denver
Albuquerque
Kansas City
Minneapolis
Chicago
Detroit
St Louis
Nashville
Atlanta
Charlotte
Dallas
San Antonio
Houston
New Orleans
Tampa
Miami
Pittsburgh
Philadelphia
Washington DC
New York
Boston
PACIFIC OCEAN
ATLANTIC OCEAN
Gulf of Mexico
CARTIFACT

US StorageMart Portfolio

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	50 Wallabout Street	50 Wallabout Street	Brooklyn	New York	11249
2	250 Flanagan Way	250 Flanagan Way	Secaucus	New Jersey	07094
3	6700 River Road	6700 River Road	West New York	New Jersey	07093
4	1015 North Halsted Street	1015 North Halsted Street	Chicago	Illinois	60642
5	7536 Wornall Road	7536 Wornall Road	Kansas City	Missouri	64114
6	640 Southwest 2nd Avenue	640 Southwest 2nd Avenue	Miami	Florida	33130
7	4920 Northwest 7th Street	4920 Northwest 7th Street	Miami	Florida	33126
8	9925 Southwest 40th Street	9925 Southwest 40th Street	Miami	Florida	33165
9	9220 West 135th Street	9220 West 135th Street	Overland Park	Kansas	66221
10	980 4th Avenue	980 4th Avenue	Brooklyn	New York	11232
11	405 South Federal Highway	405 South Federal Highway	Pompano Beach	Florida	33062
12	11001 Excelsior Boulevard	11001 Excelsior Boulevard	Hopkins	Minnesota	55343
13	11325 Lee Highway	11325 Lee Highway	Fairfax	Virginia	22030
14	2021 Griffin Road	2021 Griffin Road	Fort Lauderdale	Florida	33312
15	400 West Olmos Drive	400 West Olmos Drive	San Antonio	Texas	78212
16	14151 Wyandotte Street	14151 Wyandotte Street	Kansas City	Missouri	64145
17	5979 Butterfield Road	5979 Butterfield Road	Hillside	Illinois	60162
18	115 Park Avenue	115 Park Avenue	Basalt	Colorado	81621
19	3500 Southwest 160th Avenue	3500 Southwest 160th Avenue	Miramar	Florida	33027
20	2445 Crain Highway	2445 Crain Highway	Waldorf	Maryland	20601
21	100 West North Avenue	100 West North Avenue	Lombard	Illinois	60148
22	2727 Shermer Road	2727 Shermer Road	Northbrook	Illinois	60062
23	15201 Antioch Road	15201 Antioch Road	Overland Park	Kansas	66221
24	2450 Mandela Parkway	2450 Mandela Parkway	Oakland	California	94607
25	184-02 Jamaica Avenue	184-02 Jamaica Avenue	Hollis	New York	11423
26	9012 Northwest Prairie View Road	9012 Northwest Prairie View Road	Kansas City	Missouri	64153
27	16101 West 95th Street	16101 West 95th Street	Lenexa	Kansas	66219
28	3100 North Mannheim	3100 North Mannheim	Franklin Park	Illinois	60131
29	9580 Potranco Road	9580 Potranco Road	San Antonio	Texas	78251
30	18025 Monterey Street	18025 Monterey Street	Morgan Hill	California	95037
31	9N 004 Route 59	9N 004 Route 59	Elgin	Illinois	60120
32	5115 Clayton Road	5115 Clayton Road	Concord	California	94521
33	9702 West 67th Street	9702 West 67th Street	Merriam	Kansas	66203
34	794 Scenic Highway	794 Scenic Highway	Lawrenceville	Georgia	30046
35	12430 Bandera Road	12430 Bandera Road	Helotes	Texas	78023
36	4000 South Providence Road	4000 South Providence Road	Columbia	Missouri	65203
37	2743 San Pablo Avenue	2743 San Pablo Avenue	Oakland	California	94612
38	819 North Eola Road	819 North Eola Road	Aurora	Illinois	60502
39	2506 West Worley Street	2506 West Worley Street	Columbia	Missouri	65203
40	15601 FM 1325	15601 FM 1325	Austin	Texas	78728
41	10700 West 159th Street	10700 West 159th Street	Orland Park	Illinois	60467
42	2403 Rangeline Street	2403 Rangeline Street	Columbia	Missouri	65202
43	6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue	6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue	Chicago	Illinois	60637
44	2277 Walters Road	2277 Walters Road	Fairfield	California	94533
45	1575 Thousand Oaks Drive	1575 Thousand Oaks Drive	San Antonio	Texas	78232
46	7460 Frontage Road	7460 Frontage Road	Merriam	Kansas	66203
47	6401 Third Street	6401 Third Street	Key West	Florida	33040
48	2816 Eaton Road	2816 Eaton Road	Kansas City	Kansas	66103
49	3985 Atlanta Highway	3985 Atlanta Highway	Athens	Georgia	30606
50	11510 North Main Street	11510 North Main Street	Kansas City	Missouri	64155
51	750 Winchester Road	750 Winchester Road	Lexington	Kentucky	40505
52	3401 Broadway Boulevard	3401 Broadway Boulevard	Kansas City	Missouri	64111
53	1720 Grand Boulevard	1720 Grand Boulevard	Kansas City	Missouri	64108
54	1310 South Enterprise Street	1310 South Enterprise Street	Olathe	Kansas	66061
55	2420 St Mary's Boulevard	2420 St Mary's Boulevard	Jefferson City	Missouri	65109
56	3500 I-70 Drive Southeast	3500 I-70 Drive Southeast	Columbia	Missouri	65201
57	195 Southwest Boulevard	195 Southwest Boulevard	Kansas City	Kansas	66103
58	8900 Northwest Prairie View Road	8900 Northwest Prairie View Road	Kansas City	Missouri	64153
59	1601 Twilight Trail	1601 Twilight Trail	Frankfort	Kentucky	40601
60	1515 Church Street	1515 Church Street	Lake Charles	Louisiana	70601
61	1891 North Columbia Street	1891 North Columbia Street	Milledgeville	Georgia	31061
62	1200 US #1	1200 US #1	Key West	Florida	33040
63	251 Collins Industrial Boulevard	251 Collins Industrial Boulevard	Athens	Georgia	30601
64	2310 Paris Road	2310 Paris Road	Columbia	Missouri	65202
65	1820 West Business Loop 70	1820 West Business Loop 70	Columbia	Missouri	65202
66	1723 East Florida	1723 East Florida	Springfield	Missouri	65803

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	66	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance(4)		$43,694,500
Property Type(1)	Self Storage	Cut-off Date Principal Balance per SF(3)		$41.80
Size (SF)	4,519,664	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 2/28/2015	85.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/28/2015	85.7%	Type of Security		Various
Year Built / Latest Renovation	Various / Various	Mortgage Rate		3.79788%
Appraised Value(2)	$676,500,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)		60

Underwritten Revenues	$61,300,250
Underwritten Expenses	$22,188,390	Escrows(5)
Underwritten Net Operating Income (NOI)	$39,111,860		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$38,343,518	Taxes	$0	$0
Cut-off Date LTV Ratio(2)(3)	27.9%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	27.9%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	5.38x / 5.27x	Immediate Repairs	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	20.7% / 20.3%	Ground Rent	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$412,500,000	80.1%	Loan Payoff	$339,273,588	65.9%
Mezzanine Loan Amount	102,500,000	19.9	Principal Equity Distribution	169,915,981	33.0
			Closing Costs	5,810,431	1.1
Total Sources	$515,000,000	100.0%	Total Uses	$515,000,000	100.0%

(1)	One of the 66 US StorageMart Portfolio Properties is a mixed use property comprising of both self storage and retail spaces.
(2)	The Appraised Value of the US StorageMart Portfolio Properties has been determined by an appraisal for the entire portfolio and represents a reduction of 75 basis points to the capitalization rate implied for the individual properties (in the aggregate) and assumes the sale of the whole portfolio to a single buyer. The aggregate of the individual appraised values of the individual properties is $598,440,000 which results in an LTV of 31.6% based on the US StorageMart Portfolio A-1 Note balance (as described below).
(3)	Calculated based on the aggregate balance of the US StorageMart Portfolio A-1 Note (as described below).
(4)	The US StorageMart Portfolio Loan with a Cut-off Date Balance of $43,694,500 is evidenced by Note A-1E (non-controlling note) which is part of the $412,500,000 loan combination evidenced by six senior pari passu notes and two subordinate notes (as described below).
(5)	The Monthly Escrows will spring during a US StorageMart Reserve Waiver Revocation Event Period. See “— Escrows” below.

■	Mortgage Loan. The mortgage loan (the “US StorageMart Portfolio Loan”) is part of a loan combination (the “US StorageMart Portfolio Loan Combination”) evidenced by six senior pari passu notes (Note A-1A, Note A-1B, Note A-1C, Note A-1D, Note A-1E and Note A-1F, collectively, the “US StorageMart Portfolio A-1 Note”) with a combined outstanding principal balance as of the Cut-off Date of $188,926,000, and two subordinate notes (Note A-2A and Note A-2B, collectively, the “US StorageMart Portfolio A-2 Note”) with a combined outstanding principal balance as of the Cut-off Date of $223,574,000. The US StorageMart Portfolio A-2 Note is subordinate to the US StorageMart Portfolio A-1 Note as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The US StorageMart Portfolio Loan Combination” in the Free Writing Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the US StorageMart Portfolio Loan Combination is $412,500,000 (see “—Additional Secured Indebtedness” below for additional information). The US StorageMart Portfolio Loan Combination is secured by 66 first mortgages encumbering the borrowers’ fee simple interests (and, in the case of one of the US StorageMart Portfolio Properties, fee simple and leasehold interest) in self storage properties located in fifteen states collectively known as the US StorageMart Portfolio (collectively, the “US StorageMart Portfolio Properties”). The US StorageMart Portfolio Loan (evidenced by Note A-1E), which represents a non-controlling interest in the US StorageMart Portfolio Loan Combination, will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $43,694,500 and represents approximately 4.0% of the Initial Pool Balance. The related companion loans (collectively, the “US StorageMart Portfolio Companion Loans”) are evidenced by (i) Note A-1A, Note A-1B, Note A-1C, Note A-2B (each of which represents a non-controlling interest in the US StorageMart Portfolio Loan Combination) and Note A-2A (which represents the controlling interest in the US StorageMart Portfolio Loan Combination), which notes were collectively contributed to the CGBAM 2015-SMRT transaction and have a combined outstanding principal balance as of the Cut-off Date of $312,574,000, (ii) Note A-1D, which represents a non-controlling interest in the US StorageMart Portfolio Loan Combination, is expected to be contributed to the GSMS 2015-GC32 transaction and has an outstanding principal balance as of the Cut-off Date of $25,000,000, and (iii) Note A-1F, which represents a non-controlling interest in the US StorageMart Portfolio Loan Combination, has been contributed to the MSBAM 2015-C23 transaction and has an outstanding principal balance as of the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Cut-off Date of $31,231,500. Note A-1A, Note A-1B, Note A-1C, Note A-1D and Note A-1F are sometimes collectively referred to as the ”US StorageMart Portfolio Pari Passu Companion Loans”. The US StorageMart Portfolio Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Bank of America, N.A. on March 26, 2015. Each note evidencing the US StorageMart Portfolio Loan Combination has an interest rate of 3.79788% per annum. The borrowers utilized the proceeds of the US StorageMart Portfolio Loan Combination to refinance the existing debt on the US StorageMart Portfolio Properties, return equity to the borrower sponsors and pay origination costs.

The US StorageMart Portfolio A-1 Note has received a credit assessment of “Aa1” by Moody’s,” AAA” by Fitch and “AA+” by KBRA.

The US StorageMart Portfolio Loan Combination had an initial term of 60 months and has a remaining term of 56 months as of the Cut-off Date. The US StorageMart Portfolio Loan Combination requires interest only payments on each due date through the scheduled maturity date in April 2020. At any time after the earlier of (a) the second anniversary of the securitization of the last note included in the US StorageMart Portfolio Loan Combination to be securitized and (b) three years from the origination of the US StorageMart Portfolio Loan Combination (the “US StorageMart Portfolio Release Date”), the US StorageMart Portfolio Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the US StorageMart Portfolio Loan Combination documents. Voluntary prepayment of the US StorageMart Portfolio Loan Combination is permitted on or after the due date occurring in January 2020 without payment of any prepayment premium.

■	The Mortgaged Properties. The US StorageMart Portfolio Properties are comprised of 66 self-branded self storage properties. No single property represents more than 5.3% of the portfolio’s Underwritten Net Cash Flow. In addition, 51.8% of the US StorageMart Portfolio Properties’ rentable SF is comprised of climate controlled units. Each property has 24-hour video surveillance and is fully-fenced, with an access controlled gate which tenants can enter with a unique PIN code. Protection plans are required for any tenant that leases at the US StorageMart Portfolio Properties. The US StorageMart Portfolio Properties’ weighted average underwritten physical occupancy, in-place rent per square foot and revenue per available square foot are 85.7%, $15.05 and $13.56, respectively. The US StorageMart Portfolio Properties are centrally managed by StorageMart from its headquarters in Columbia, Missouri.

The following table presents the geographical distribution for the US StorageMart Portfolio Properties:

State	Total Units	% of Total	Total SF	% of Total	Allocated Loan Combination Amount ($000s)(1)	% of Total	UW NCF ($000s)	% of Total	2013 Occ.	2014 Occ.	TTM Occ.(2)	UW Occ.
Florida	5,559	13.5%	558,963	12.4%	$67,558.6	16.4%	$6,430.8	16.8%	83.9%	86.7%	87.2%	86.5%
Missouri	7,373	18.0	954,488	21.1	63,225.8	15.3	6,292.6	16.4	85.9	84.9	84.9	83.6
Illinois	6,614	16.1	736,607	16.3	59,659.4	14.5	5,106.1	13.3	87.8	87.8	87.6	86.0
Kansas	4,074	9.9	564,325	12.5	42,398.4	10.3	3,488.2	9.1	89.3	87.5	86.9	83.3
New York	3,640	8.9	168,534	3.7	36,757.7	8.9	3,484.1	9.1	88.0	91.4	91.8	91.5
New Jersey	1,813	4.4	176,994	3.9	32,490.7	7.9	2,537.1	6.6	87.7	89.7	89.6	86.9
Texas	3,057	7.5	344,903	7.6	28,242.7	6.8	2,597.5	6.8	90.1	88.8	87.8	83.2
California	3,285	8.0	253,284	5.6	26,184.0	6.3	2,663.1	6.9	81.6	83.9	84.5	84.4
Georgia	1,838	4.5	235,455	5.2	12,751.2	3.1	1,367.6	3.6	78.1	82.1	82.1	79.1
Minnesota	768	1.9	162,995	3.6	9,529.0	2.3	998.0	2.6	83.1	88.5	89.3	88.1
Virginia	529	1.3	44,418	1.0	9,384.4	2.3	778.2	2.0	91.5	90.9	90.7	88.4
Colorado	654	1.6	80,923	1.8	7,855.9	1.9	958.9	2.5	81.5	90.1	91.4	92.5
Maryland	590	1.4	65,246	1.4	7,738.8	1.9	611.5	1.6	87.3	87.0	85.6	81.1
Kentucky	828	2.0	109,250	2.4	6,169.0	1.5	755.6	2.0	88.7	89.4	90.1	90.2
Louisiana	409	1.0	63,280	1.4	2,554.4	0.6	274.1	0.7	82.3	85.7	87.3	87.4
Total/Wtd. Avg.	41,031	100.0%	4,519,664	100.0%	$412,500.0	100.0%	$38,343.5	100.0%	86.3%	87.4%	87.4%	85.7%

(1)	Allocated Loan Combination Amount for each state is based on the US StorageMart Portfolio Loan Combination balance of $412,500,000.
(2)	TTM Occupancy is based on the average physical occupancy (based on square footage) for the TTM ending February 2015. The weighted average occupancy rates for the US StorageMart Portfolio Properties are calculated based on the applicable allocated loan amounts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to historical leasing at the US StorageMart Portfolio Properties:

Historical Leased %(1)

	2012	2013	2014	As of 2/28/2015
US StorageMart Portfolio Properties	81.5%	86.3%	87.4%	87.4%

(1)	As provided by the borrowers, average occupancy is shown as of December 31 for the specified year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the US StorageMart Portfolio Properties:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 2/28/2015	Underwritten	Underwritten $ per SFz
Base Rent	$46,861,620	$52,021,856	$55,780,656	$56,458,269	$69,108,360	$15.29
Total Recoveries	0	0	0	0	0	0.00
Other Income(2)	5,572,988	6,130,054	6,319,676	6,266,826	6,266,826	1.39
Discounts Concessions	(1,980,155)	(2,074,981)	(2,119,371)	(2,166,564)	(2,307,652)	(0.51)
Less Vacancy & Credit Loss	0	0	0	0	(11,767,284)	(2.60)
Effective Gross Income	$50,454,452	$56,076,930	$59,980,961	$60,558,531	$61,300,250	$13.56
Total Operating Expenses	16,559,350	17,954,978	19,321,871	19,305,053	22,188,390	4.91
Net Operating Income	$33,895,102	$38,121,951	$40,659,090	$41,253,477	$39,111,860	$8.65
Capital Expenditures	0	0	0	0	768,343	0.17
Net Cash Flow	$33,895,102	$38,121,951	$40,659,090	$41,253,477	$38,343,518	$8.48

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Other Income includes late fees, administration fees, interest income, locks, boxes, trucks and protection plan and miscellaneous income.

■	Appraisal. As of various appraisal valuation dates occurring in October and November 2014, the US StorageMart Portfolio Properties had an aggregate “as-is” appraised value of $676,500,000, which represents the appraised values for the US StorageMart Portfolio Properties on a portfolio basis, as compared to the aggregate “as-is” appraised value of $598,440,000 for the 66 individual US StorageMart Portfolio Properties.

■	Environmental Matters. Based on the Phase I environmental reports, each dated November 21, 2014, there were no recommendations for further action.

■	Market Overview and Competition. The US StorageMart Portfolio Properties are located throughout 15 states, with concentrations in Florida, Illinois, New York, New Jersey, Missouri, Kansas, Texas and California. The weighted average population density and population household income within a three-mile radius, were 226,493 and $69,566, respectively, as of the fourth quarter of 2014.

■	The Borrowers. The borrowers are TKG-StorageMart Partners Portfolio, LLC and New TKG-StorageMart Partners Portfolio, LLC, each a single purpose Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the US StorageMart Portfolio Loan Combination. The non-recourse carveout guarantor is Mr. E. Stanley Kroenke who is an owner of StorageMart. Mr. E. Stanley Kroenke was a Wal-Mart Stores, Inc. director from 1995 to 2000 and was listed on the 2014 “Forbes 400” list, with an estimated $5.7 billion net worth.

Established in 1999, StorageMart is an owner/operator of self storage properties in the United States with 166 self-branded and self-managed self storage properties. StorageMart is one of the largest private owners of self storage properties in North America. StorageMart’s founder, Gordon Burnam, started developing and acquiring individual self storage properties in the early 1970’s. Each of Gordon Burnam’s four children holds an executive position within StorageMart, including Mike Burnam (CEO) and Chris Burnam (President).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Escrows. On each due date during a US StorageMart Reserve Waiver Revocation Event Period, the borrowers are required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) if the liability or casualty insurance policy maintained by the borrowers covering the US StorageMart Portfolio Properties (or any portion thereof) does not constitute an approved blanket or umbrella insurance policy pursuant to the related loan documents, an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay the renewal of insurance premiums upon expiration of the insurance policies, (iii) a replacement reserve in the amount of $64,029, and (iv) a ground rent reserve in an amount equal to one-twelfth of the annual ground rent due under the terms of the ground lease. Upon the commencement of a US StorageMart Reserve Waiver Revocation Event Period, the borrowers will be required to fund within five (5) business days an immediate repair reserve in the amount of 115% of the estimated costs of certain immediate repairs listed in the related loan documents.

“US StorageMart Reserve Waiver Revocation Event Period” means a period (A) commencing on the earlier of (i) the commencement of a US StorageMart Portfolio Trigger Period and (ii) the commencement of a Guarantor Reserve Waiver Revocation Event Period and (B) expiring upon, (x) with respect to a US StorageMart Reserve Waiver Revocation Event Period commenced in connection with clause (A) (i) above, the termination of the US StorageMart Portfolio Trigger Period, and (y) with respect to a US StorageMart Reserve Waiver Revocation Event Period commenced in connection with clause (A) (ii) above, the termination of the Guarantor Reserve Waiver Revocation Event Period.

“Guarantor Reserve Waiver Revocation Event Period” means a period (A) commencing on the earlier to occur of (i) the date E. Stanley Kroenke no longer, individually and fully, guarantees payment for all recourse obligations of the borrowers under the non-recourse guaranty executed by E. Stanley Kroenke in connection with the US StorageMart Portfolio Loan (the “US StorageMart Non-Recourse Guaranty”), whether as a result of any termination or rejection of the US StorageMart Non-Recourse Guaranty, any release of E. Stanley Kroenke from the US StorageMart Non-Recourse Guaranty, any death or incapacity of E. Stanley Kroenke, or any prohibited or permitted transfer under the related loan documents or otherwise or (ii) the date E. Stanley Kroenke no longer, individually and fully, guarantees payment to the mezzanine lender for all recourse obligations of the mezzanine borrowers under the non-recourse guaranty executed by E. Stanley Kroenke in connection with the US StorageMart Portfolio Mezzanine Loan (the “US StorageMart Non-Recourse Mezzanine Guaranty”), whether as a result of any termination or rejection of the US StorageMart Non-Recourse Mezzanine Guaranty, any release of E. Stanley Kroenke from the US StorageMart Non-Recourse Mezzanine Guaranty, any death or incapacity of E. Stanley Kroenke, or prohibited or permitted transfer under the US StorageMart Portfolio Mezzanine Loan documents or otherwise, and (B) expiring upon (x) with regard to any Guarantor Reserve Waiver Revocation Event Period commenced in connection with clause (A) (i) above following the death or incapacity of E. Stanley Kroenke, the execution by one or more approved replacement guarantors of a replacement US StorageMart Non-Recourse Guaranty and environmental indemnity agreement and (y) with respect to clause (A) (ii) above following the death or incapacity of E. Stanley Kroenke, the execution by one or more approved replacement guarantors of a replacement US StorageMart Non-Recourse Mezzanine Guaranty and an environmental indemnity agreement.

■	Lockbox and Cash Management. The US StorageMart Portfolio Loan is structured with a hard lockbox and springing cash management. All revenues derived from the US StorageMart Portfolio Properties (other than the cash revenue attributable to the properties located at: (i) 1891 N Columbia St, Milledgeville, GA; (ii) 1515 Church Street, Lake Charles, LA; and (iii) 1601 Twilight Trail, Frankfort, KY (the “Indirect Properties”)) are required to be directly deposited into one or more accounts (each, a “Property Account”) pledged as security for the US StorageMart Portfolio Loan Combination and in which the lender will have a first priority perfected security interest. In addition, the borrowers are required to direct each credit card company with which the borrowers have entered into merchant agreements to deposit all credit card receipts with respect to the US StorageMart Portfolio Properties into the Property Accounts. The borrowers are permitted access to each Property Account until a US StorageMart Portfolio Trigger Period, after which event (i) the borrowers will no longer have access to the funds on deposit in each Property Account, and (ii) all funds on deposit in each Property Account will be transferred on each business day to the cash management account. Funds on deposit in accounts attributable to the Indirect Properties, less $5,000 and any required peg balance, are required to be swept weekly into a Property Account.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Upon the occurrence of the first US StorageMart Portfolio Trigger Period, a cash management account in the name of the borrowers for the benefit of the lender will be established, which is required to be held and controlled by the lender. To the extent an event of default exists under the US StorageMart Portfolio Loan, the lender will have the right to apply all sums on deposit in the cash management account in its sole and absolute discretion.

■	A “US StorageMart Portfolio Trigger Period” means a period (A) commencing upon (i) the occurrence of an event of default under the US StorageMart Portfolio Loan documents or (ii) receipt by the lender of written notice that an event of default has occurred under the related mezzanine loan documents or (iii) the aggregate debt yield inclusive of the mezzanine loan falling below (x) 7.10% during the period from the US StorageMart Portfolio Loan origination date through and including May 5, 2018 and (y) 7.60% during the period from and after May 6, 2018 and (B) terminating upon (x) with respect to clause (A) (i) above, the cure of the applicable event of default, (y) with respect to clause (A) (ii) above, receipt of notice from the mezzanine lenders that the event of default under the related mezzanine loan has been cured or waived, and (z) with respect to clause (A) (iii) above, the debt yield remaining at or above 7.10% or 7.60%, as applicable, for two consecutive calendar quarters.

■	Release Provisions. At any time after the US StorageMart Portfolio Release Date, partial releases of the US StorageMart Portfolio Properties are permitted in connection with the conveyance of a US StorageMart Portfolio Property to an unaffiliated third party subject to certain terms and conditions contained in the US StorageMart Portfolio Loan documents, including that the US StorageMart Portfolio Loan Combination is partially defeased in the amount of the release price of the US StorageMart Portfolio Property being released and the debt yield for the remaining US StorageMart Portfolio Properties is equal to or greater than the greater of (i) 7.34% and (ii) the debt yield for all US StorageMart Portfolio Properties immediately prior to the release.

■	Additional Secured and Mezzanine Indebtedness. The US StorageMart Portfolio Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Bank of America, N.A. on March 26, 2015 and is evidenced by the US StorageMart Portfolio A-1 Note, with an original principal amount of $188,926,000, and the US StorageMart Portfolio A-2 Note, with an original principal amount of $223,574,000. A mezzanine note (the “US StorageMart Portfolio Mezzanine Loan”) in the original principal amount of $102,500,000 is secured by the equity interests in the borrowers.

The following table presents certain information relating to the US StorageMart Portfolio Loan, the US StorageMart Portfolio Companion Loans and the US StorageMart Portfolio Mezzanine Loan:

Notes	Original Principal Balance	Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	UW NCF DSCR(1)	UW NCF Debt Yield(1)	Cut-off Date LTV(1)(2)
Mortgage Loan	$43,694,500	3.79788%	60	0	60	5.27x	20.3%	27.9%
Pari Passu Companion Loans	145,231,500	3.79788%	60	0	60	5.27x	20.3%	27.9%
Subordinate Companion Loans (A-2 Note)	223,574,000	3.79788%	60	0	60	2.41x	9.3%	61.0%
Mezzanine Loan	102,500,000	8.23000%	60	0	60	1.57x	7.4%	76.1%
Total/Wtd. Avg.	$515,000,000	4.68000%	60	0	60	1.57x	7.4%	76.1%

(1)	UW NCF DSCR, UW NCF Debt Yield, Cut-off Date LTV calculations are based on the indicated level of indebtedness, together with all levels of indebtedness senior to or pari passu with the indicated level of indebtedness, in the aggregate.
(2)	Based on the Appraised Value of the US StorageMart Portfolio Properties of $676,500,000, as determined by an appraisal for the entire portfolio which represents a reduction of 75 basis points to the capitalization rate implied for the individual properties (in the aggregate) and assumes the sale of the whole portfolio to a single buyer. The Cut-off Date LTVs using the sum of the appraised values on an individual basis are 31.6%, 31.6%, 68.9% and 86.1% for the US StorageMart Portfolio Loan, the US StorageMart Portfolio Pari Passu Companion Loans, the US StorageMart Portfolio A-2 Note and the US StorageMart Portfolio Mezzanine Loan, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Property Management. The US StorageMart Portfolio Properties are currently managed by TKG-StorageMart Management Co., LLC with respect to 52 of the US StorageMart Portfolio Properties and New TKG-StorageMart Management Co., LLC with respect to 14 of the US StorageMart Portfolio Properties. Under the US StorageMart Portfolio Loan documents, the borrowers may replace the property manager or consent to the manager’s assignment of the property management agreement so long as (i) no event of default is continuing under the StorageMart Portfolio Loan documents, (ii) the lender receives at least sixty (60) days prior written notice, (iii) the replacement or assignment, as applicable, would not cause, without the lender’s prior written consent, directly or indirectly, any termination right, right of first refusal, right of first offer or any other similar right to be exercisable, any termination fees to be due, or a material adverse effect to occur under any ground lease, reciprocal easement agreement or similar document and (iv) the replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation). The lender has the right to terminate the management agreement and replace the property manager or require that the borrowers terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety (90) days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding; (b) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (c) there exists a default under the management agreement by the property manager beyond all applicable notice and cure periods.

■	Terrorism Insurance. The borrowers are required to maintain (x) an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the US StorageMart Portfolio Properties and (y) business interruption coverage with no exclusion for terrorism covering no less than 18 months, in an amount equal to 100% of the projected gross income from the US StorageMart Portfolio Properties (on an actual loss sustained basis) for a period continuing until the restoration of the US StorageMart Portfolio Properties is completed, and containing an extended period endorsement which provides for up to six months of additional coverage. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgage Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Eugene 159 miles
Central Point
Fairgrounds Expo Park
Jackson County Expo
Rogue Valley International-Medford Airport
Crater Lake Plaza
Delta Waters Rd.
Cedar Links Golf Club
Cedar Links Dr.
MEDFORD
Rogue Valley Mall
Lone Pine Rd.
Providence Medford Medical Center
McAndrews Rd.
Spring St.
Bear Creek Plaza
Medford Center
Jackson St.
Downtown Medford
Southern Oregon Univ.- Medford Campus
Rogue Valley Country Club
Cherry Ln.
W. Main St.
Jackson County Court House
Rogue Community College
Siskiyou Blvd.
Bear Creek Park
Rogue Valley Medical Center
Barnett Rd.
Spiegelberg Stadium
Stewart Ave.
Quail Point Golf Course
Bellinger Ln.
Stewart Meadows
Garfield St.
Stage Rd.
JACKSON COUNTY
Centennial Golf Club
US Cellular Community Park
Charles Point Apartments
171 Lowry Lane
Medford, OR 97501
S. Pacific Hwy.
Carpenter Hill Rd.
The Shoppes At Exit 24
Fern Valley Rd.
Houston Rd.
Phoenix
Camp Baker Rd.
Pioneer Rd.
Colver Rd.
E. Main St.
W. Main St.
Talent
Pacific Ocean
Portland
Salem
Eugene
Oregon
Boise
Idaho
Medford
California
Nevada
Reno
Sacramento
San Francisco
San Jose

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	Wells Fargo Bank, National Association
Location (City/State)	Medford, Oregon	Cut-off Date Principal Balance		$35,250,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$88,345.86
Size (Units)	399	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 6/30/2015	98.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2015	98.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate		4.55000%
Appraised Value	$47,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$4,499,800
Underwritten Expenses	$1,567,212
Underwritten Net Operating Income (NOI)	$2,932,588	Escrows
Underwritten Net Cash Flow (NCF)	$2,828,050		Upfront	Monthly
Cut-off Date LTV Ratio	73.9%	Taxes	$234,293	$26,033
Maturity Date LTV Ratio	67.7%	Insurance	$0	Springing
DSCR Based on Underwritten NOI / NCF	1.36x / 1.31x	Replacement Reserve	$8,710	$8,710
Debt Yield Based on Underwritten NOI / NCF	8.3% / 8.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$35,250,000	100.0%	Loan Payoff	$31,079,344	88.2%
			Principal Equity Distribution	3,472,929	9.9
			Closing Costs	454,724	1.4
			Reserves	243,003	0.7
Total Sources	$35,250,000	100.0%	Total Uses	$35,250,000	100.0%

■	The Mortgage Loan. The mortgage loan (the “Charles Point Apartments Loan”) is evidenced by a note in the original principal amount of $35,250,000 and is secured by a first mortgage encumbering the borrower’s fee interest in 399 units of a 600-unit multifamily complex located in Medford, Oregon (the “Charles Point Apartments Property”). The Charles Point Apartments Loan was originated by Wells Fargo Bank, National Association on July 17, 2015 and represents approximately 3.2% of the Initial Pool Balance. The note evidencing the Charles Point Apartments Loan has an outstanding principal balance as of the Cut-off Date of $35,250,000 and has an interest rate of 4.55000% per annum. The proceeds of the Charles Point Apartments Loan were primarily used to refinance existing debt secured by the Charles Point Apartments Property, fund reserves, pay closing costs and return equity to the borrower.

The Charles Point Apartments Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Charles Point Apartments Loan requires payments of interest only for the first 60 payments, followed by monthly payments of interest and principal based on a 30-year amortization schedule. The Charles Point Apartments Loan matures on August 11, 2025. Following the second anniversary of the securitization closing date, the Charles Point Apartments Loan may be defeased in whole, but not in part, with certain direct full faith and credit obligations of the United States of America or obligations which are “government securities” permitted under the Charles Point Apartments Loan documents on any date before May 11, 2025. In addition, the Charles Point Apartments Loan is prepayable without penalty on or after May 11, 2025.

■	The Mortgaged Property. The Charles Point Apartments Property consists of 399 units in a 600-unit multifamily complex located in Medford, Oregon, approximately 275 miles south of Portland, Oregon. The Charles Point Apartments Property is part of the larger Charles Point development that was built in 10 phases from 2008 to 2015. The Charles Point Apartments Property is comprised of 29 buildings built in phase two and phases five through ten. The unit mix consists of 82 two-bedroom/one-bath units, 51 two-bedroom/one-and-a-half-bath units, 155 two-bedroom/two-and-a-half-bath units and 111 three-bedroom/two-and-a-half-bath units. Unit sizes range from 794 SF to 1,317 SF. There are 242 garage spaces and 492 surface spaces for a total of 734 parking spaces, resulting in a parking ratio of 1.8 spaces per unit. The Charles Point Apartments Property offers community amenities including a clubhouse with an exercise room, community room with kitchen, leasing offices, outdoor pool, playground and storage units that can be rented. As of Mary 27, 2015, the Charles Point development was 98.5% occupied and, as of June 30, 2015, occupancy for the Charles Point Apartments Property was 98.7%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to the units and rent at the Charles Point Apartments Property:

Unit Type	Occupied Units(1)	Vacant Units(1)	Total Units(1)	% of Total Units	Average SF per Unit(1)	Monthly Market Rent per Unit(2)	Average Monthly Actual Rent per Unit(1)	Average Monthly Underwritten Rent per Unit	Underwritten Annual Rent(1)
2 Bed / 1 Bath	80	2	82	20.6%	794	$785	$785	$779	$766,920
2 Bed / 1.5 Bath	50	1	51	12.8	801	$800	$801	$796	487,200
2 Bed / 2.5 Bath	154	1	155	38.8	1,274	$905	$904	$900	1,674,720
3 Bed / 2.5 Bath	110	1	111	27.8	1,317	$995	$1,001	$987	1,314,060
Total / Wtd. Avg.	394	5	399	100.0%	1,127	$892	$893	$886	$4,242,900
(1)	Information obtained from the underwritten rent roll as of June 30, 2015.

(2)	Source: Appraisal.

The following table presents certain information relating to historical leasing at the Charles Point Apartments Property:

Historical Leased %(1)

	2012(2)	2013(2)	2014(2)	As of 6/30/2015(3)
Owned Space	95.1%	96.7%	94.8%	98.7%

(1)	Information provided by the borrower and reflects occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	The Charles Point Apartments Property was developed in phases from 2008 to 2015; the Historical Leased % represents the amount of units completed that were occupied as of each respective date.

(3)	Information obtained from the underwritten rent roll.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Charles Point Apartments Property:

Cash Flow Analysis(1)

	2012(2)	2013(2)	2014(2)	TTM 6/30/2015(2)	Underwritten(3)	Underwritten $ per Unit
Base Rent	$1,055,548	$2,092,801	$2,979,090	$3,550,944	$4,191,660	$10,505
Gross Up Vacancy	0	0	0	0	51,240	128
Gross Potential Rent	$1,055,548	$2,092,801	$2,979,090	$3,550,944	$4,242,900	$10,634
Vacancy, Credit Loss & Concessions	0	0	0	0	(212,145)(5)	(532)
Total Rent Revenue	$1,055,548	$2,092,801	$2,979,090	$3,550,944	$4,030,755	$10,102
Parking Revenue	0	57,061	76,744	92,696	118,260	296
Other Revenue(4)	0	97,518	197,180	258,206	350,785	879
Effective Gross Income	$1,055,548	$2,247,380	$3,253,014	$3,901,847	$4,499,800	$11,278

Total Operating Expenses(6)	$296,919	$677,934	$890,008	$929,317	$1,567,212	$3,928

Net Operating Income	$758,629	$1,569,446	$2,363,006	$2,972,529	$2,932,588	$7,350
Replacement Reserves	0	0	0	0	104,538	262
Net Cash Flow	$758,629	$1,569,446	$2,363,006	$2,972,529	$2,828,050	$7,088

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Charles Point Apartments Property was built in phases from 2008 to 2015; the historical cash flows increased year-over-year as units were completed and the Charles Point Apartments Property was leased-up.

(3)	Underwritten cash flow is based on the June 30, 2015 rent roll.

(4)	Other Revenue includes fees for use of the amenities and rental fees related to garages and storage units.

(5)	The underwritten economic vacancy is 5.0%. The Charles Point Apartments Property was 98.7% physically occupied as of June 30, 2015.

(6)	Underwritten Total Operating Expenses are higher than TTM 6/30/2015 to reflect the appraiser’s estimated expenses for stabilized operations.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Appraisal. According to the appraisal, the Charles Point Apartments Property had an “as-is” appraised value of $47,700,000 as of June 15, 2015.

■	Environmental Matters. According to a Phase I environmental report dated June 3, 2015, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action at the Charles Point Apartments Property.

■	Market Overview and Competition. The Charles Point Apartments Property is located within the Medford, Oregon, metropolitan statistical area (“MSA”), the fourth most populated MSA in the state of Oregon. The Charles Point Apartments Property is located between Highway 99 (South Pacific Highway) and Interstate 5, which extends north to Eugene and Portland. The immediate area surrounding the Charles Point Apartments Property is characterized as a mix of commercial, industrial, recreational and residential uses. The Charles Point Apartments Property is located 0.3 miles northwest of the U.S. Cellular Community Park, a $32.0 million, 132-acre sports park that is distinctive due to its 11 all-weather artificial turf fields that allow for year-round use with minimal downtime for field maintenance. The park features a total of 1.4 million square feet of synthetic grass and is the largest municipal park of its type in the United States. Commercial developments in the area include the Rogue Valley Mall (4.0 miles north of the Charles Point Apartments Property) that is anchored by Macy’s, JC Penney, The Sports Authority and Bed Bath & Beyond. The 2014 estimated population within a one-, three-, and five-mile radius of the Charles Point Apartments Property was 3,331, 57,919, and 95,344, respectively and the 2014 estimated average household income within the same radii was $57,158, $52,978 and $54,796, respectively.

According to a third-party market research report, the Charles Point Apartments Property is located in the Medford/Klamath Falls multifamily market, which, as of the first quarter of 2015, reported a vacancy rate of 1.1% and average monthly asking rent of $670 per unit.

The following table presents certain information relating to the primary competition for the Charles Point Apartments Property:

Competitive Set(1)

	Charles Point Apartments	Ridgewood Condos	Ashford Way Condos	Parkside Village	Progress Estates	Ivanko Gardens	Midway TownHomes
Location	Medford	Medford	Medford	Medford	Medford	Medford	Medford
Year Built	2008	2002	2007	2006	1993	1993	2006
Occupancy	98.7%	99.0%	80.0%	98.0%	99.0%	100.0%	100.0%
No. of Units	399	177	15	60	124	108	42
Distance	—	2.9 miles	3.6 miles	3.5 miles	5.1 miles	4.4 miles	5.7 miles

(1)	Source: Appraisal.

■	The Borrower. The borrower is Charles Point 2015, LLC, a Delaware limited liability company and single-purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Charles Point Apartments Loan. Charles E. Smith, Milo C. Smith and Philip C. Smith are the non-recourse carveout guarantors and the borrower sponsors.

Charles E. Smith has over 35 years of experience in the construction field and has worked on all aspects of residential and multifamily construction. Mr. Smith has developed over 650 apartment units (including the Charles Point Apartments Property) and over 80 single family dwellings located in Oregon. Charles E. Smith defaulted on a commercial loan in the 1980s that resulted in the related property’s foreclosure. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Escrows. On the origination date of the Charles Point Apartments Loan, the borrower funded an escrow reserve of $234,293 for real estate taxes and $8,710 for replacement reserves.

On each due date, the borrower is required to fund the following reserves with respect to the Charles Point Apartments Loan: (i) a tax reserve in an amount equal to $26,033 and (ii) a replacement reserve in an amount equal to approximately $8,710 (capped at $522,600). The related loan documents do not require monthly escrows for insurance as long as (i) no event of default has occurred and is continuing; (ii) the Charles Point Apartments Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the required policies and timely proof of payment of the insurance premiums when due.

■	Lockbox and Cash Management. The Charles Point Apartments Loan is structured with a soft lockbox and springing cash management. The Charles Point Apartments Loan requires a lender-controlled lockbox, which is in place as of the Cut-off Date, and that the borrower or property manager deposit all rents directly into such lockbox within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account will be swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Cash Trap Event Period, all amounts in the lockbox account will be swept to a lender-controlled cash management account and applied to pay debt service and operating expenses, and to fund required reserves, in accordance with the loan documents. Excess cash is required to be held as additional collateral for the Charles Point Apartments Loan.

A “Cash Trap Event Period” means (i) the occurrence of an event of default under the related loan documents, or (ii) the amortizing debt service coverage ratio falling below 1.15x at the end of any calendar month. A Cash Trap Event Period will end with respect to clause (i), upon the cure of the event of default; and with respect to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive quarters.

■	Property Management. The Charles Point Apartments Property is currently managed by Charles Point, LLC, an affiliate of the borrower. Charles Point, LLC manages the entire Charles Point development. The related loan documents provide that the borrower may not terminate or replace the property manager without the prior written consent of the lender. If the borrower is in default under the management agreement, the lender has the right, but not the obligation, to perform any act or take any action to cause all the terms, covenants and conditions of the management agreement on the part of the borrower to be performed or observed, to the end that the rights of borrower in, to and under the management agreement will be kept unimpaired and free from default. Under the loan documents, the lender has the right to terminate, cancel, modify, change, supplement, alter or amend the management agreement at any time.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The related loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Charles Point Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Davis, California	Cut-off Date Principal Balance		$35,057,884
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$162,305.02
Size (Units)	216	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 5/28/2015	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/28/2015	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1991 / NAP	Mortgage Rate		4.47000%
Appraised Value	$53,660,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsors(1)	Thomas J. Tomanek, Angelita Floro Tomanek, Robert Floro Gonzalez, Larissa Tomanek, and Tomanek 1998 Declaration of Trust

Underwritten Revenues	$4,255,550	Escrows
Underwritten Expenses	$1,675,097
Underwritten Net Operating Income (NOI)	$2,580,453		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,566,239	Taxes	$298,260	$59,652
Cut-off Date LTV Ratio	65.3%	Insurance	$22,397	$3,733
Maturity Date LTV Ratio	52.8%	Replacement Reserves	$406,500	$1,185
DSCR Based on Underwritten NOI / NCF	1.21x / 1.21x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.4% / 7.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$35,100,000	63.6%	Purchase Price	$54,000,000	97.9%
Principal’s New Cash Contribution	20,028,975	36.3	Reserves	727,157	1.3
Other Sources	50,000	0.1	Closing Costs	451,819	0.8

Total Sources	$55,178,975	100.0%	Total Uses	$55,178,975	100.0%

(1)	Thomas J. Tomanek, Angelita Floro Tomanek, Robert Floro Gonzalez, Larissa Tomanek, and Tomanek 1998 Declaration of Trust are the non-recourse carveout guarantors under the Tanglewood Apartments Loan.

The following table presents certain information relating to the units and rent at the Tanglewood Apartments Property:

Unit Type	Occupied Units(1)	Vacant Units(1)	Total Units(1)	Average SF per Unit(1)	Monthly Market Rent per Unit(2)	Yearly Market Rent	Monthly Actual Rent per Unit(1)	Yearly Actual Rent(1)
1 Bed / 1 Bath	30	0	30	800	$1,350	$486,000	$1,360	$489,708
2 Bed / 2 Bath	156	0	156	1,080	$1,575	$2,948,400	$1,585	$2,966,640
3 Bed / 2 Bath	30	0	30	1,300	$2,000	$720,000	$2,063	$742,800
Total / Wtd. Avg.	216	0	216	1,072	$1,603	$4,154,400	$1,620	$4,199,148

(1)	As provided by the borrower.

The following table presents certain information relating to historical leasing at the Tanglewood Apartments Property:

Historical Leased %(1)

	2014	As of 5/28/2015
Owned Space	98.7%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless otherwise specified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

116

TANGLEWOOD APARTMENTS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Tanglewood Apartments Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 4/30/2015	Underwritten(2)	Underwritten $ per Unit
Base Rent	$3,971,094	$3,922,316	$3,972,308	$4,031,212	$4,199,148	$19,440.50
Gross Up Vacancy	0	0	0	0	0	0
Gross Potential Rent	$3,971,094	$3,922,316	$3,972,308	$4,031,212	$4,199,148	$19,440.50
Vacancy, Credit Loss & Concessions	(139,470)	(174,920)	(116,896)	(110,937)	(171,767)	(795.22)
Total Rent	3,831,624	$3,747,396	$3,855,412	$3,920,275	$4,027,381	$18,645.28
Other Income	130,990	209,968	229,231	228,170	228,170	1,056.34
Effective Gross Income	$3,962,614	3,957,364	$4,084,643	$4,148,444	$4,255,550	$19,701.62

Real Estate Taxes	$556,664	$555,242	$548,311	$545,254	$678,278	$3,140.18
Insurance	57,841	65,981	59,727	58,737	42,661	197.50
Management Fee	118,135	117,687	120,538	124,359	127,667	591.05
Other Expenses	805,398	860,029	900,633	895,100	826,492	3,826.35
Total Operating Expenses	$1,538,038	$1,598,939	$1,629,210	$1,623,451	$1,675,097	$7,755.08

Net Operating Income	$2,424,576	$2,358,425	$2,455,434	$2,524,994	$2,580,453	$11,946.54
Replacement Reserves	0	0	0	0	14,214	65.81
Net Cash Flow	$2,424,576	$2,358,425	$2,455,434	$2,524,994	$2,566,239	$11,880.74

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.
(2)	Underwritten cash flow is based on the May 28, 2015 rent roll.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

117

DAVIS FORD CROSSING

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		PCC
Location (City/State)	Manassas, Virginia	Cut-off Date Principal Balance		$33,750,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$217.66
Size (SF)	155,061	Percentage of Initial Pool Balance		3.1%
Total Occupancy as of 6/19/2015	97.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/19/2015	97.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1990 / 2013-2014	Mortgage Rate		4.34000%
Appraised Value	$45,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
		Borrower Sponsors(1)	Gary D. Rappaport and The Gary D. Rappaport Revocable Trust

Underwritten Revenues	$3,601,369
Underwritten Expenses	$899,881	Escrows
Underwritten Net Operating Income (NOI)	$2,701,488		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,557,456	Taxes	$73,976	$36,988
Cut-off Date LTV Ratio	75.0%	Insurance	$5,819	$1,455
Maturity Date LTV Ratio	65.4%	Replacement Reserves	$0	$2,311
DSCR Based on Underwritten NOI / NCF	1.34x / 1.27x	TI/LC(2)	$1,248,462	$9,524
Debt Yield Based on Underwritten NOI / NCF	8.0% / 7.6%	Other(3)	$763,916	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,750,000	88.5%	Purchase Price(4)	$19,500,000	51.2%
Borrower Equity	4,365,933	11.5	Loan Payoff	16,100,776	42.2
			Fund Reserves	2,092,172	5.5
			Closing Costs/Fees	422,985	1.1
Total Sources	$38,115,933	100.0%	Total Uses	$38,115,933	100.0%

(1)	Gary D. Rappaport and The Gary D. Rappaport Revocable Trust are the non-recourse carveout guarantors under the Davis Ford Crossing Loan.
(2)	Ongoing TI/LC reserves are capped at $342,880 with replenishment obligations.
(3)	Other upfront reserve represents a $498,613 deferred maintenance reserve primarily related to pavement of parking lots and $265,303 related to rent abatements associated with Krispy Kreme ($210,000), Phenix Salon Suites ($48,063) and Rikko’s Peruvian Chicken ($7,240).
(4)	The Purchase Price represents the amount paid by sponsor to acquire the equity of a former partner in the Davis Ford Crossing Property.

The following table presents certain information relating to the major tenants (which tenants may, in certain cases, have co-tenancy provisions) at the Davis Ford Crossing Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(2)	Renewal / Extension Options
Fitness Intl. (LA Fitness)	NR / NR / NR	45,000	29.0%	$663,750	23.4%	$14.75	6/30/2029	NA	NA	3, 5-year options
United Bank	NR / NR / NR	3,000	1.9	240,000	8.5	80.00	2/28/2021	NA	NA	2, 5-year options
Petco Animal Supply Stores	NR / B3 / B	10,287	6.6	182,594	6.4	17.75	1/31/2024	NA	NA	3, 5-year options
Staples The Office Superstore	BBB- / Baa2 / BBB-	20,495	13.2	163,960	5.8	8.00	5/31/2018	NA	NA	1, 3-year option; then 2, 5-year options
Sleepy’s LLC (Sleepy’s)	NR / NR / B-	6,400	4.1	153,600	5.4	24.00	11/30/2024	NA	NA	2, 5-year options
Phenix Salon Suites	NR / NR / NR	6,338	4.1	144,189	5.1	22.75	12/12/2025	NA	NA	2, 5-year options
Virginia CVS Pharmacy L.L.C.	NR / Baa1 / BBB	9,600	6.2	117,600	4.1	12.25	11/30/2020	$687	1.7%	NA
McDonald’s Corporation	BBB+ / A3 / A	3,812	2.5	108,965	3.8	28.58	5/3/2021	NA	NA	2, 5-year options
Monument Re.(Krispy Kreme)	NR / NR / NR	2,670	1.7	88,110	3.1	33.00	4/30/2036	NA	NA	2, 5-year options
Leslie’s Poolmart, Inc.	NR / NR / NR	3,206	2.1	78,547	2.8	24.50	12/31/2018	NA	NA	2, 5-year options
Ten Largest Tenants		110,808	71.5%	$1,941,315	68.4%	$17.52
Remaining Tenants		40,442	26.1	896,665	31.6	22.17
Vacant		3,811	2.5	0	0.0	0.00
Total / Wtd. Avg. All Tenants		155,061	100.0%	$2,837,980	100.0%	$18.76

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy cost are as provided by borrower and represent average sales for 2014.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

118

DAVIS FORD CROSSING

The following table presents the lease rollover schedule at the Davis Ford Crossing Property, based on the expiration date of the current lease term or any exercised extension option:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	2,800	1.8	1.8	59,365	2.1	21.20	2
2016	10,842	7.0	8.8	255,008	9.0	23.52	6
2017	6,775	4.4	13.2	88,985	3.1	13.13	2
2018	26,826	17.3	30.5	344,162	12.1	12.83	4
2019	2,742	1.8	32.2	70,308	2.5	25.64	2
2020	16,400	10.6	42.8	262,115	9.2	15.98	4
2021	9,571	6.2	49.0	418,306	14.7	43.71	3
2022	0	0.0	49.0	0	0.0	0.00	0
2023	3,209	2.1	51.1	72,738	2.6	22.67	1
2024	16,687	10.8	61.8	336,194	11.8	20.15	2
2025	7,728	5.0	66.8	178,939	6.3	23.15	2
2026 & Thereafter	47,670	30.7	97.5	751,860	26.5	15.77	2
Vacant	3,811	2.5	100.0	0	0.0	0.00	0
Total / Wtd. Avg.	155,061	100.0%		$2,837,980	100.0%	$18.76	30

(1)	Calculated based on approximate square footage occupied by each Owned Tenant as of June 19, 2015.

The following table presents certain information relating to historical leasing at the Davis Ford Crossing Property:

Historical Leased %(1)

	2012	2013	2014	As of 6/19/2015
Owned Space	88.7%	83.6%	87.4%	97.5%

(1)	Represents average occupancy for the indicated year as of December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Davis Ford Crossing Property:

Cash Flow Analysis(1)

	2012	2013	2014(2)	Underwritten(3)	Underwritten $ per SF
Base Rent	$1,560,871	$1,213,209	$2,051,597	$2,879,966	$18.57
Contractual Rent Steps	0	0	0	9,904	0.06
Overage Rent	0	0	0	(51,890)	(0.33)
Gross Up Vacancy	0	0	0	95,275	0.61
Total Rent	$1,560,871	$1,213,209	$2,051,597	$2,933,255	$18.92
Total Reimbursables	470,379	364,558	665,459	747,313	4.82
Percent Rent	86,783	69,222	88,745	84,229	0.54
Other Income(4)	2,450	14,090	22,809	20,600	0.13
Less Vacancy & Credit Loss	0	0	0	(184,028)	(1.19)
Effective Gross Income	$2,120,483	$1,661,079	$2,828,610	$3,601,369	$23.23

Total Operating Expenses	$864,833	$646,654	$903,475	$899,881	$5.80

Net Operating Income	$1,255,650	$1,014,425	$1,925,135	$2,701,488	$17.42
TI/LC	0	0	0	116,296	0.75
Replacement Reserves	0	0	0	27,736	0.18
Net Cash Flow	$1,255,650	$1,014,425	$1,925,135	$2,557,456	$16.49

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Base Rent increased in 2014 due to the completion of renovation and substantial new leasing at the property.
(3)	Underwritten cash flow is based on contractual rents as of June 19, 2015 and rent steps through December 2016 and is higher than 2014 due to new leases executed in 2014 and 2015.
(4)	Other Income includes forfeited deposits, marketing fees and late charges.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

119

LE MERIDIEN DALLAS BY THE GALLERIA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		PCC
Location (City/State)	Dallas, Texas	Cut-off Date Principal Balance		$31,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$120,155
Size (Rooms)	258	Percentage of Initial Pool Balance		2.8%
Total TTM Occupancy as of 3/31/2015	90.2%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 3/31/2015	90.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	2002 / 2010 - 2014	Mortgage Rate		4.48000%
Appraised Value	$52,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
Underwritten Revenues	$11,672,950	Original Interest Only Period (Months)		36
Underwritten Expenses	$7,484,787	Borrower Sponsor(1)		Nadir Badruddin
Underwritten Net Operating Income (NOI)	$4,188,163
Underwritten Net Cash Flow (NCF)	$3,721,245	Escrows
Cut-off Date LTV Ratio	59.0%		Upfront	Monthly
Maturity Date LTV Ratio	51.7%	Taxes	$337,020	$56,170
DSCR Based on Underwritten NOI / NCF	2.23x / 1.98x	Insurance	$0	$0
Debt Yield Based on Underwritten NOI / NCF	13.5% / 12.0%	FF&E(2)	$0	$41,109
		Other(3)	$0	$90,212

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,000,000	57.5%	Purchase Price	$52,000,000	96.4%
Borrower Equity	22,274,925	41.3	Closing Costs	1,621,446	3.0
Other	683,541	1.3	Reserves	337,020	0.6
Total Sources	$53,958,466	100.0%	Total Uses	$53,958,466	100.0%

(1)	Nadir Badruddin is the non-recourse carveout guarantor under the Le Meridien Dallas by the Galleria Loan.
(2)	Borrower is required to fund the FF&E reserve (i) for months 1 to 24 of the loan term, with monthly payments of $41,109.31 and (ii) thereafter, on a monthly basis in an amount equal to 1/12th of the greater of (a) an annual amount required for FF&E replacements pursuant to the terms of the related franchise agreement and/or management agreement currently in existence or generated during the term of the loan or (b) 4% of the monthly total revenues.
(3)	In addition to the FF&E reserve, the borrower is required to fund on a monthly basis $90,212 for the first 18 months of the loan term to cover the cost to complete the $2,610,000 PIP requirements in accordance with the Franchise Agreement. The total escrow balance collected over 18 months is expected to be $1,623,816 which is expected to be sufficient to cover the $2,610,000 PIP when combined with the FF&E reserve collected over the first 24 months.

The following table presents certain information relating to the TTM March 2015 penetration rates relating to the Le Meridien Dallas by the Galleria Property:

TTM March 2015 Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
Le Meridien Dallas by the Galleria	123.8%	87.8%	108.7%

(1)	Source: March 2015 third-party industry report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Le Meridien Dallas by the Galleria Property:

Le Meridien Dallas(1)

	2013	2014	TTM 3/31/2015(2)
Occupancy(3)	86.6%	86.1%	90.2%
ADR	$109.57	$109.17	$110.74
RevPAR	$94.89	$97.27	$99.84

(1)	As provided by the borrowers.
(2)	Source: March 2015 third-party industry report
(3)	Reflects average occupancy for the period.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

120

LE MERIDIEN DALLAS BY THE GALLERIA

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical, projected operating performance and the Underwritten Net Cash Flow at the Le Meridien Dallas by the Galleria Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 3/31/2015	Underwritten	Underwritten $ per Room
Room Revenue	$8,535,621	$8,935,793	$9,160,271	$9,398,727	$9,398,727	$36,429
Food & Beverage Revenue	1,755,843	1,646,426	1,865,186	1,860,714	1,860,714	7,212
Other Revenue(2)	535,875	482,991	438,127	413,509	413,509	1,603
Total Revenue	$10,827,339	$11,065,210	$11,463,584	$11,672,950	$11,672,950	$45,244

Room Expense	$2,344,151	$2,467,578	$2,516,325	$2,488,731	$2,488,731	$9,646
Food & Beverage Expense	1,273,310	1,171,677	1,316,685	1,272,511	1,272,511	4,932
Other Expense	267,564	264,428	252,349	220,059	220,059	853
Total Departmental Expense	$3,885,025	$3,903,683	$4,085,359	$3,981,301	$3,981,301	$15,431
Total Undistributed Expense	2,683,541	2,829,431	2,659,377	2,683,778	2,793,440	10,827
Total Fixed Charges	610,752	589,785	601,784	608,254	710,046	2,752
Total Operating Expenses	$7,179,318	$7,322,899	$7,346,520	$7,273,333	$7,484,787	$29,011

Net Operating Income	$3,648,021	$3,742,311	$4,117,064	$4,399,617	$4,188,163	$16,233
FF&E	433,094	442,608	458,543	466,918	466,918	1,810
Net Cash Flow	$3,214,927	$3,299,703	$3,658,521	$3,932,699	$3,721,245	$14,423

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue consists of parking, internet and telephone revenue.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller	PCC
Location (City/State)	Various/Florida	Cut-off Date Principal Balance	$30,024,334
Property Type	Self Storage/Industrial	Cut-off Date Principal Balance per SF	$75.36
Size (SF)	398,396	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 6/04/2015	84.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/04/2015	84.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.50000%
Appraised Value	$47,100,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsors(1)	Timothy Lewis
Underwritten Revenues	$4,422,173
Underwritten Expenses	$1,756,050	Escrows
Underwritten Net Operating Income (NOI)	$2,666,123
Underwritten Net Cash Flow (NCF)	$2,493,743	Upfront	Monthly
Cut-off Date LTV Ratio	63.7%	Taxes	$306,724	$43,818
Maturity Date LTV Ratio	51.7%	Insurance	$103,378	$22,840
DSCR Based on Underwritten NOI / NCF	1.46x / 1.36x	Replacement Reserves	$0	$8,876
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.3%	Other(2)	$31,750	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,100,000	100.0%	Loan Payoff	$24,622,700	81.8%
Principal Equity Distribution	4,300,107	14.3
Closing Costs	735,522	2.4
Reserves	441,671	1.5
Total Sources	$30,100,000	100.0%	Total Uses	$30,100,000	100.0%

(1)	Timothy Lewis is the non-recourse carveout guarantor under the Lewis Self Storage & Industrial Loan.

(2)	Other upfront reserves represent a $31,750 deferred maintenance reserve primarily related to ADA signage and electrical repairs.

The following table presents certain information relating to the Lewis Self Storage & Industrial Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount(1)	Total GLA	Occupancy (2)	Year Built/Renovated	UW NCF
Boca Self Storage	Boca Raton	FL	$13,815,184	138,439	95.9%	1976-1979/1994-1995	$1,074,206
Deerfield Self Storage	Deerfield Beach	FL	7,730,518	149,747	67.1%	1979/NAP	695,527
Lewis Industrial	Boca Raton	FL	8,478,633	110,210	92.9%	1972&1980/NAP	724,010
Total / Wtd. Avg.			$30,024,334	398,396	84.2%		$2,493,743

(1)	A partial release of collateral of either the Deerfield Self Storage Property or the Lewis Industrial Property will be allowed subject to a payment of 120% of the allocated loan amount and provided, relative to the remaining premises, the debt service coverage ratio based on underwritten net cash flow equals or exceeds 1.40x based on the trailing 12 months and the loan-to-value ratio does not exceed 67.2%. The Boca Self Storage Property is not allowed to be partially released.

(2)	Occupancy as of June 4, 2015.

The following table presents certain information relating to historical leasing at the Lewis Self Storage & Industrial Properties:

Historical Leased %(1)

	2012	2013	2014	As of 6/4/2015
Boca Self Storage – Boca Raton	88.0%	86.3%	90.4%	95.9%
Deerfield Self Storage – Deerfield Beach	58.5%	62.0%	62.4%	67.1%
Lewis Industrial - Boca Raton	93.0%	94.0%	95.0%	92.9%

(1)	As provided by borrower and represents occupancy as of December 31 for the indicated year unless otherwise specified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lewis Self Storage and Industrial Properties:

Cash Flow Analysis(1)

	2012	2013	2014	Underwritten (2)	Underwritten $ per SF
Base Rent	$3,387,390	$3,898,858	$3,971,526	$5,411,031	$13.58
Contractual Rent Steps	0	0	0	7,200	0.02
Gross Up Vacancy	0	0	0	93,840	0.24
Total Rent	$3,387,390	$3,898,858	$3,971,526	$5,512,071	$13.84
Total Reimbursables	0	0	0	37,330	0.09
Other Income(3)	269,337	270,210	281,419	0	0.00
Vacancy & Credit Loss	(0)	(0)	(0)	(1,127,228)	(2.83)
Effective Gross Income	$3,656,727	$4,169,068	$4,252,945	$4,422,173	$11.10

Real Estate Taxes	426,741	461,455	486,061	499,038	1.25
Insurance	275,337	226,705	191,049	249,159	0.63
Management Fee	0	0	0	176,886	0.44
Other Operating Expenses	804,963	680,114	817,550	830,967	2.09
Total Operating Expenses	$1,507,041	$1,368,274	$1,494,660	$1,756,050	$4.41

Net Operating Income	$2,149,686	$2,800,794	$2,758,285	$2,666,123	$6.69
TI/LC	0	0	0	65,785	0.17
Replacement Reserves	0	0	0	106,595	0.27
Net Cash Flow	$2,149,686	$2,800,794	$2,758,285	$2,493,743	$6.26

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow is based on the June 4, 2015 rent rolls across the Lewis Self Storage & Industrial Properties.
(3)	Other Income historically includes administrative fees, parking revenue, late fees, and miscellaneous income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Lynnwood, Washington	Cut-off Date Principal Balance(4)	$24,382,577
Property Type	Retail	Cut-off Date Principal Balance per SF(2)	$392.76
Size (SF)(1)	575,704	Percentage of Initial Pool Balance	2.2%
Total Occupancy as of 2/28/2015	98.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/28/2015	96.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1979 / 1995, 2003, 2009	Mortgage Rate	3.47875%
Appraised Value	$693,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(5)	GGP/Homart II L.L.C.
Underwritten Revenues	$41,736,151
Underwritten Expenses	$7,605,321	Escrows(6)
Underwritten Net Operating Income (NOI)	$34,130,830	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$32,610,280	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	32.6%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	21.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)(3)	2.34x / 2.24x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	15.1% / 14.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$355,000,000	100.0%	Loan Payoff	$243,293,021	68.5%
Principal Equity Distribution	110,546,249	31.1
Closing Costs	1,160,730	0.3
Total Sources	$355,000,000	100.0%	Total Uses	$355,000,000	100.0%

(1)	The Alderwood Mall Property includes only the improvements owned by the borrower. The Alderwood Mall Property excludes approximately 705,898 SF of non-collateral anchor space consisting of the Macy’s, Sears, JCPenney and Nordstrom spaces.
(2)	Calculated based on the five senior notes which have an aggregate Cut-off Date principal balance of $226,111,084.
(3)	The DSCR Based on Underwritten NOI / NCF is calculated using the Alderwood Mall Loan non-standard amortization schedule as set forth in Annex G to the Free Writing Prospectus, and is calculated based on an annual debt service assuming the aggregate of the first 12 monthly payments following the securitization closing date.
(4)	The Cut-off Date Principal Balance of $24,382,577 represents note A-1-4-2 of a $353,911,084 loan combination evidenced by five pari passu notes and two subordinate notes. The companion loans are evidenced by (i) the controlling note A-1-1 and non-controlling note A-1-2 with an aggregate Cut-off Date balance of $127,187,485, which were contributed to the MSCCG 2015-ALDR transaction, (ii) non-controlling note A-1-3 with a Cut-off Date balance of $50,158,445, which was contributed to the MSC 2015-MS1 transaction, (iii) non-controlling note A-1-4-1 with a Cut-off Date balance of $24,382,577, which is expected to be contributed to the GSMS 2015-GC32 securitization transaction and (iv) non-controlling note A-2-1 and non-controlling note A-2-2 with an aggregate outstanding principal balance as of the Cut-off Date of $127,800,000, which were contributed to the MSCCG 2015-ALDR transaction.
(5)	GGP/Homart II L.L.C. is the non-recourse carveout guarantor under the Alderwood Mall Loan.
(6)	The Alderwood Mall Loan agreement does not require upfront reserves for taxes, insurance, replacement reserves, TI/LCs or other reserves. The Alderwood Mall Loan agreement requires certain monthly reserves upon the occurrence of a trigger period or cash sweep event under the Alderwood Mall Loan documents.

The following table presents certain information relating to the Alderwood Mall Loan, the Alderwood Mall Companion Loans and the Alderwood Mall Implied Equity:

		Cumulative Cut- off Date Principal Balance(1)	Cumulative Cut-off Date Loan Balance per SF(1) (2)	Cumulative Cut-off Date LTV(1)	Cumulative Cut-off Date NOI Debt Yield(1)(3)	Cumulative Cut-off Date NCF DSCR(1) (4)
Alderwood Mall Mortgage Loan $24,382,577 Note A-1-4-2	Alderwood Mall Outside Serviced Pari Passu Companion Loans $201,728,506 Notes A-1-1, A-1-2, A-1-3 and A-1-4-1	$226,111,084	$392.76	32.6%	15.1%	2.24x
Alderwood Mall Subordinate Companion Loans $127,800,000 Notes A-2-1 and A-2-2		$353,911,084	$614.74	51.0%	9.6%	1.71x

(1)	Principal Balance, Loan Balance per SF, LTV, Debt Yield and DSCR calculations in the table above are based on the indicated level of indebtedness, together with all levels of indebtedness senior to or pari passu with the indicated level of indebtedness, in the aggregate.
(2)	Based on collateral square footage of 575,704.
(3)	Based on Underwritten NOI of $34,130,830
(4)	Based on Underwritten NCF of $32,610,280 and actual debt service assuming the aggregate of the first 12 monthly payments following the securitization closing date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to the anchor tenants and major tenants at the Alderwood Mall Property. Certain tenants may have co-tenancy provisions permitting the early termination of their leases based on sales performance and/or occupancy at the Alderwood Mall Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	Occupancy %	% of Owned GLA	UW Base Rent(2)	UW Base Rent Per SF/Screen(3)	TTM 1/31/15 Sales(4)	TTM 1/31/15 Sales per SF/Screen	Occ. Cost %(5)	Lease Expiration
Non-Collateral Anchors
Macy’s(6)	BBB / Baa2 / BBB+	235,213		NA	NA	NA	$54,000,000	$230	0.0%	NA
Sears(7)	CC / Caa1 / CCC+	177,679		NA	NA	NA	18,800,000	106	0.7	NA
JC Penney(8)	CCC / Caa1 / CCC+	148,949		NA	NA	NA	30,000,000	201	0.3	NA
Nordstrom(9)	BBB+ / Baa1 / A-	144,057		NA	NA	NA	62,500,000	434	0.0	NA
Subtotal/Wtd. Avg.		705,898	100.0%				$165,300,000	$234	0.1%

Anchor/Major (collateral)
Loews Cineplex(10)	A / A2 / A+	79,330		13.8%	$2,657,555	$166,097	$9,701,563	$606,348	29.4%	12/31/2025
REI	NR / NR / NR	25,543		4.4	823,762	32.25	NA	NA	NA	1/31/2020
Forever 21	NR / NR / NR	24,320		4.2	874,061	35.94	4,908,691	202	17.8	1/31/2022
H&M(11)	NR / NR / NR	18,000		3.1	764,100	42.45	8,655,518	481	11.1	1/31/2023
Claim Jumper	NR / NR / NR	12,641		2.2	412,981	32.67	4,323,983	342	13.2	10/31/2024
American Girl	NR / NR / NR	12,500		2.2	576,875	46.15	7,962,206	637	7.2	2/28/2022
Urban Outfitters	NR / NR / NR	10,829		1.9	249,067	$23.00	2,892,421	267	19.9	1/31/2017
Subtotal/Wtd. Avg.		183,163	100.0%	31.8%	$6,358,401	$34.71	$38,444,381	$210	19.7%

Select Top 10 In-Line(12)
Pottery Barn	NR / NR / NR	9,058		1.6%	$436,052	$48.14	$4,743,241	$524	9.2%	1/31/2017
Victoria’s Secret	BB+ / Ba1 / BB+	9,131		1.6	427,331	46.80	5,446,221	596	12.3	1/31/2025
Abercrombie & Fitch	NR / B1 / BB-	9,180		1.6	400,064	43.58	2,040,704	222	19.6	2/28/2019
Gap	BBB- / Baa3 / BBB-	5,438		0.9	385,772	70.94	1,607,416	296	25.2	1/31/2017
Ben Bridge Jeweler	AA- / Aa2 / AA	2,714		0.5	374,478	137.98	4,500,798	1,658	8.5	12/31/2021
Zumiez	NR / NR / NR	4,062		0.7	364,686	89.78	2,347,810	578	16.1	5/31/2018
Express	NR / NR / NR	7,316		1.3	362,800	49.59	2,482,519	339	28.5	1/31/2019
Champs Sports	NR / NR / NR	5,376		0.9	354,063	65.86	2,373,254	441	15.6	3/31/2016
Lane Bryant	NR / NR / NR	5,967		1.0	346,384	58.05	1,497,365	251	27.1	1/31/2020
American Eagle Outfitters	NR / NR / NR	6,000		1.0	336,000	56.00	2,626,021	438	21.6	1/31/2017

All In-line < 10,000 SF		392,541	94.6%	68.2%	$19,341,918	$52.06	$215,723,380

Total Collateral SF		575,704	96.4%	100.0%	$25,700,319	$46.33	$254,167,761
Total Mall SF		1,281,602	98.4%				$419,467,761

Comparable In-Line		331,852					$207,410,095	$625	12.7%
Comparable In-Line Without Apple(13)		327,898					$168,271,996	$513	15.6%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	UW Base Rent reflects the following: (a) annualized base rent from signed leases as of the February 28, 2015 rent roll, (b) annualized contractual base rent steps through January 1, 2016 and (c) The Art Of Shaving (659 SF, $68,062 of UW Base Rent) and Young Art Lessons & Gallery (1,427 SF, $68,981 of UW Base Rent), both of which have signed leases but are not yet open for business. See “Underwritten Base Rental Revenue” in the notes to the Cash Flow Analysis for additional detail.
(3)	Per SF figures exclude vacant space.
(4)	Tenant sales are for TTM ended January 31, 2015, except for non-collateral anchors which are based on the Alderwood Mall Loan borrower sponsor’s estimate for 2014.
(5)	Occupancy Cost % calculations are based on UW Total Rent (UW base rent, recoveries, percentage rent in lieu and overage rent) excluding utilities/HVAC recoveries, divided by TTM 1/31/15 Sales.
(6)	Macy’s owns its land and improvements. Macy’s has been operating at the Alderwood Mall Property since it opened in 1979 as The Bon Marché before being rebranded as a Macy’s in 2005.
(7)	A joint venture between Sears and GGP owns the Sears land and improvements, which do not serve as collateral for the Alderwood Mall Loan. Sears has been operating at the Alderwood Mall Property since 1980, shortly after it opened. Sears is required to pay an annual payment of $131,460 for its share of common area maintenance.
(8)	JC Penney owns its land and improvements. JCPenney has been operating at the Alderwood Mall Property since 1980, shortly after it opened. JCPenney is required to pay $80,000 for its share of common area maintenance.
(9)	Nordstrom owns its own land and improvements. Nordstrom has been operating at the Alderwood Mall Property since it opened in 1979. Sales data is based on borrower sponsor estimates for 2014.
(10)	Sales per SF for Loews Cineplex are based on 16 screens.
(11)	H&M has a termination right for 180 days following December 31, 2016 with 6 months’ notice and the payment of a termination fee equal to 50% of unamortized tenant improvements if sales fail to exceed $6,000,120 during 2016. As of the TTM 1/31/15, H&M’s sales were $8,655,518.
(12)	Select Top 10 In-Line tenants based on UW Base Rent.

(13)   Apple leases approximately 3,954 SF (0.7% of NRA) of in-line space at the Alderwood Mall Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents the lease rollover schedule at the Alderwood Mall Property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA(1)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# Expiring Tenants
MTM	7,923	1.4%	1.4%	$560,700	2.2%	$70.77	4
2015	9,683	1.7	3.1	554,401	2.2	57.26	5
2016	47,030	8.2	11.2	2,181,590	8.5	46.39	14
2017	59,409	10.3	21.5	3,265,906	12.7	54.97	18
2018	40,542	7.0	28.6	2,482,945	9.7	61.24	15
2019	67,484	11.7	40.3	3,180,964	12.4	47.14	18
2020	48,551	8.4	48.7	2,048,765	8.0	42.20	11
2021	21,232	3.7	52.4	1,465,167	5.7	69.01	11
2022	61,540	10.7	63.1	2,594,749	10.1	42.16	12
2023	28,592	5.0	68.1	1,397,950	5.4	48.89	6
2024	35,340	6.1	74.2	1,427,008	5.6	40.38	11
2025	119,172	20.7	94.9	4,359,774	17.0	36.58	15
2026 & Thereafter	8,200	1.4	96.4	180,400	0.7	22.00	1
Vacant	21,006	3.6	100.0	0	0.0	0.00	0
Total / Wtd. Avg.	575,704	100.0%		$25,700,319	100.0%	$46.33	141

(1)	Based on the Alderwood Mall Loan borrower’s owned space and excludes storage space.
(2)	Base rental revenue reflects the following: (a) annualized base rent from signed leases as of the February 28, 2015 rent roll, (b) annualized contractual base rent steps through January 1, 2016 and (c) annualized base rent from The Art Of Shaving (659 SF, $68,062 of UW Base Rent) and Young Art Lessons & Gallery (1,427 SF, $68,981 of UW Base Rent), both of which have signed leases but are not yet open for business. See “Underwritten Base Rental Revenue” in the notes to the Cash Flow Analysis.

(3)   UW Base Rent per SF excludes vacant space.

The following table presents certain information relating to historical leasing at the Alderwood Mall Property:

Historical Leased %(1)

	2012	2013	2014	TTM 2/28/2015

Owned Space	97.9%	97.8%	98.6%	96.4%

(1)	2012 and 2013 Historical Leased % represent average annual occupancy; 2014 Historical Leased % represents the occupancy as of December 31, 2014.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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ALDERWOOD MALL

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Alderwood Mall Property:

Cash Flow Analysis
	2012	2013	2014	TTM 2/28/2015	2015 Budget	Underwritten	Underwritten per SF
Base Rent(1) (2)	$23,476,011	$24,559,648	$24,754,619	$24,822,238	$25,908,706	$25,079,936	$43.56
Contractual Rent Steps	0	0	0	0	0	620,383	1.08
Percentage Rent	256,172	5,806	7,031	0	0	0	0.00
Overage Rent	482,178	819,075	765,279	797,840	524,986	908,826	1.58
Total Minimum Rent	$24,214,361	$25,384,529	$25,526,929	$25,620,079	$26,433,692	$26,609,145	$46.22
Expense Reimbursements(3)	9,036,763	9,763,161	10,376,772	10,346,091	11,126,806	11,126,806	19.33
Other Income(4)	4,371,352	4,536,973	3,860,837	4,192,829	4,000,200	4,000,200	6.95
Total Gross Income	$37,622,477	$39,684,663	$39,764,538	$40,158,998	$41,560,698	$41,736,151	$72.50
Vacancy & Credit Loss(1)	(94,056)	(99,212)	(99,411)	(100,397)	(103,902)	0	0.00
Effective Gross Income	$37,528,421	$39,585,451	$39,665,127	$40,058,601	$41,456,797	$41,736,151	$72.50
Recoverable Expenses(5)
Repairs & Maintenance	$673,329	$625,849	$624,127	$626,024	$693,756	$693,756	$1.21
Security	756,070	762,411	728,042	753,171	787,825	787,825	1.37
Cleaning Expense	874,805	766,314	727,040	741,579	761,218	761,218	1.32
Utilities	887,974	891,600	901,520	895,775	880,889	880,889	1.53
Landscaping	151,403	145,640	162,439	160,709	172,669	172,669	0.30
Insurance	295,737	236,145	143,190	155,927	134,218	134,218	0.23
Miscellaneous Recoverable	726,906	733,027	712,225	716,247	764,279	764,279	1.33
Marketing	471,216	357,583	525,872	573,335	648,335	648,335	1.13
Real Estate Taxes(6)	1,597,639	1,649,990	1,580,795	1,548,720	1,536,977	1,536,977	2.67
Non-Recoverable Expenses
General & Administrative	237,179	192,182	190,268	185,918	225,154	225,154	0.39
Management Fees(7)	1,524,830	1,580,881	1,477,417	1,532,600	1,467,488	1,000,000	1.74
Total Operating Expenses	$8,197,087	$7,941,621	$7,772,933	$7,890,005	$8,072,809	$7,605,321	$13.21
Net Operating Income	$29,331,334	$31,643,830	$31,892,193	$32,168,596	$33,383,988	$34,130,830	$59.29
Capital Reserves(8)	0	0	0	0	0	86,356	0.15
Tenant Improvements(9)	0	0	0	0	0	476,142	0.83
Leasing Commissions(10)	0	0	0	0	0	958,052	1.66
Net Cash Flow	$29,331,334	$31,643,830	$31,892,193	$32,168,596	$33,383,988	$32,610,281	$56.64

(1)	Underwritten Occupancy is based on square footage of 575,704 (based on February 28, 2015 rent roll) and reflects in place occupancy, including The Art of Shaving, whose lease began on 7/1/2015 and Young Art Lessons & Gallery (in aggregate representing 0.4% of collateral SF), which have executed leases but have not yet taken occupancy or commenced paying rent.
(2)	Underwritten Base Rental is based on the rent roll as of February 28, 2015 and includes The Art of Shaving (659 SF, $68,062 of UW Base Rent) and Young Art Lessons & Gallery (1,427 SF, $68,981 of UW Base Rent), which have executed leases but have not yet taken occupancy or commenced paying rent.
(3)	Underwritten Expense Reimbursements have been underwritten based on the 2015 budget.
(4)	Underwritten Other Income is underwritten per the 2015 budget and includes specialty leasing income & recoveries, other rental income and miscellaneous income.
(5)	Underwritten Expenses reflect the 2015 budget for the Alderwood Mall Property, unless otherwise noted.
(6)	Underwritten Real Estate Taxes are based on the 2015 budget and include local improvement bonds debt service of approximately $209,000. Such improvement bonds are subordinate to real estate taxes and require equal annual payments up to and including the payment date in July 2019, following which they will be fully discharged and the related expense will cease. Underwritten Real Estate Taxes exclude contingent partial real estate tax liabilities to JC Penney and Macy’s which are due under their respective reciprocal easement agreements (each, an “REA”) but which the Alderwood Mall Loan borrower has not historically paid. If the Alderwood Mall Loan borrower were to make such payments, the liabilities would be reimbursable per the terms of most inline tenants’ leases. The lender has recourse to the Alderwood Mall Loan borrower and the related guarantor for losses resulting from the Alderwood Mall Loan borrower’s failure to reimburse any party to the applicable REA for real estate taxes in accordance with the terms of such REA, unless such failure is solely caused by a lack of cash flow at the Alderwood Mall Property.
(7)	Underwritten Management Fee reflects a management fee of 5.0% of effective gross income less recoveries, capped at $1,000,000.
(8)	Capital Reserves reflects $0.15 per square foot for all underwritten square footage at the Alderwood Mall Property. The property condition report prepared March 24, 2015 estimated un-inflated annual reserve expenditures of $0.33 per square foot per year.
(9)	Underwritten Tenant Improvements reflect $18.00 per SF for new leases and $9.00 per square foot for renewals for in-line tenants and $2.00 per SF for new leases and $1.00 per SF for renewals for anchor/major tenants. Based on a 65% renewal probability and 10-year lease terms, this equates to a blended annual expense of $0.83 per SF for all collateral space.
(10)	Underwritten Leasing Commissions reflect leasing commissions of 4.0% of average base rent and recoveries for new leases and 2.0% of average base rent and recoveries for renewals. Based on a 65% renewal probability, this equates to a blended annual expense of $1.66 per SF for all collateral space.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

127

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet. The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting with the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined in the Free Writing Prospectus, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be a Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial, multifamily and manufactured housing mortgage loans, whether newly originated or held in portfolios, that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

128

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states are required to impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm. If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm, then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, credit institutions, investment firms or the other types of EEA regulated investors mentioned above are unlikely to be able to hold the certificates. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer offered certificates or the price you may receive upon your sale of offered certificates.

—	The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations. New capital regulations, which were adopted by the banking regulators in July 2013 and began phasing in on January 1, 2014, implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these regulations, investments in CMBS like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

—	Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013, with the possibility of a further one-year extension). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

129

SUMMARY OF CERTAIN RISK FACTORS (continued)
■	Commercial, Multifamily and Manufactured Housing Lending Is Dependent on Net Operating Income

—	The repayment of the mortgage loans in the pool (or related loan combination) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related loan combination) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable to Repay Remaining Principal Balance on the Maturity Date

—	Mortgage loans (or loan combinations) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. A borrower’s ability to repay a mortgage loan (or loan combinations) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or loan combinations) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. We cannot assure you that the applicable sponsor (or sponsor guarantor, if applicable) will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan to value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is”, “as stabilized” or other values, prospective investors should consider that those assumptions may not be accurate and that the “as-is”, “as stabilized” or other values may not be the values of the related mortgaged properties prior to or at maturity.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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SUMMARY OF CERTAIN RISK FACTORS (continued)
■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

■	The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

—	In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	An opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee (in the case of the mortgage loan sellers other than Wells Fargo Bank, National Association), if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

—	Wells Fargo Bank, National Association, a sponsor and an originator, is a national banking association, the deposits of which are insured by the FDIC. If Wells Fargo Bank, National Association were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if Wells Fargo Bank, National Association were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship. The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by Wells Fargo Bank, National Association to the depositor will not qualify for the FDIC Safe Harbor. However, even if the FDIC Safe Harbor were applicable to such transfer, the FDIC Safe Harbor is non-exclusive. Notwithstanding the foregoing and that true sale opinions will be rendered on the Closing Date, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, a Directing Holder, the Controlling Class Representative, any Companion Loan Holders and Mezzanine Lenders

—	The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, a Directing Holder, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates and/or sub-servicers, as applicable, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, a Directing Holder, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates and/or sub-servicers, as applicable, holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of the offered certificates to investors, and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans. The offering of offered certificates will effectively transfer the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing affiliations and relationships should be considered carefully by you before you invest in any offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Other nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates will represent ownership (directly or through a grantor trust) of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in the offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

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